UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
WD-40 COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

9715 Businesspark Avenue
San Diego, California 92131
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders:
The 2023 Annual Meeting of Stockholders (“annual meeting”) of WD-40 Company (“Company”) will be held solely via a live audio webcast at the following virtual location and for the following purposes:

When:		Tuesday, December 12, 2023 at 10:00 a.m., Pacific Time

Where:		https://meetnow.global/MNZ962Q

Items of Business:	1.	To elect a Board of Directors (“Board”) for the ensuing year and until their successors are elected and qualified;
	2.	To hold an advisory vote to approve executive compensation;
	3.	To hold an advisory vote on the frequency of future advisory votes on executive compensation;
	4.	To approve the Company’s Amended and Restated 2016 Stock Incentive Plan to increase the shares reserved for issuance thereunder;
	5.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2024; and
	6.	To consider and act upon such other business as may properly come before the annual meeting.

Who Can Vote:
Only the stockholders of record at the close of business on October 16, 2023 are entitled to vote at the annual meeting. This proxy statement (“Proxy Statement”), enclosed form of proxy, and the Company’s 2023 Annual Report (collectively, “proxy materials”) are first sent to stockholders on or about November 2, 2023.

Attending the Virtual Annual Meeting
To expand access to our stockholders, our annual meeting will be conducted virtually. You may attend and participate in the annual meeting online, vote your shares electronically, and submit your questions prior to and during the annual meeting by visiting: https://meetnow.global/MNZ962Q. There is no physical location for the annual meeting.
Please see “How can I participate in the virtual annual meeting?” beginning on page 1 for information about how to attend and participate in the annual meeting.

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

VIA THE INTERNET Visit the website listed on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope

BY TELEPHONE Call the telephone number on your proxy card	VIA LIVE VIRTUAL MEETING Attend the annual meeting at
https://meetnow.global/MNZ962Q

By Order of the Board of Directors, Phenix Q. Kiamilev Vice President, General Counsel and Corporate Secretary San Diego, California November 2, 2023

PROXY STATEMENT SUMMARY
We provide below highlights of certain information in this Proxy Statement. As it is only a summary, please refer to the complete Proxy Statement and 2023 Annual Report before you vote.
2023 ANNUAL MEETING OF STOCKHOLDERS

Date and Time: December 12, 2023, at 10:00 a.m., Pacific Time	Record Date: October 16, 2023

Virtual Meeting Place: https://meetnow.global/MNZ962Q	Meeting Webcast: Available on the Company’s investor relations website at http://investor.wd40company.com beginning at 10:00 a.m., Pacific Time, on December 12, 2023
VOTING MATTERS AND BOARD RECOMMENDATIONS

Management Proposals:	Board Recommendations	Page
Election of Directors (Item No. 1)	FOR all Director Nominees	5

Advisory Vote to Approve Executive Compensation (“Say on Pay”) (Item No. 2)	FOR	10

Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation (Item No. 3)	FOR 1 YEAR	11

Approval of the Company’s Amended and Restated 2016 Stock Incentive Plan to Increase the Shares Reserved for Issuance thereunder (Item No. 4)	FOR	12

Ratification of Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2024 (Item No. 5)	FOR	22
FAQS AND GENERAL INFORMATION
Q:    Why am I receiving these proxy materials?
A:     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of the Company for use at its annual meeting to be held on Tuesday, December 12, 2023, and at any postponements or adjournments thereof.
At the annual meeting, the Company’s stockholders will consider and vote upon (i) the election of directors to the Board for the ensuing year; (ii) an advisory vote to approve compensation for our named executive officers (“NEOs”); (iii) an advisory vote on the frequency of future advisory votes on executive compensation of our NEOs; (iv) the approval of the Company’s Amended and Restated 2016 Stock Incentive Plan; and (v) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2024. Detailed information concerning these matters is set forth below. Management knows of no other business to come before the annual meeting.
Q:    When and where will the annual meeting be held?
A:    To provide expanded access to our stockholders, our annual meeting will be a virtual meeting of stockholders conducted solely via a live audio webcast, accessible at https://meetnow.global/MNZ962Q. Although no physical in-person meeting will be held, we designed the format of our annual meeting to ensure that our stockholders of record who attend the annual meeting will be afforded similar rights and opportunities to participate as they would at an in-person meeting.
The annual meeting will begin promptly at 10:00 a.m., Pacific Time, on Tuesday, December 12, 2023. Online access to the audio webcast will open 15 minutes prior to the start of the annual meeting. Stockholders are encouraged to access the annual meeting prior to the start time and allow ample time to log into the audio webcast and test their computer systems.
Q:    How can I participate in the virtual annual meeting?
A:The annual meeting will be conducted solely by live audio webcast and utilize the latest technology to expand access, improve communication, and save costs for stockholders and the Company. Anyone may enter the annual meeting as a guest in listen-only mode by selecting “I am a Guest,” but only stockholders as of the record date and holders of valid proxies are entitled to vote or ask questions at the annual meeting. To participate in the annual meeting, you will need to review the information included on the notice, proxy card or the instructions that accompanied your proxy materials.
Stockholders of Record

If you are a registered stockholder (that is, if you hold your shares through our transfer agent, Computershare), you do not need to register to attend the annual meeting. You can participate in the annual meeting by accessing https://meetnow.global/MNZ962Q. You will be able to attend the annual meeting online, ask a question and vote by following the instructions on the notice, proxy card, or the instructions that accompanied your proxy materials. If you cannot locate your notice or proxy card but would still like to attend the annual meeting, you can join as a guest. Guest attendees will not be allowed to vote or submit questions at the annual meeting. Stockholders are encouraged to vote and submit proxies in advance of the annual meeting by internet, telephone or mail as early as possible.
Beneficial Owners

If you hold your shares through an intermediary, such as a bank or broker, you have several options to participate in the annual meeting.
If you would like to attend the annual meeting and do not want to ask questions or vote you can simply join the annual meeting as a guest. You can participate in the annual meeting by accessing https://meetnow.global/MNZ962Q. Guest attendees will not be allowed to vote or submit questions at the annual meeting. Stockholders are encouraged to vote and submit proxies in advance of the annual meeting by internet, telephone or mail as early as possible.
If you are a beneficial owner and want to attend the annual meeting, ask a question and/or vote, you have two options:
1)Most beneficial holders do not need to register in advance and will be able to fully participate using the control number received with their voting instruction form. Please note, however, that this option may not be available for every type of beneficial owner voting control number. The absence of this option shall not impact the validity of the annual meeting. Most beneficial holders can participate in the annual meeting by accessing https://meetnow.global/MNZ962Q, which enables them to attend the annual meeting online, ask a question and vote by following the instructions on the notice, proxy card, or the instructions that accompanied their proxy materials.
2)Beneficial owners may choose to register in advance of the annual meeting if they prefer to use this traditional, paper-based option. To register to participate in the annual meeting, submit proof of your proxy power (legal proxy) reflecting your WD-40 Company (WDFC) holdings, along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on December 8, 2023, using one of the following methods:
•Email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.
•Mail: Send a copy of the email or correspondence from your broker, or include your legal proxy, to WD-40 Company Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.
Upon receipt of your valid legal proxy, Computershare will provide you with a control number by email. Once provided, you can attend and participate in the annual meeting by accessing https://meetnow.global/MNZ962Q. Enter the control number provided by Computershare.

Whether or not you plan to attend the annual meeting, we urge you to vote and submit your proxy using the methods described the Notice of Internet Availability of Proxy Materials sent to you, or by following the instructions at www.envisionreports.com/WDFC.
Our annual meeting procedures are intended to authenticate stockholders’ identities, allow stockholders to give their voting instructions, confirm that stockholders’ instructions have been recorded properly, and comport with applicable legal requirements.
Q:    What constitutes a quorum in order to hold and transact business at the annual meeting?
A:    The close of business on October 16, 2023 is the record date for stockholders entitled to notice of and to vote at the annual meeting. On the record date, the Company had 13,556,684 shares of common stock, $0.001 par value, outstanding. Stockholders of record entitled to vote at the annual meeting will have one vote for each share so held on the matters to be voted upon. If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes are shares that are held of record by a bank or broker as to which the bank or broker has not received instructions from the beneficial owner as to how the shares are to be voted.
Q:    If I hold my shares through a broker, how do I vote?
A:    If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. It is important that you cast your vote if you want it to count in (i) the election of directors to the Board for the ensuing year, (ii) the advisory vote to approve compensation for our NEOs, (iii) an advisory vote on the frequency of future advisory votes on executive compensation of our NEOs; (iv) the approval of the Company’s Amended and Restated 2016 Stock Incentive Plan; and (v) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2024. Your broker will only be permitted to exercise its discretionary authority to vote on your behalf as to the ratification of the appointment of PricewaterhouseCoopers LLP. You may have received a notice from the Company entitled “Notice of Internet Availability of Proxy Materials” with voting instructions or you may have received these proxy materials with separate voting instructions. Follow the instructions to vote or to request further voting instructions as set forth on the proxy materials you have received.
Q:    How will my vote be cast if I provide instructions or return my proxy and can I revoke my proxy?
A:    If the enclosed form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. If no specified instruction is given with respect to a particular matter on your proxy, your shares will be voted by the proxy holder as set forth on your proxy. A proxy may be revoked by attendance at the annual meeting or by filing a proxy bearing a later date with the Corporate Secretary of the Company.
Q:    How are the proxies solicited and what is the cost?
A:    The cost of soliciting proxies will be borne by the Company. Solicitations other than by mail may be made by telephone or in person by employees of the Company for which the expense will be nominal. We may also reimburse persons representing beneficial owners for their reasonable expenses incurred in forwarding such materials.
HOUSEHOLDING OF PROXY MATERIALS
The U.S. Securities and Exchange Commission (“SEC”) rules permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. Several banks and brokers with account holders that are our stockholders will be householding our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement and Annual Report, please notify your bank or broker, direct your written request to investorrelations@wd40.com, Investor Relations, 9715 Businesspark Ave., San Diego, CA 92131 or contact Investor Relations by telephone at +1 (800) 448-9340. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request householding of their communications should contact their bank or broker.

PROPOSALS
ITEM NO. 1
ELECTION OF DIRECTORS
At the annual meeting, the 11 nominees named below under the heading, Director Nominees, will be presented for election as directors to serve until the next annual meeting of stockholders when their successors may be elected or appointed. In the event any nominee is unable or declines to serve as a director at the time of the annual meeting, any proxy granted to vote for such nominee will be voted for a nominee designated by the present Board to fill such vacancy.
A nominee for election to the Board will be elected as a director if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Holders of common stock are not entitled to cumulate their votes in the election of directors. Withheld votes and broker non-votes are not counted as votes in favor of any nominee.
If an incumbent director nominee fails to receive more votes for election as a director than votes against election, the incumbent director will continue to serve as a director until a successor is elected or appointed. However, pursuant to Corporate Governance Guidelines adopted by the Board, such director nominee will be expected to tender his or her resignation to the Corporate Governance Committee of the Board. The Corporate Governance Committee will promptly consider such resignation and present a recommendation to the Board to accept or reject such resignation for formal action to be taken within 90 days following the annual meeting.
Article III, Section 3.2 of the Bylaws of the Company (amended and restated on June 19, 2023) provides that, unless otherwise specified in the Certificate of Incorporation, the authorized number of directors of the Company shall not be less than seven nor more than 12 until changed by amendment duly adopted by the stockholders. Within the specified limits, the exact number of directors is to be fixed from time to time by a resolution duly adopted by the Board or by the stockholders. By resolution of the Board adopted on April 28, 2023, the number of directors was fixed at 11, effective June 12, 2023.
DIRECTOR NOMINEES

Director Nominees	Independent[1]	Audit	Compensation	Corporate Governance	Finance
Steven A. Brass
Cynthia B. Burks	✓	✓	✓
Daniel T. Carter	✓	Chair[2]		✓	✓
Eric P. Etchart	✓			Chair	✓
Lara L. Lee	✓	✓	✓
Edward O. Magee, Jr.	✓	✓			✓
Trevor I. Mihalik	✓	✓[2]		✓	Chair
Graciela I. Monteagudo	✓	✓			✓
David B. Pendarvis	✓	✓	✓
Gregory A. Sandfort	✓		✓	✓	✓
Anne G. Saunders	✓		Chair	✓
1The Board has determined that each director nominee (except for Mr. Brass):
(i)has no material relationship with the Company (either directly or indirectly through an immediate family member or as a partner, stockholder or officer of an organization that has a relationship with the Company), and
(ii)is an independent director as defined in the Marketplace Rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”).
2The Board determined that Mr. Carter and Mr. Mihalik are each an “audit committee financial expert” as defined by regulations adopted by the SEC.

STEVEN A. BRASS – CEO, President and Director
Steven A. Brass, age 57, was appointed to the Board in March 2022. Mr. Brass was appointed CEO, effective September 2022 and continues to serve as President, a position that he has held since 2019. He joined the Company in 1991 as International Area Manager at the Company’s U.K. subsidiary and has since held several management positions including Country Manager in Germany, Director of Continental Europe, European Sales Director, and European Commercial Director. From 2016 until 2019, Mr. Brass served as Division President, Americas, and from 2019 to August 2022, as Chief Operating Officer. As CEO and President of the Company, Mr. Brass offers the Board a broad and deep Company-based perspective. In addition, his specific knowledge of the Company’s operations, coupled with his breadth of experience with international markets and our domestic market, provides the Board with valuable insight.
CYNTHIA B. BURKS – Independent Director
Cynthia B. Burks, age 57, was elected to the Board in December 2022 and serves as a member of the Audit Committee and the Compensation Committee. Ms. Burks serves as the managing member of Excel Advising, LLC, which was formed in November 2022 and offers executive coaching and human resources consulting services. Ms. Burks also serves as a director and member of the organization and compensation committee of Inspire Medical Systems, Inc. (NYSE: INSP), which she joined in August 2022. In addition, she serves as a board member of two privately held companies: Torch, an educational software company, and Sellars Absorbent Materials, Inc., a manufacturer of absorbents made with recycled fibers, from November 2021 and August 2022, respectively. Since December 2021, Ms. Burks has served on the board of the non-profit organization, Juma Ventures, which strives to break the cycle of youth poverty. She previously served on the board of the non-profit, Summer Search, focused on youth development from June 2021 to November 2022. Ms. Burks’ board experience also includes serving the Genentech Foundation from 2020 to 2022. From 2019 to 2022, Ms. Burks was a senior vice president and chief people and culture officer at Genentech, Inc., a subsidiary of Roche Holding AG (OTCQX: RHHBY). She served as vice president, head of human resources at Genentech Research and Early Development from 2015 to 2019, and in various human resource management roles at Genentech from 2011 to 2015. From 1999 to 2011, Ms. Burks held human resource and organizational development positions in industries including media, consumer goods and technology. Ms. Burks’ extensive knowledge of human capital strategy, including talent management, succession planning, compensation strategy, designing culture to increase competitive advantage, diversity, equity and inclusion, and organizational design, would enhance the Board’s management oversight capabilities.
DANIEL T. CARTER – Independent Director

Daniel T. Carter, age 67, was elected to the Board in 2016 and serves as the Chair of the Audit Committee and as a member of the Finance Committee and the Corporate Governance Committee. The Board has also designated Mr. Carter as one of two financial experts who serves on our Audit Committee. From 2018 to August 2021, Mr. Carter served on the board of directors of Chosen Foods, LLC, a specialty foods company, following his retirement from BevMo! where he served as executive vice president and chief financial officer from 2009 until 2016. He also served as chief financial officer of the following companies: Semtek, Inc. (2008 to 2009); Charlotte Russe Holding, Inc. (1998 to 2007); and Advanced Marketing Services (1997 to 1998). From 1986 to 1997, he was employed by Price Club and its follow-on entities, serving as senior vice president for PriceCostco and chief financial officer for Price Enterprises. Mr. Carter began his career as an auditor with Ernst & Young, and he is a Certified Public Accountant (inactive). Mr. Carter is recognized as a NACD Board Leadership Fellow and has earned Harvard’s Corporate Director Certificate and Carnegie-Mellon’s CERT Certificate in Cyber-Risk Oversight. Mr. Carter’s financial expertise, considerable knowledge of the retail industry and financial experience provide the Board with a breadth of relevant skills and experience.
ERIC P. ETCHART – Independent Director
Eric P. Etchart, age 67, was elected to the Board in 2016 and serves as the Chair of the Corporate Governance Committee and as a member of the Finance Committee. Mr. Etchart served as senior vice president of The Manitowoc Company, Inc. from 2007 until his retirement in January 2016. He served as senior vice president, business development, from 2015 to 2016 and as president and general manager of the Manitowoc Crane Group from 2007 to 2015. From 1983 to 2007, Mr. Etchart held various sales, marketing and management positions at subsidiaries and predecessor companies of The Manitowoc Company, Inc. Mr. Etchart is a French national and has held management positions in China, Singapore, Italy, France and the U.S. He also serves as a director and as a member of the audit committee and the governance committee of Graco Inc. (NYSE: GGG) and as a director and member of the compensation committee and the chair of the nominating / corporate governance committee of Alamo Group Inc. (NYSE: ALG). In addition, Mr. Etchart serves as a director of the UPERIO Group, which sells and rents tower and self-erecting cranes, and chairs its Environmental, Social, and Governance (ESG) committee. Mr. Etchart is recognized as a NACD Board Leadership Fellow and earned certifications from Diligent in Climate Leadership and ESG Leadership. This continuing education focuses on climate risk and related business strategy, board-related fiduciary obligations, climate-related government regulations, reporting and disclosure requirements, investor engagement, learning how to identify opportunities and overcome challenges related to setting, executing against and measuring ESG goals. Mr. Etchart’s breadth of international finance, marketing, board and management experience provides important perspective to the Board. His commitment to the highest standards of board leadership, with an emphasis on ESG, demonstrates the Board’s continued commitment to good governance.
LARA L. LEE – Independent Director

Lara L. Lee, age 60, was elected to the Board in 2020 and serves as a member of the Audit Committee and the Compensation Committee. Ms. Lee operates Lara Lee Associates, LLC dba Creative Renewal, which offers governance, consulting, and advisory services. Previously, Ms. Lee served as president of Orchard Supply Hardware, a subsidiary of Lowe’s Companies, Inc. (NYSE: LOW), from 2016 to 2018 and as senior vice president of Lowe’s from 2013 to 2018. From 2011 to 2013 she served as chief innovation and operating officer for Continuum, a global consultancy. She was also a partner at an innovation firm, Jump Associates, from 2007 to 2010. Ms. Lee’s prior experience included 15 years at Harley-Davidson Motor Company as division vice president, business unit leader, and in various European and Asian strategy and business development roles, and three years as a financial analyst at Otis Elevator Company based in Singapore. She previously served as chair of the board of directors of Organically Grown Company and as a director of Marrone Bio Innovations, Inc. (formerly traded on NASDAQ as MBII and acquired by Bioceres Crop Solutions Corp., now trading on NASDAQ as BIOX) and as its designated board ESG lead. In addition to serving as a director of two non-profit organizations, Ms. Lee serves as a director of the following three private companies: The Sill, Inc., an omnichannel specialty retailer of house plants and related products; Independence Holdings LP GP, LLC, the parent company of Liberty Safe & Security Products, Inc., which designs and manufactures residential safes, and Rather Outdoors Corporation, a designer and wholesaler of fishing equipment in North America and Europe. She began her career with Ernst & Whinney (now Ernst & Young LLP) in Washington, D.C. and Singapore. Ms. Lee is a NACD Certified Director, and earned an ESG certificate from Berkeley Law Executive Education. Ms. Lee’s diverse international business and management experience, including expertise in strategic marketing (including digital, e-commerce and channel marketing), brand development, retail, and innovation across industries and international markets, provides the Board with valuable insights.
EDWARD O. MAGEE, JR. – Independent Director

Edward O. Magee, Jr., age 57, was appointed to the Board in June 2022 and serves as a member of the Audit Committee and the Finance Committee. Mr. Magee serves as VP for Strategic Operations at Belmont University in Nashville, Tennessee, which he joined in February 2023, and concurrently holds the position of Executive-in-Residence for its Massey College of Business. From February 2020 to December 2022, Mr. Magee served as executive vice president, operations at Fender Musical Instruments Corporation (“Fender”), a privately held musical instruments company owned by Servco Pacific Inc. Prior to such role at Fender, he served as its senior vice president, operations from 2016 to 2020. Mr. Magee served as vice president of operations and distribution for Thomas & Betts Corporation (presently ABB Installation Products Inc.) (NYSE: ABB) from 2014 to 2016 and in various management roles in vehicle operations at Harley-Davidson Motor Company from 2009 to 2014. Prior to his executive experience, Mr. Magee served as a combat-decorated Lieutenant Colonel in the U.S. Marine Corps. He has extensive non-profit board experience including the Board of Visitors at Duke University’s Fuqua School of Business, co-president and executive director of the Fender Play Foundation™, Boys & Girls Clubs of Metro LA, Boys & Girls Clubs of Middle Tennessee, and an advisory role for the National Association of Manufacturers, “Heroes MAKE America” veterans transition program. In addition, Mr. Magee has earned a certificate from Diligent in ESG Leadership. Mr. Magee’s extensive knowledge of manufacturing, sustainability, supply chain, and logistics as well as his wide-ranging experience building and developing global leadership teams that drive organizational culture change, enhance the Board’s management oversight capabilities.
TREVOR I. MIHALIK – Independent Director
Trevor I. Mihalik, age 57, was elected to the Board in 2019 and serves as the Chair of the Finance Committee and as a member of the Audit Committee and the Corporate Governance Committee. The Board has also designated Mr. Mihalik as one of two financial experts who serves on our Audit Committee. Mr. Mihalik has served as executive vice president and chief financial officer of Sempra (NYSE: SRE) since May 2018. Mr. Mihalik was senior vice president controller and chief accounting officer of Sempra from 2014 until 2018 and controller and chief accounting officer from 2012 to 2014. Prior to Sempra, Mr. Mihalik held roles as senior vice president – finance for Iberdrola Renewables and vice president and CFO for Chevron Natural Gas. Mr. Mihalik previously served as director of San Diego Gas & Electric Company and Southern California Gas Company, as chairman of the board of Luz del Sur and Chilquinta Energia, and as a director of Infraestructura Energética Nova S.A.B. de C.V., all currently or formerly owned and controlled Sempra subsidiaries. Mr. Mihalik’s currently serves as chair of the board of Sempra Infrastructure Partners and as a director of Oncor Electric Delivery Company LLC, both of which are Sempra subsidiaries. Mr. Mihalik’s involvement with significant transactions in addition to his experience with Fortune 500 companies as a seasoned finance executive with accounting and public company financial reporting expertise, and as a director with experience in the oversight of business management and strategic planning, offer the Board valuable judgment and management perspective.
GRACIELA I. MONTEAGUDO – Independent Director

Graciela I. Monteagudo, age 57, was elected to the Board in 2020 and serves as a member of the Audit Committee and the Finance Committee. Ms. Monteagudo served as president and CEO of Lala U.S., Inc. from 2017 to 2018. From 2015 to 2017 she served as president, Americas and global marketing for Mead Johnson Nutrition Company and from 2012 to 2015 she held various leadership roles at Mead Johnson & Company, LLC. From 2008 through 2012, she held various leadership roles at Walmart Mexico, including senior vice president and business unit head for Sam’s Club stores in Mexico. Ms. Monteagudo has dual Mexican and American citizenship and has held senior management positions in both Latin America and the U.S. Ms. Monteagudo presently serves as a director, chair of the nominating, governance and sustainability committee, and member of the compensation and human capital committee of ACCO Brands Corporation (NYSE: ACCO) and as a director and member of the audit committee of iHeartMedia, Inc. (NASDAQ: IHRT), which she joined in August 2016 and June 2021, respectively. Ms. Monteagudo has also served on the board of directors for two private companies: Driscoll’s, a market leader of fresh berries (March 2021 - December 2021) and The Juice Plus+ Company, LLC (September 2019 - July 2023). Ms. Monteagudo is recognized as a NACD Certified Director and is an honoree of the 2022 NACD Directorship 100, an annual recognition of the leading corporate directors. Ms. Monteagudo’s significant board and leadership experience, including international business experience in Latin America, her extensive global, digital, and retail marketing, e-commerce and consumer goods expertise, offers the Board with valuable marketing and consumer products insight.
DAVID B. PENDARVIS – Independent Director

David B. Pendarvis, age 64, was elected to the Board in 2017 and serves as a member of the Audit Committee and the Compensation Committee. Until his retirement in June 2023, Mr. Pendarvis had served as chief administrative officer of ResMed Inc. (“ResMed,” NYSE and ASX: RMD) since 2011 and secretary since 2003. He also served as a member of the board of directors of ResMed’s subsidiaries through June 2023 and the San Diego Regional Chamber of Commerce through May 2023, and the Corporate Directors Forum from 2010 to 2019. In 2017, he served as interim president, EMEA and Japan of ResMed. He joined ResMed in 2002 as global general counsel and has also served as vice president of organizational development from 2005 to 2011. Before joining ResMed, Mr. Pendarvis was a partner at Gray Cary Ware & Freidenrich LLP (presently, DLA Piper), a partner at Gibson, Dunn & Crutcher, and a law clerk to U.S. District Court Judge J. Lawrence Irving in the U.S. District Court for the Southern District of California, San Diego. Mr. Pendarvis served as a director of Sequenom, Inc. from 2009 until its acquisition by Laboratory Corporation of America Holdings (NYSE: LH) in 2016. Mr. Pendarvis earned an ESG certificate from Berkeley Law Executive Education. His expertise in corporate governance, compliance, intellectual property and worldwide legal affairs, and experience as general counsel with global responsibilities, including international executive management experience and focus on investor relations and corporate communications, provide the Board with valuable perspective for risk oversight.
GREGORY A. SANDFORT – Non-Employee Chairman of the Board / Independent Director

Gregory A. Sandfort, age 68, was elected to the Board in 2011 and serves as a member of the Compensation Committee, Corporate Governance Committee, and Finance Committee. He was designated as lead independent director in October 2020 and subsequently appointed as Non-Employee Chairman of the Board in December 2022. Mr. Sandfort served as chief executive officer of Tractor Supply Company (“TSC”), which is a distribution channel of the Company’s products, from December 2012 until his retirement in February 2020, and as a director on its board from 2012 to May 2020. Following his retirement as an officer, he served as strategic advisor and consultant to TSC from March to August 2020. At TSC, he also served as president from 2009 to 2015, chief operating officer starting in 2012, chief merchandising officer from 2007 to 2012, and executive vice president from 2007 until he was promoted to president in 2009. Mr. Sandfort previously served as president and chief operating officer at Michael’s Stores, Inc. (“Michaels”) from 2006 to 2007, and as executive vice president-general merchandise manager at Michaels from 2004 to 2006. Mr. Sandfort also serves as the lead independent director on the board of directors and as a member of its audit committee and compensation committee of Genesco Inc. (NYSE: GCO). As a former chief executive officer of TSC with a long-standing connection with consumers of the Company’s products, the Board values Mr. Sandfort’s broad-based management experience in, and perspective of, the retail industry. In addition, the Board considers Mr. Sandfort’s leadership experience on public company boards, including his recognition as an NACD Board Leadership Fellow, to be valuable to the Board and to the Company.

ANNE G. SAUNDERS – Independent Director

Anne G. Saunders, age 62, was elected to the Board in 2019 and serves as the Chair of the Compensation Committee and as a member of the Corporate Governance Committee. Ms. Saunders served as president, U.S., of nakedwines.com from 2016 through 2017. From 2014 through 2016, she was president, U.S. of FTD Companies, Inc. (NASDAQ: FTD), and from 2012 through 2014, she served as president of Redbox Automated Retail, LLC. From 1990 to 2012, Ms. Saunders held various senior executive level positions at Starbucks Corporation, Bank of America, N.A., Knowledge Universe (presently KinderCare Education), eSociety and AT&T. Ms. Saunders is the chair of the board of Nautilus, Inc. (NYSE: NLS), which she joined in 2012 and whose brand family includes Bowflex®, Nautilus®, and Schwinn®. Ms. Saunders also serves as a director on the board of Reser’s Fine Foods, which she joined in February 2023. From November 2017 to May 2023, she served as a director of Swiss Water Decaffeinated Coffee Inc. (TSX: SWP). Ms. Saunders’ experience as a former senior P&L leader in multiple global consumer company divisions, and her deep functional expertise in marketing, e-commerce, and product innovation and development as well as her extensive public company board experience, provide valuable experience to the Board.
There are no material pending litigation or proceedings involving the Company’s director nominees.

There are no family relationships among any of our directors, director nominees or executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES SET FORTH ABOVE.

ITEM NO. 2
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
(“SAY-ON-PAY”)
In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and as a matter of good corporate governance, the Company’s stockholders are being asked to cast an advisory vote to approve the compensation of the Company’s Named Executive Officers (“NEOs”) as described in the Compensation Discussion and Analysis (“CD&A”) and the executive compensation tables and narrative disclosures that follow in this Proxy Statement. This vote is commonly referred to as a “Say-on-Pay” vote.
At the Company’s 2011 annual meeting and 2017 annual meeting, the Company’s stockholders were asked, by a non-binding advisory vote, to express their preference as to the frequency of future Say-on-Pay votes. The Board recommended annual Say-on-Pay voting, and the Company’s stockholders approved to have Say-on-Pay votes every year.

Since 2011, the Board has authorized annual advisory votes for the stockholders to consider and approve the compensation of the NEOs, and the next non-binding, advisory vote on the compensation of the NEOs will be held at our 2024 annual meeting. The Say-on-Pay votes approving NEO compensation for 2011 through 2022 have been approved in each year by more than 83% of the votes cast.
The following resolution will be presented for approval by the Company’s stockholders at the 2023 annual meeting:
“RESOLVED, that the stockholders of WD-40 Company (the “Company”) hereby approve the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis section of the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders and in the accompanying compensation tables and narrative disclosures.”
The advisory vote to approve executive compensation is a non-binding vote on the compensation of the Company’s NEOs. This Proxy Statement contains a description of the compensation provided to the NEOs as required by Item 402 of Regulation S-K promulgated under the Exchange Act.
Stockholders are encouraged to carefully consider the CD&A, accompanying compensation tables and related narrative discussion in this Proxy Statement in considering this advisory vote. The Board believes that the compensation provided to the Company’s NEOs offers a competitive pay-for-performance package with a proper balance of short-term and long-term incentives aligned with the interests of the Company’s stockholders.
This is an advisory vote and will not affect compensation previously paid or awarded to the NEOs. While a vote disapproving the NEOs’ executive compensation will not be binding on the Board or the Compensation Committee, the Compensation Committee will consider the results of the advisory vote in making future executive compensation decisions.
The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the annual meeting is required to approve this advisory vote on executive compensation.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ADOPTION OF THE PROPOSED RESOLUTION FOR APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

ITEM NO. 3
ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act, at least once every six years, the Company conducts an advisory vote to solicit input from stockholders on whether future advisory votes on executive compensation should be held every one, two or three years.
For the past 12 years, the Company’s stockholders have provided advisory votes on executive compensation every year. After consideration of the various positions supporting each frequency level, the Board believes that submitting the advisory vote on executive compensation to stockholders on an annual basis continues to be most appropriate.
Although the Board recommends that stockholders vote in favor of holding advisory votes on executive compensation every year, stockholders are not voting to approve or disapprove the Board’s recommendation. The form of proxy for the 2023 annual meeting provides stockholders with four choices: (a) to recommend that an advisory vote on executive compensation be held every year, (b) every two years, (c) every three years; or (d) to abstain from making any recommendation with respect to the frequency of future advisory votes on executive compensation.
Since the vote on this proposal is advisory in nature, it will not be binding on the Board. However, the Board will consider the outcome of the advisory vote along with other factors when making its decision about the frequency of future stockholder advisory votes on executive compensation.

The choice of frequency, whether every one year, two years or three years, that receives the most votes at the annual meeting will be considered to be the preferred frequency of our stockholders. Abstentions and broker non-votes will have no effect on this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE 1 YEAR RECOMMENDATION FOR FUTURE STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION.

ITEM NO. 4
APPROVAL OF THE COMPANY’S
AMENDED AND RESTATED 2016 STOCK INCENTIVE PLAN

We are requesting that our stockholders approve the amendment and restatement of our existing WD-40 Company 2016 Stock Incentive Plan (the “2016 Plan”). In this Proxy Statement, we refer to the proposed amended and restated 2016 Stock Incentive Plan as the “Amended and Restated Plan”. On October 5, 2023, our Board approved the Amended and Restated Plan, subject to stockholder approval at the annual meeting. The Amended and Restated Plan will become effective on the day of the annual meeting, assuming approval of this proposal by our stockholders.

Summary of Material Amendments

The Amended and Restated Plan will implement the following material changes to the 2016 Plan:

a.Increase in Share Reserve. If approved by the stockholders, the Amended and Restated Plan will provide for an increase of 1,000,000 shares over the number of shares of common stock currently available for issuance under the 2016 Plan.

b.Individual Award Limits. The Amended and Restated Plan will continue to include the limits on the size of awards that an individual may receive each calendar year, as described below, provided that the limits on Full Value Awards that may be granted to any participant in the Amended and Restated Plan in any calendar year will be increased to 60,000 shares (and such limit will be increased to 120,000 shares during the calendar year in which an employee commences employment). The other individual limits in the Amended and Restated Plan remain unchanged from the 2016 Plan.

c.Prohibition on Liberal Share Recycling. The following shares will not be returned to the share reserve under the Amended and Restated Plan: (1) shares of common stock that are delivered by the grantee or withheld by us as payment of the exercise price in connection with the exercise of stock options (“Options”) or payment of the tax withholding obligation in connection with any award under the Amended and Restated Plan (“Awards”); (2) shares purchased on the open market with the cash proceeds from the exercise of Options; and (3) shares subject to a stock appreciation right (“SAR”) that are not issued in connection with the stock settlement of the SAR on its exercise.

d.Limits on Dividends and Dividend Equivalents. Dividends and dividend equivalents may not be paid on Awards subject to vesting conditions unless and until such conditions are met. In addition, the Amended and Restated Plan does not permit dividend equivalents to be payable with respect to Options or SARs.

e.Removal of Fixed Term; Extension of Time Period for Granting Incentive Stock Options (“ISOs”). The Amended and Restated Plan will not have a fixed term and will permit the granting of Options that are intended to qualify as ISOs, as defined under Section 422 of the Internal Revenue Code (the “Code”), through October 5, 2033, which is the 10th anniversary of the date the Board adopted the Amended and Restated Plan.

f.ISO Limit. The Amended and Restated Plan provides that no more than 2,000,000 shares may be issued pursuant to ISOs granted under the Amended and Restated Plan. The Company has not issued any ISOs or Options, and the Company does not presently intend to issue ISOs or Options.

g.Removal of 162(m) Provisions. Section 162(m) of the Code, prior to the Tax Cuts and Jobs Act of 2017 (the “TCJA”), allowed performance-based compensation that met certain requirements to be tax deductible regardless of amount. This qualified performance-based compensation exception was repealed as part of the TCJA. We have removed certain provisions from the Amended and Restated Plan which were otherwise required for awards to qualify as performance-based compensation under the Section 162(m) exception prior to its repeal.

h.Other Updates. The Amended and Restated Plan contains other minor, technical, or administrative updates.

Why Stockholders Should Vote to Approve the Amended and Restated Plan

We continue to believe that equity awards are a vital part of our overall compensation program. The Board believes that the issuance of equity awards is a key element underlying our ability to attract, retain and motivate key personnel, non-employee directors, consultants and advisors (collectively, “Participants”), and better aligns the interests of Participants with those of our stockholders. The Amended and Restated Plan will allow us to continue to provide performance-based incentives to eligible Participants. The shares remaining available for issuance under the 2016 Plan as reflected in the table below are insufficient to meet our forecasted needs next fiscal year. In requesting approval of the Amended and Restated

Plan, we are asking stockholders for a pool of shares anticipated for approximately 3 - 5 years’ worth of equity-based grants under our current compensation program to provide a predictable but competitive amount of equity for attracting, retaining and motivating Participants as we continue to grow. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Amended and Restated Plan could last for a shorter or longer time. The Board will not create a subcommittee to evaluate the risks and benefits for issuing the additional authorized shares requested.

Overhang

The following table provides certain additional information regarding our 2016 Plan, including all outstanding Awards under such equity incentive plan. The 2016 Plan is our only existing equity incentive plan under which we are able to grant future Awards. Although there are outstanding equity awards under the WD-40 Company 2007 Stock Incentive Plan (“2007 Plan”), the 2007 Plan terminated on December 13, 2016 when the 2016 Plan became effective.

As of September 1, 2023
Total number of shares of common stock subject to outstanding stock options	—
Weighted-average exercise price of outstanding stock options	N/A
Weighted-average remaining term of outstanding stock options	N/A
Total number of shares of common stock subject to outstanding Full Value Awards [1]	165,185
Total number of shares of common stock available for grant under the 2016 Plan [2]	172,878
Total number of shares proposed to be added to the share reserve under the 2016 Plan pursuant to the Amended and Restated Plan	1,000,000
Total number of shares of common stock outstanding	13,563,434
Per-share closing price of common stock as reported on NASDAQ Global Select Market	$210.80

1    Awards of Restricted Stock, RSUs, Performance Shares, Performance Units, Other Stock-Based Awards and Dividend Equivalents (each as defined in the 2016 Plan) are referred to in the 2016 Plan as “Full Value Awards.” This number is comprised of: (i) 56,708 time-based Full Value Awards, and 82,453 performance-based Full Value Awards (at “maximum” level of achievement) under the 2016 Plan, and (ii) 26,024 vested RSUs and other vested equity awards under the 2007 Plan, for which the issuance of underlying shares are deferred until termination of service. MSU awards (33,949 at target) may be eligible to vest up to 200% of “target” levels at “maximum” performance (61,305, which is up to 200% of target) and PSU awards may be eligible to vest at 100% of “target” levels.

2    For purposes of calculating the shares that remain available for grant under the 2016 Plan, Full Value Awards are counted as three (3) shares used for each share to be issued with respect to a Full Value Award and performance-based Full Value Awards are calculated assuming “maximum” performance.

We also consider the potential dilution to our stockholders that may result from the issuance of shares pursuant to our equity compensation program. In fiscal years 2021, 2022 and 2023, the Company’s end of year fully diluted overhang for the 2016 Plan was 2.2%, 3.7% and 4.7%, respectively. “Fully diluted overhang” is equal to (1) the total number of equity awards outstanding (with performance-based awards reflected at “target”) plus the total number of shares available for grant under equity plans, in each case as of the last day of the relevant fiscal year, divided by (2) the sum of the total common stock outstanding as of the last day of the relevant fiscal year plus the total number of equity awards outstanding (with performance-based awards reflected at “target”) plus the total number of shares available for grant under our equity plans, in each case as of the last day of the relevant fiscal year.

Burn Rate

The following table provides detailed information regarding the activity related to the 2016 Plan for fiscal years 2021 through 2023. No stock options were granted during fiscal years 2021 through 2023.

	Fiscal 2021	Fiscal 2022	Fiscal 2023	3-Year Average
Time-Based Full Value Awards granted	17,244	23,461	23,732	21,479
Performance-based Full Value Awards Granted (at “Maximum”)	44,451	42,905	46,324	44,560
Performance-based Full Value Awards Earned	38,302	—	—	12,767
Total	88,715	55,340	59,417	67,824
Weighted-average common shares outstanding (Basic) (in 000s)	13,698	13,668	13,578	13,648
Gross burn rate[1]	0.6%	0.4%	0.4%	0.5%
1    Gross burn rate is calculated as (i) the total number of equity awards granted during the applicable year (with performance-based awards counted at “maximum” levels), divided by (ii) the weighted average common shares outstanding for the applicable year.

Key Plan Features

The Amended and Restated Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

a.No Repricing Without Stockholder Approval. The Amended and Restated Plan prohibits the repricing of Options and SARs and the cancellation of any outstanding Options or SARs that have an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other Awards without prior stockholder approval.

b.Stockholder Approval Required for Increase to Share Reserve. The Amended and Restated Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation programs.

c.Reasonable Limit on Full Value Awards. For purposes of calculating the shares that remain available for issuance under the Amended and Restated Plan, grants of Options and SARs will be counted as the grant of one share for each one share actually granted, as described above. However, to protect our stockholders from potentially greater dilutive effect of Full Value Awards, all grants of Full Value Awards will be counted against the Amended and Restated Plan’s share reserve as 3 shares for each share subject to Full Value Awards.

d.No Liberal Share Recycling. In general, when Awards granted under the Amended and Restated Plan lapse or are canceled, the shares reserved for those Awards will be returned to the share reserve and be available for future Awards. However, the following shares will not be returned to the share reserve under the Amended and Restated Plan: (1) shares of common stock that are delivered by the grantee or withheld by us as payment of the exercise price in connection with the exercise of an option or payment of the tax withholding obligation in connection with any Award; (2) shares purchased on the open market with the cash proceeds from the exercise of options; and (3) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on its exercise.

e.Minimum Vesting Requirements. Subject to certain exceptions as provided in the Amended and Restated Plan and further described below, Awards under the 2016 Plan are subject to certain minimum vesting requirements.

f.No Liberal Change in Control Provisions. The definition of change in control in our Amended and Restated Plan requires the consummation of an actual transaction so that no vesting acceleration benefits may occur without an actual change in control transaction occurring.

g.No Discounted Options or SARs. All Options and SARs must have an exercise price equal to or greater than the fair market value of our common stock on the date the Option or SAR is granted.

h.No Single-Trigger Vesting of Awards for Employees. The Amended and Restated Plan does not provide employees with any single-trigger accelerated vesting provisions for change in control.

i.No Tax Gross-Ups. The Amended and Restated Plan does not provide for any tax gross-ups.

j.Limits on Dividends and Dividend Equivalents. Dividends and dividend equivalents may not be paid on Awards subject to vesting conditions unless and until such conditions are met. In addition, the Amended and Restated Plan does not permit dividend equivalents to be payable with respect to Options or SARs.

k.Limits on Individual Awards. The Amended and Restated Plan limits the number of shares of our common stock with respect to which certain Awards may be granted to any one Participant during any one fiscal year. The Amended and Restated Plan also provides for a limit on the aggregate amount of equity compensation that may be awarded to any one non-employee director during any fiscal year; provided, that the Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances.

l.Awards Subject to Clawback. Awards granted under the Amended and Restated Plan will be subject to recoupment in accordance with the Company’s current clawback policy (which covers cash and equity, and is described in more detail in the CD&A section of this Proxy Statement), and any clawback policy we may be required to adopt pursuant to applicable law and listing requirements, including as required by Rule 10-D under the Exchange Act, and the corresponding rules to be adopted by The Nasdaq Stock Market (“NASDAQ”).

m.Administration by Independent Committee. The Amended and Restated Plan will be administered by the members of our Compensation Committee, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” within the meaning of the NASDAQ listing standards.

STOCKHOLDER APPROVAL REQUIREMENT

In general, stockholder approval of the Amended and Restated Plan will implement the changes outlined above while (1) complying with the terms of the 2016 Plan regarding amendments, (2) meeting the stockholder approval requirements of NASDAQ, and (3) preserving our ability to grant stock options under the Amended and Restated Plan that are intended to qualify as ISOs. If the Amended and Restated Plan is not approved by our stockholders, the 2016 Plan will continue in full force and effect, and we may continue to grant awards under the 2016 Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

Description of the Amended and Restated Plan

The following is a summary of the principal features of the Amended and Restated Plan. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Amended and Restated Plan, a copy of which is attached to this Proxy Statement as Appendix A and which may be accessed from the SEC’s website at www.sec.gov. Capitalized terms used but not defined herein shall have the meanings set forth in the 2016 Plan.

Purpose. The purposes of the Amended and Restated Plan are to attract and retain the best caliber personnel available for positions of substantial responsibility, to provide additional incentive to Participants and to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the goals of the Participants in the Amended and Restated Plan to those of the Company’s stockholders.

Types of Awards. The Amended and Restated Plan permits the grant of the following types of incentive awards: Options (both “ISOs” and “Nonqualified Stock Options”), SARs, Restricted Stock, Restricted Stock Units (“RSUs”), Performance Shares, Performance Units, Other Stock-Based Awards and Dividend Equivalents.

Shares Available for Awards

a.    If this proposal is approved, the Amended and Restated Plan will provide for the issuance of an additional 1,000,000 shares of our common stock over the existing share reserve under the 2016 Plan. Accordingly, when the new share request is added to the shares previously authorized under the 2016 Plan, the Amended and Restated Plan will authorize the issuance of up to 2,000,000 shares. The shares to be issued pursuant to Awards under the Amended and Restated Plan may be authorized but unissued shares or treasury shares.

b.    Under the terms of the Amended and Restated Plan, the shares available for issuance may be used for all types of awards under a fungible pool formula. Pursuant to this fungible pool formula, for purposes of determining the number of shares available for Awards under the Amended and Restated Plan, Awards of Options and SARs are counted as one (1) share used for each Option or SAR awarded. Full Value Awards are counted as three (3) shares used for each share to be issued with respect to a Full Value Award.

c.    In addition, the Amended and Restated Plan provides that no more than 2,000,000 shares may be issued pursuant to ISOs granted under the Amended and Restated Plan.

d.    If any Award lapses, expires, terminates or is canceled or settled in cash (in whole or in part), the shares subject to such Award shall, to the extent of such lapsing, expiration, termination, cancellation or cash settlement, not be treated as having been issued under the Amended and Restated Plan and shall again be available for issuance of Awards under the Amended and Restated Plan. Any shares subject to a Full Value Award that are forfeited by a Participant or repurchased by the Company at the same price paid by the Participant so that such shares are returned to the Company shall not be treated as having been issued under the Amended and Restated Plan and shall again be available for issuance of Awards under the Amended and Restated Plan. However, the following shares will not be returned to the share reserve under the Amended and Restated Plan: (1) shares of common stock that are delivered by the grantee or withheld by us as payment of the exercise price in connection with the exercise of an option or payment of the tax withholding obligation in connection with any Award; (2) shares purchased on the open market with the cash proceeds from the exercise of options; and (3) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on its exercise.

e.    Any shares subject to an Award that again become available for issuance under the Amended and Restated Plan pursuant to its terms will be added back to the share reserve as (i) one (1) share for every one (1) share subject to an Option or SAR, and (ii) three (3) shares for every one (1) share subject to a Full Value Award.

Administration. Unless otherwise determined by the Board, the Amended and Restated Plan will be administered by the Compensation Committee. Subject to the provisions of the Amended and Restated Plan and the authority of the Board, the Compensation Committee has the authority to: (1) select the persons to whom Awards are to be granted, (2) determine whether and to what extent Awards are to be granted, (3) determine the size and type of Awards, (4) approve forms of agreement for use under the Amended and Restated Plan, (5) determine the terms and conditions applicable to Awards, (6) establish performance measures for any performance period and determine whether such measures were satisfied, (7) amend any outstanding Award in the event of termination of Continuous Service (as defined in the Amended and Restated Plan) or a Change in Control (as defined in the Amended and Restated Plan), (8) construe and interpret the Amended and Restated Plan and any Award Agreement and apply its provisions and (9) subject to certain limitations, take any other actions deemed necessary or advisable for the administration of the Amended and Restated Plan. Subject to the power of the Compensation Committee to administer the Amended and Restated Plan, all decisions, interpretations and other actions of the Compensation Committee shall be final and binding on all holders of Awards or rights and on all persons deriving their rights therefrom. Subject to applicable law, the Board or the Compensation Committee may further delegate the authority to administer the Amended and Restated Plan to one or more officers, provided that such officers may not be delegated the authority to administer the Amended and Restated Plan with respect to non-employee directors or officers subject to Section 16 of the Exchange Act.

Eligibility. The Amended and Restated Plan provides that Awards may be granted to Participants as identified by the Compensation Committee, except that ISOs may be granted only to employees. As of October 5, 2023, we have 64 employees and 10 non-employee directors, all of whom would have been eligible to participate in the Amended and Restated Plan had it been in effect on such date. While approximately 34 consultants as of December 31, 2022 would have been eligible to participate in the Amended and Restated Plan had it been in effect on such date, none of these consultants has been identified as prospective Participants in the Amended and Restated Plan because the Company did not grant Awards to such consultants (and typically does not grant Awards to consultants).

Terms and Conditions of Awards

Each Award granted under the Amended and Restated Plan will be evidenced by an Award Agreement between the Participant and the Company that will specify the terms of the Award consistent with the Amended and Restated Plan and such other terms and conditions as the Compensation Committee shall determine.

Stock Options.

a.Exercise Price. The Compensation Committee sets the exercise price for the shares subject to each Option, provided that the exercise price cannot be less than 100% of the fair market value of the Company’s common stock on the Option grant date. In addition, the exercise price of an ISO must be at least 110% of fair market value if, on the grant date, the Participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries (a “10% Stockholder”). The fair market value of a share of our common stock under the Amended and Restated Plan is generally the closing price per share on the date of determination as reported on the NASDAQ. On September 1, 2023, the closing price per share of our common stock was $210.80.

b.Form of Consideration. The means of payment for shares issued upon exercise of an Option will be specified in each Option agreement. Payment generally may be made by cash, other shares of common stock owned by the Participant, a broker sale, any other method permitted by the Compensation Committee, or by a combination of the foregoing.

c.Exercise of the Option; Term. Each Award Agreement will specify the term of the Option and the date when the Option is to become exercisable, provided that, except for Options granted to a non-employee director or a consultant, or as specified in an Award Agreement upon a termination of employment or a Change in Control or Subsidiary Disposition (as defined in the Amended and Restated Plan), no Option may be exercisable prior to one (1) year from the date of grant. The Amended and Restated Plan provides that in no event shall an Option granted under the Amended and Restated Plan be exercised more than ten (10) years after the date of grant. Moreover, in the case of an ISO granted to a 10% Stockholder, the term of the Option shall be for no more than five (5) years from the date of grant.

d.Termination of Employment. If an option holder’s employment terminates for any reason (including death or permanent disability), all Options held by such option holder under the Amended and Restated Plan will expire upon the earlier of (i) such period of time as is set forth in his or her Award Agreement or (ii) the expiration date of the Option. The option holder may exercise all or part of his or her Option at any time before such expiration to the extent that such Option was exercisable at the time of termination of employment.

SARs.

a.Exercise Price. The Compensation Committee sets the exercise price for the shares subject to each SAR, provided that the exercise price cannot be less than 100% of the fair market value of the Company’s common stock on the SAR grant date. The Compensation Committee, subject to the provisions of the Amended and Restated Plan, shall have the discretion to determine the terms and conditions of SARs granted under the Amended and Restated Plan.

b.Term. Each Award Agreement will specify the term of the SAR and the date when the SAR is to become exercisable, provided that except for Awards to non-employee directors or consultants or as specified in an Award Agreement upon a termination of employment or a Change in Control or Subsidiary Disposition, no SAR may be exercisable prior to one (1) year from the date of grant. SARs granted under the Amended and Restated Plan will expire as determined by the Compensation Committee, but in no event later than ten (10) years from the date of grant.

c.Payment. Upon exercise of a SAR, the holder of the SAR will be entitled to receive payment in an amount equal to the product of (i) the difference between the fair market value of a share on the date of exercise and the exercise price and (ii) the number of shares for which the SAR is exercised. At the discretion of the Compensation Committee, payment to the holder of a SAR may be in cash, shares of common stock or a combination thereof.

Restricted Stock, Performance Shares and Restricted Stock Units.

a.The Compensation Committee will have the discretion to determine (i) the number of shares subject to a Restricted Stock or RSU Award granted to any Participant and (ii) the conditions for vesting that must be satisfied, provided that there shall be a minimum vesting period of one (1) year for Participants other than non-employee directors and consultants or as specified in an Award Agreement upon a termination of employment or a Change in Control or Subsidiary Disposition.

b.The Compensation Committee will have complete discretion to determine (i) the number of shares subject to a Performance Share Award and (ii) the conditions that must be satisfied for grant or for vesting, provided that there shall be a minimum vesting period of one (1) year for Participants other than non-employee directors and consultants or as specified in an Award Agreement upon a termination of employment or a Change in Control or Subsidiary Disposition.

c.Dividends and dividend equivalents may not be paid on Restricted Stock or RSU Awards or Performance Share Awards subject to vesting conditions unless and until such conditions are met.

Other Stock-Based Awards.

a.The Compensation Committee may also grant Other Stock-Based Awards that may include, without limitation, grants of shares based on attainment of performance goals, payment of shares as a bonus in lieu of cash based on attainment of performance goals, and the payment of shares in lieu of cash under other Company incentive, bonus or compensation programs. The Compensation Committee will have the discretion to determine the conditions for vesting of any such Award, provided that, except for Awards to directors and consultants or as specified in an Award Agreement upon a termination of employment or a Change in Control or Subsidiary Disposition, there shall be a minimum vesting period of one (1) year, provided that an Award for payment of shares in lieu of cash under other Company incentive, bonus or compensation programs shall not be subject to a minimum vesting period.

b.Dividend equivalents may not be paid on Other Stock-Based Awards subject to vesting conditions unless and until such conditions are met.

Performance Unit Awards. Performance Units are similar to Performance Shares, except that they may include cash-valued unit awards that may be settled in shares, cash or a combination of the two. The shares available for issuance under the Amended and Restated Plan will not be diminished as a result of the settlement of a Performance Unit in cash. Each Performance Unit grant will be evidenced by an Award Agreement that will specify such terms and conditions as may be determined at the discretion of the Compensation Committee, provided that there shall be a minimum vesting period of one (1) year for Participants other than non-employee directors and consultants or as specified in an Award Agreement upon a termination of employment or a Change in Control or Subsidiary Disposition.

Dividend Equivalents.
a.The Award Agreements for Full Value Awards may include provision for the payment or accumulation of the amount of dividends that would otherwise be paid with respect to the number of shares covered by the Award as if they were issued and outstanding (“Dividend Equivalents”).

b.Dividend Equivalents may be paid in cash and/or shares as and when the dividends are paid with respect to the Company’s common stock or they may be accumulated and paid, with or without interest, at such time as may be provided for in the Award Agreement.

c.Dividends and dividend equivalents may not be paid on Awards subject to vesting conditions unless and until such conditions are met.

d.No Dividend Equivalents may be paid or accumulated in connection with an Option or SAR Award.

Performance Measures. The performance objectives to be used for performance-based Awards granted under the Amended and Restated Plan may include, but shall not be limited to, the following measures: total shareholder return, stock price, net customer sales, volume, gross profit, gross margin, operating profit, operating margin, management profit, earnings from continuing operations (including derivatives thereof before interest, taxes, depreciation and/or amortization), earnings per share from continuing operations, net operating profit after tax, net earnings, net earnings per share, brand contribution to earnings, return on assets, return on investment, return on equity, return on invested capital, cost of capital, average capital employed, cash value added, economic value added, cash flow, cash flow from operations, working capital, working capital as a percentage of net customer sales, asset growth, asset turnover, market share, customer satisfaction, and employee satisfaction. The targeted level or levels of performance with respect to the performance measures may be established at such levels and on such terms as the Compensation Committee may determine, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments or functions, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. Unless otherwise determined by the Compensation Committee, measurement of the performance measures above shall exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, as well as the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other filings with the SEC. Awards may also be based on these or such other performance measures as the Compensation Committee may determine.

Individual Award Limits. No Participant may be granted Options and SARs under the Amended and Restated Plan with respect to more than 75,000 shares in any one calendar year period, provided that such limit is increased to 150,000 shares for a Participant during the year following his or her date of hire. No Participant may be granted Awards of Restricted Stock, RSUs, Performance Shares, Performance Units or Other Stock-Based Awards with respect to more than 60,000 shares in any one calendar year period, provided that such limit is increased to 120,000 shares for a Participant during the year following his or her date of hire. The maximum aggregate cash compensation that can be paid pursuant to Performance Units providing for a cash value award rather than a share-based award in any one fiscal year to any one Participant shall be $2,500,000.

Director Compensation Limits. The aggregate grant date fair value of Awards granted to non-employee directors in any fiscal year of the Company for service as a non-employee director may not exceed $300,000; provided that (i) the maximum amount shall be $600,000 in the year in which a non-employee director commences service on the Board; and (ii) the limitation shall not apply to Awards made pursuant to an election to receive the Award in lieu of all or a portion of cash compensation received for service on the Board or any committee of the Board. The Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Transferability of Awards. An Award granted under the Amended and Restated Plan which is an ISO may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. Other Awards will be transferable to the extent provided in the Award, except that no Award may be transferred for consideration.

Effect of Certain Corporate Transactions

a.    In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange, extraordinary dividend, or any change in the corporate structure affecting the shares of our common stock, such adjustment shall be made in the number and kind of shares that may be delivered under the Amended and Restated Plan, the individual Award limits set forth in the Amended and Restated Plan, and, with respect to outstanding Awards, in the number and kind of shares subject to outstanding Awards, the exercise price, grant price or other price of shares subject to outstanding Awards, any performance conditions relating to shares, the market price of shares, or per share results, and other terms and conditions of outstanding Awards, as may be determined to be appropriate and equitable by the Compensation Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Compensation Committee, the number of shares subject to any Award shall always be rounded down to a whole number. Any such adjustment shall be made by the Compensation Committee, whose determination shall be conclusive.

b.    In the event of a Change in Control, if the successor corporation does not assume the Awards or substitute equivalent Awards, such Awards shall become fully vested and exercisable. In this event, performance-based Awards will vest on a pro-rata monthly basis based on the performance level attained as of the date of the Change in Control, if determinable, or at the target level, if not determinable. In such event, the Compensation Committee shall notify the Participant that each Award subject to exercise is fully exercisable. The Compensation Committee may, in its sole discretion, provide that all outstanding Options and SARs shall be terminated upon the effectiveness of a Change in Control and provide each Participant an amount in cash equal to the excess of the fair market value of a share immediately prior to the effectiveness of a Change in Control over the Option exercise price or the SAR grant price, or the Compensation Committee may cancel or terminate Options or SARs without payment if the fair market value of a share as of the effective date of a Change of Control is less than the Option exercise price or SAR grant price per share. In the event of a Subsidiary Disposition, the Compensation Committee may, in its sole discretion, provide for the automatic full vesting of Awards only with respect to those Participants who are, at the time of the Subsidiary Disposition, engaged primarily in Continuous Service with the Subsidiary involved in such Subsidiary Disposition.

c.    All of the share numbers in this proposal are subject to adjustment under the Amended and Restated Plan as described above.

No Repricing Without Stockholder Approval. The Amended and Restated Plan prohibits the repricing of Options and SARs and the cancellation of any outstanding Options or SARs that have an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other Awards without prior stockholder approval.

Clawback. All Awards granted under the Amended and Restated Plan will be subject to recoupment in accordance with the Company’s existing clawback policy (which covers cash and equity, and is described in more detail in the CD&A section of this Proxy Statement), and any clawback policy we may be required to adopt pursuant to applicable law and listing requirements, including as required by Rule 10-D under the Exchange Act, and the corresponding rules to be adopted by the NASDAQ.

Amendment and Termination of the Amended and Restated Plan. The Board or the Compensation Committee may amend, suspend or terminate the Amended and Restated Plan at any time; provided, however, that stockholder approval is required for any amendment to the extent required by applicable laws. In addition, no amendment, suspension or termination may adversely impact an Award previously granted without the consent of the Participant to whom such Award was granted unless required by applicable law. The Amended and Restated Plan will be in effect until terminated by the Board or the Compensation Committee. No ISOs may be granted under the Amended and Restated Plan after the tenth (10th) anniversary of the date on which the Amended and Restated Plan was approved by the Board.

Securities Laws

The Amended and Restated Plan is intended to comply with all provisions of the Securities Act of 1933, as amended, and the Exchange Act, and any and all regulations and rules promulgated by the SEC thereunder, including, without limitation, Rule 16b-3.

U.S. Federal Income Tax Consequences

The following paragraphs are a summary of the material U.S. federal income tax consequences associated with certain Award types to be granted under the Amended and Restated Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a Participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the Participant may reside.

ISOs. No taxable income is recognized by a Participant when an ISO is granted or exercised, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the Participant to the alternative minimum tax. If the Participant exercises the ISO and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price generally will be taxed as long-term capital gain or loss. If these holding periods are not satisfied, the ISO will generally be treated for tax purposes as a nonqualified stock option as described below. The Participant will recognize ordinary income at the time of sale or other disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the ISO exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be treated as long-term or short-term capital gain or loss, depending on the holding period.

NSOs. No taxable income is recognized when a NSO is granted to a Participant. Upon exercise, the Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the exercise date over the exercise price. Any taxable income recognized in connection with the exercise of a NSO by a Participant is subject to tax withholding by the Company. Any additional gain or loss recognized upon later disposition of the shares is capital gain or loss, which may be long-term or short-term capital gain or loss depending on the holding period.

SARs. No taxable income is recognized when a SAR is granted to a Participant. Upon exercise, the Participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon later disposition of the shares is capital gain or loss, which may be long-term or short-term capital gain or loss depending on the holding period.

Other Awards. A Participant generally will not have taxable income upon grant of Restricted Stock, RSUs, Performance Shares, Performance Units, Dividend Equivalents or Other Stock-Based Awards that are subject to vesting provisions. Instead, the Participant will usually recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid. RSUs, Performance Units or Other Stock-Based Awards settled in stock may not be taxable until the settlement date if the award otherwise complies with the requirements for deferral of taxation under applicable tax laws. However, the recipient of an Award of shares that are subject to a risk of forfeiture, such as an Award of Restricted Stock or Performance Shares under the Amended and Restated Plan, may make an election under Section 83(b) of the Code to be taxed with respect to the Award as of the date of transfer of the shares subject to the Award rather than the date or dates upon which the shares are no longer subject to a substantial risk of forfeiture and the Participant would otherwise be taxable under Section 83 of the Code.

Company Tax Treatment. The Company generally will be entitled to a tax deduction in connection with an Award under the Amended and Restated Plan in an amount equal to the ordinary income realized by a Participant and at the time the Participant recognizes such income (for example, the exercise of a NSO, early disposition of an ISO or upon vesting of a Full Value Award that is not otherwise subject to deferred taxation.) For ISOs, the Company will not be entitled to a tax deduction unless the Participant makes an early disposition of the shares acquired upon exercise of the ISO as discussed above. Special rules limit the deductibility of compensation paid to the chief executive officer and to each of the next four most highly compensated executive officers. Under Section 162(m) of the Code, in general, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid in 1994 and thereafter) for certain “covered employees” exceeds $1 million in any one taxable year. As a result, we will not be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee. There is no guarantee that we will be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee under the 2016 Plan or the Amended and Restated Plan.

New Plan Benefits

Except as described in this paragraph with respect to our non-employee directors, the Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to Participants under the Amended and Restated Plan. We do not presently have any current plans, proposals or arrangements, written or otherwise, to issue Awards with respect to any of the newly available authorized shares under the Amended and Restated Plan. Our non-employee directors are, however, entitled to receive annual awards of RSUs under our director compensation program, as described below under “Director Compensation.”

PLAN BENEFITS

The following table presents information relating to Awards granted under the 2016 Plan through August 31, 2023 to the NEOs, all current executive officers as a group, all current non-employee directors as a group, and all non-executive officer employees as a group. The Awards included in the table consist of RSU awards, MSU awards, PSU awards and vested DPU awards granted to the individuals and groups listed below as generally described in the CD&A section under the heading, Equity Compensation.

Name and Principal Position	RSUs[1,2] (#)	MSUs[1] (#)	PSUs[1] (#)	DPUs (#)
Steven A. Brass President and Chief Executive Officer	10,711	10,711	6,797	3,977

Sara K. Hyzer Vice President, Finance and Chief Financial Officer	1,429	1,429	1,651	—

Jay W. Rembolt Former Vice President, Finance, Treasurer and Chief Financial Officer	6,554	3,957	1,526	3,193

Phenix Q. Kiamilev Vice President, General Counsel and Corporate Secretary	1,347	1,347	1,258	—

Jeffrey G. Lindeman Vice President, Chief People, Culture and Capability Officer	1,691	1,691	1,648	864

Patricia Q. Olsem Division President, Americas	4,094	4,094	2,643	1,529

Executive Officer Group	25,826	23,229	15,523	9,563
Non-Employee Director Group / Nominees for Election as Director Group	41,444	N/A	N/A	N/A
Associates of any Directors, Executive Officers or Nominees for Election as Director	N/A	N/A	N/A	N/A
Each Other Person Who Received or is to Receive 5% of the Options, Warrants or Rights under the 2016 Plan	N/A	N/A	N/A	N/A
Non-Executive Officer Employee Group	64,099	58,230	44,619	56,341

1    The RSUs, MSUs and PSUs reflected in the table above are based on the target number of shares underlying such Awards at the date of grant. MSU awards may be eligible to vest at 200% of “target” levels at “maximum” performance and PSU awards may be eligible to vest at 100% of “target” levels.

2    The table above does not reflect the awards to be granted on the date of the annual meeting to our non-employee directors pursuant to the Director Compensation Program for fiscal year 2024.

Vote Required

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on this proposal is required to approve the Amended and Restated Plan. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote against this proposal. Broker non-votes will also be counted for purposes of determining the presence or absence of a quorum and will have no effect on the outcome of this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPANY’S AMENDED AND RESTATED 2016 STOCK INCENTIVE PLAN.

ITEM NO. 5
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm (“auditor”) of the Company to audit the consolidated financial statements of the Company for fiscal year 2024. Although ratification by stockholders is not required by law, the Audit Committee has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new auditor at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of PwC, the Audit Committee may reconsider its selection.
A majority of the votes of the common stock present or represented at the annual meeting is required for approval. Broker non-votes will be voted in favor of approval. PwC acted as the Company’s auditor during the past fiscal year and, unless the Audit Committee appoints a new auditor, PwC will continue to act in such capacity during the current fiscal year. It is anticipated that a representative of PwC will attend the annual meeting, and such representative will have an opportunity to make a statement and be available to respond to appropriate questions.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING AUGUST 31, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information concerning those stockholders known to the Company to be the beneficial owners of more than 5% of the common stock of the Company and, based on information furnished by them, such stockholders have sole voting and investment power with respect to their shares, except as otherwise noted:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership^		Percent of Class†

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	2,093,278	[1]	15.44%
APG Asset Management N.V. Gustav Mahlerplein 3, 1082 MS Amsterdam, P7 00000 Netherlands	1,635,313	[2]	12.06%
Vanguard Group, Inc. P.O. Box 2600 - V26 Valley Forge, PA 19482	1,621,441	[3]	11.96%
Neuberger Berman Group LLC 1290 Avenue of the Americas New York, NY 10104	734,400	[4]	5.42%
^    Beneficial ownership information is based on reports as of June 30, 2023 filed on Form 13F with the SEC. Such information is unavailable as of October 16, 2023.
†Based on 13,556,684 shares of common stock outstanding as of the close of business on October 16, 2023.
1BlackRock, Inc. (“BlackRock”) reported that these shares are managed by 15 investment management subsidiaries and disclaims investment discretion over such shares. A summary of investment discretion and voting authority of shares reported for certain subsidiaries is as follows:

Investment Management Subsidiary	Investment Discretion	Voting Authority
	Sole	Sole	None

BlackRock Fund Advisors	1,586,513	1,586,513
BlackRock Investment Management, LLC	42,574	42,574
BlackRock Advisors LLC	27,907	27,907
BlackRock Asset Management Ireland Limited	21,496	21,496
7 other BlackRock subsidiaries (each holding fewer than 3,000 shares)	13,268	10,783	2,485
BlackRock Institutional Trust Company, N.A.	372,426	353,393	19,033
BlackRock Financial Management, Inc.	7,094	3,982	3,112
BlackRock Investment Management (UK) Limited	4,618	3,378	1,240
Aperio Group, LLC	17,382	16,343	1,039
2APG Asset Management N.V. reported shared investment discretion with two additional reporting managers, Stichting Pensioenfonds ABP and APG Group, and sole voting authority as to all such shares.
3The Vanguard Group, Inc. reported beneficial ownership of 1,583,044 shares with sole investment discretion and no voting authority, 21,835 shares held by Vanguard Fiduciary Trust Co. with shared investment discretion and shared voting authority, 13,965 shares held by Vanguard Global Advisers, LLC with shared investment discretion and no voting authority, and 2,597 shares held by Vanguard Investments Australia, Ltd. with shared investment and shared voting authority.
4Neuberger Berman Investment Advisers LLC reported shared investment discretion with respect to 732,558 shares (of which 723,100 shares were subject to sole voting authority and no voting authority with respect to 9,458 shares) and sole investment discretion with respect to 1,842 shares (of which 1,792 shares were subject to sole voting authority and no voting authority with respect to 50 shares).

The following table sets forth certain information with respect to the beneficial ownership of the Company’s common stock, as of October 16, 2023, by (i) each current director (each a director nominee) and NEO, and (ii) all current directors, NEOs, and other executive officers as a group:

	Shares and Nature of Beneficial Ownership[1]
Name of Beneficial Owner	Number		Percent of Class†
Steven A. Brass	20,984	[2]	*
Sara K. Hyzer	2,642	[3]	*
Phenix Q. Kiamilev	2,308	[4]	*
Jeffrey G. Lindeman	3,041	[5]	*
Patricia Q. Olsem	5,785	[6]	*
Cynthia B. Burks	480	[7]	*
Daniel T. Carter	5,394	[7]	*
Eric P. Etchart	6,532	[8]	*
Lara L. Lee	1,080	[7]	*
Edward O. Magee, Jr.	973	[9]	*
Trevor I. Mihalik	2,834	[10]	*
Graciela I. Monteagudo	1,450	[7]	*
David B. Pendarvis	4,200	[7]	*
Gregory A. Sandfort	18,822	[11]	*
Anne G. Saunders	1,940	[7]	*
All current directors, NEOs, and other executive officer(s) of the Company, as a group (16 persons)	87,919	[12]	*
*Less than 1%.
†Based on 13,556,684 shares of common stock outstanding as of the close of business on October 16, 2023.
1All shares owned directly unless otherwise indicated.

2Mr. Brass’ total includes: (i) the right to receive 108 shares upon settlement of vested deferred performance units (“DPUs”) upon termination of employment, (ii) 10,008 unvested restricted stock units (“RSUs”), of which 2,508 are subject to vesting within 60 days of October 16, 2023, and (iii) 1,776 shares held in the WD-40 Company Profit Sharing / 401(k) Plan (“401(k) Plan”).
3Ms. Hyzer’s total includes: (i) 2,349 unvested RSUs, of which 481 are subject to vesting within 60 days, and (ii) 168 shares held in the 401(k) Plan.
4Ms. Kiamilev’s total includes: (i) 1,960 unvested RSUs, of which 453 are subject to vesting within 60 days, and (ii) 224 shares held in the 401(k) Plan.
5Mr. Lindeman’s total includes: (i) 1,798 unvested RSUs, of which 428 are subject to vesting within 60 days, and (ii) 543 shares held in the 401(k) Plan.

6Ms. Olsem’s total includes: (i) the right to receive 89 shares upon settlement of vested DPUs upon termination of employment and (ii) 2,834 unvested RSUs, of which 906 are subject to vesting within 60 days. Ms. Olsem holds direct ownership of 539 shares of restricted common stock, which may not be transferred or sold until termination of service as an employee of the Company. The 2007 Olsem Family Trust, which she shares investment discretion and voting authority with her spouse, holds beneficial ownership of 5,246 shares.

7Shares shown represent the right to receive all such shares upon settlement of vested RSUs upon termination of service as a director of the Company,
8Mr. Etchart has the right to receive 5,032 shares upon settlement of vested RSUs upon termination of service as a director of the Company.
9Mr. Magee has the right to receive 917 shares upon settlement of vested RSUs upon termination of service as a director of the Company.
10Mr. Mihalik has the right to receive 2,532 shares upon settlement of vested RSUs upon termination of service as a director of the Company.

11Mr. Sandfort has the right to receive 13,468 shares upon settlement of vested RSUs upon termination of service as a director of the Company.
12Total includes the rights of directors, NEOs, and other executive officer(s) to receive a total of 21,949 shares upon settlement of vested RSUs upon termination of service as a director of the Company, the rights of executive officers to receive a total of 477 shares upon settlement of vested DPUs upon termination of employment, the rights of executive officers to receive a total of 5,253 shares within 60 days upon vesting of RSUs, and a total of 2,711 shares directly held by executive officers in the Company’s 401(k) Plan.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s stock, to file with the SEC initial reports of stock ownership and reports of changes in stock ownership. Reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.
To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company during the last fiscal year and written representations that no other reports were required, except as described below, all Section 16(a) requirements were complied with by all persons required to report with respect to the Company’s equity securities during the last fiscal year.
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
We remain committed to managing the Company for the benefit of our stockholders and maintaining good corporate governance practices. Accordingly, we maintain the following corporate governance practices, among others, to enhance the Company’s reputation for integrity and serving our stockholders responsibly:

•Annual election of all directors with majority voting requirement	•Executive sessions of independent directors held at each regularly scheduled board meeting

•Governance guidelines for independent director leadership, including overboarding policy and other best governance practices	•Annual consideration of succession planning for the board, the CEO, and senior management

•Annual performance evaluations for board, committees and directors	•Company prohibits pledging and hedging of Company stock by directors

•10 of 11 director nominees are independent, except for CEO and President	•Equity grants received by directors must be held until board service ends

• Anonymous reporting via whistleblower hotline and quarterly reporting of any activity presented to Audit Committee	• Non-employee Chair of the Board, who is separate from and independent of CEO

• Corporate Governance Guidelines restrict directors from serving on more than a total of four public company boards	• In fiscal 2023, a director, who self-identifies as a female and as an individual from an underrepresented community was elected, resulting in a total of 4 females (36%) on the Board

• In fiscal 2023, a female CFO was appointed, resulting in a total of three female executive officers (43%) on the executive team as of her date of appointment
BOARD LEADERSHIP AND RISK OVERSIGHT
Board Leadership
The Corporate Governance Committee evaluates the Board’s leadership structure and makes its recommendation to the Board. In 2022, the Board determined that board oversight of and attention to the Company’s current strategic initiatives are better served by having a non-employee chair provide primary leadership at meetings of the Board and for the non-employee chair to serve as a liaison between the Board and executive management. Furthermore, the Board believes that separation of the principal executive officer and the board chair position is currently more appropriate for the Company given the size of the Board and the continued need for the principal executive officer’s focus and flexibility to implement strategic directives and execute overall management responsibilities. As an independent director, the non-employee chair can provide leadership to the Board without perceived or actual conflicts associated with individual and collective interests of management. Following the 2022 annual meeting, the Board elected a non-employee independent chair, Gregory A. Sandfort, to lead the Board and, following the 2023 annual meeting, the Board expects to do so again.

Corporate Governance Guidelines provide for, under appropriate circumstances, the designation of the principal executive officer to serve as board chair and for the designation of a lead independent director to ensure the most effective board governance when the principal executive officer is also serving as board chair. The Board’s determination as to whether having an independent director serve as board chair is in the best interests of the Company remains subject to annual review.
Board Role in Risk Oversight
Risk oversight is undertaken by the Board as a whole, but various Board Committees are charged with reviewing and reporting on business and management risks included within the purview of each Committee’s responsibilities. The Compensation Committee considers risks associated with the Company’s compensation policies and practices, with particular focus on the cash incentive compensation and equity awards offered to the Company’s executive officers and the performance metrics to best align the interests of management with those of the Company. The Audit Committee considers risks associated with financial reporting and internal control, including ethics and compliance program risks.  The Audit Committee also reviews the appropriateness of the Company’s insurance programs. The Finance Committee considers risks associated with the Company’s financial management and investment activities, acquisition-related risks and Employee Retirement Income Security Act of 1974 plan oversight. The Board and the Committees receive periodic reports from management employees having responsibility for the management of particular areas of risk, including risks related to systems integrity and disaster recovery of primary information technology systems, and supply chain risks associated with disruptive events. The CEO is responsible for overall risk management and provides input to the Board with respect to the Company’s enterprise risk management program and is responsive to the Board in carrying out its risk oversight role.
Compensation Risk Assessment
In addition to oversight of compensation-related risk by the Compensation Committee, the Company’s management has undertaken an annual assessment of the Company’s compensation policies and practices and strategic business initiatives to determine whether any of these policies or practices, as well as any compensation plan design features, including those applicable to the executive officers, are reasonably likely to have a material adverse effect on the Company. Based on this review, management has concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. This conclusion is based primarily on the fact that the incentives underlying the Company’s compensation plan design features provide balance among increased profitability, long-term growth, and longer-term stockholder returns. Management has discussed these findings with the Compensation Committee.

In addition, we have adopted a clawback policy that enables us to recover cash and equity incentive compensation awards in the event of a restatement of our financial results.

Cybersecurity Risk Assessment
The Audit Committee oversees cybersecurity risk and mitigation strategies of the Company. The Company’s Chief Financial Officer works with our Vice President of Information Technology (“IT”) and regional IT members to lead our enterprise-wide information security program and manage our Cybersecurity Incident Response Plan (“CIRP”). Managing cybersecurity risk is part of the Company’s enterprise risk management and business continuity processes. Accordingly, our cybersecurity risk management program includes tools and activities to prevent, detect, and analyze current and emerging cybersecurity threats, and plans and strategies to address threats and incidents. Our cybersecurity risk profile as well as the status and activities of our cybersecurity program (which aligns to the industry-recognized Center for Internet Security or CIS framework) are reported annually to the Audit Committee. In addition, third-party assessments of our cybersecurity landscape are conducted regularly and shared annually with the Audit Committee. As a part of continuing education, employees are required to participate in ongoing cybersecurity awareness training, including annual mandatory cybersecurity awareness training and monthly phishing tests.

BOARD MEETINGS, COMMITTEES AND ANNUAL MEETING ATTENDANCE
The Board is charged by the stockholders with managing or directing the management of the business affairs and exercising the corporate power of the Company. The Board relies on the following standing committees to assist in carrying out the Board’s responsibilities: the Audit Committee, the Compensation Committee, the Corporate Governance Committee, and the Finance Committee. Each of the committees has a written charter approved by the Board, and each committee reviews their respective charter annually. Committee charters can be found on WD-40 Company’s website at http://investor.wd40company.com/investors/corporate-governance/overview.
There were five meetings of the Board during the last fiscal year. Each director serving for the full fiscal year attended at least 75 percent of the aggregate of the total number of meetings of the Board and of all committees on which the director served. The Board holds an annual organizational meeting on the date of the annual meeting. Pursuant to our Corporate Governance Guidelines, directors are expected to attend the annual meeting. At the last annual meeting, all of the prior year director nominees were present.
EQUITY HOLDING REQUIREMENT FOR DIRECTORS
As of the end of fiscal 2023, all RSU awards to non-employee directors, including both non-elective grants and RSU awards granted pursuant to the annual elections of the directors to receive RSUs in lieu of all or part of their base annual fee, provide for immediate vesting but are not settled in shares of the Company’s common stock until termination of each director’s service as a director. The number of shares to be issued to each non-employee director upon termination of service is disclosed in the footnotes to the 3rd table under the heading, Security Ownership of Certain Beneficial Owners and Management.
INSIDER TRADING POLICY – PROHIBITED TRADING TRANSACTIONS
The Company maintains an insider trading policy, including transaction pre-approval requirements, applicable to its officers and directors required to report changes in beneficial ownership of the Company’s common stock under Section 16 of the Exchange Act. Certain other employees who have significant management or financial reporting responsibilities and may have access to material non-public information concerning the Company are also subject to pre-approval requirements before trading.

The Company’s insider trading policy requires pre-approval of all trading plans adopted pursuant to Rule 10b5-1 promulgated under the Exchange Act (“10b5-1 Trading Plan”). To avoid the potential for abuse, the Company’s policy with respect to such trading plans is that, once adopted, trading plans may not be changed or canceled without the General Counsel’s approval. Any approved change or cancellation of a trading plan adopted by an executive officer, director or employee covered by the Company’s insider trading policy may result in the Company’s refusal to approve future trading plan requests for that person. In fiscal year 2023, Patricia Q. Olsem, an NEO, adopted a 10b5-1 Trading Plan, which terminated in accordance with its terms after all trades executed under all orders.
The insider trading policy also includes a prohibition on certain hedging and transactions involving the potential for abuse. Pursuant to the insider trading policy, covered officers, directors and employees may not engage in the following transactions involving the Company’s publicly traded securities:

•Short sale transactions	•Hedging transactions
•Transactions in publicly traded options or derivatives	•Pledges or margin account borrowing
COMMUNICATIONS WITH THE BOARD
Stockholders and other interested parties may send communications to the Board by submitting a letter addressed to: WD-40 Company, Corporate Secretary, 9715 Businesspark Avenue, San Diego, CA 92131.
The Board has instructed the Corporate Secretary to review and forward such communications to the Board Chair. The Board has also instructed the Corporate Secretary to exercise his or her discretion, to not forward to the Board Chair any communication which is deemed of a commercial or frivolous nature or inappropriate for consideration by the Board. The Corporate Secretary may also forward the communication to another department within the Company to facilitate an appropriate response.

DIRECTOR COMPENSATION
Compensation for non-employee directors is set by the Board upon the recommendation of the Corporate Governance Committee. The Corporate Governance Committee conducts a biennial review of non-employee director compensation, and in October 2021, such review included consideration of a survey of director compensation for the same peer group of companies used by the Compensation Committee for the assessment of executive compensation. For fiscal year 2023, non-employee directors received compensation for services as directors pursuant to the Directors’ Compensation Policy and Election Plan (the “Director Compensation Policy”) adopted by the Board on October 12, 2021. Pursuant to the Director Compensation Policy, non-employee directors received a base annual fee of $60,000. The lead independent director or non-employee Chair received additional annual compensation of $24,000. Non-employee directors received additional cash compensation for service on various Board Committees. The Chair of the Audit Committee received $18,000 and each other member of the Audit Committee received $10,000. The Chair of the Compensation Committee received $12,000 and each other member of the Compensation Committee received $5,000. Each Chair of the Corporate Governance Committee and the Finance Committee received $10,000 and each other member of those committees received $5,000. All such annual fees were paid in March 2023.
At the Company’s 2016 annual meeting, the Company’s stockholders approved the WD-40 Company 2016 Stock Incentive Plan (the “2016 Stock Incentive Plan”) to authorize the issuance of stock-based compensation awards to employees as well as to directors and consultants. In addition to the fees set forth above, the Director Compensation Policy provides for an annual grant of restricted stock unit (“RSU”) awards having a grant date value of approximately $80,000 to each non-employee director. Each RSU represents the right to receive one share of the Company’s common stock. On December 13, 2022, each non-employee director received a non-elective RSU award covering 480 shares of the Company’s common stock. Additional information regarding the RSU awards is provided in a footnote to the Director Compensation table below.
Each non-employee director may elect to receive an RSU award in lieu of all or a portion of his or her base annual fee for service as a director. The number of shares of the Company’s common stock subject to each such RSU award granted to the non-employee directors equaled the elective portion of his or her base annual fee payable in RSUs divided by the fair market value of the Company’s common stock as of the date of grant.
Pursuant to award agreements with non-employee directors, RSU awards are fully vested, entitled to dividend compensation equivalent to dividends declared and paid on the Company’s common stock, and settled in shares of the Company’s common stock upon termination of the director’s service as a director of the Company.
The Company also maintains a Director Contributions Fund from which each incumbent non-employee director has the right each fiscal year to designate $6,000 in charitable contributions to be made by the Company to Section 501(c)(3) of the Code.

DIRECTOR COMPENSATION TABLE – FISCAL YEAR 2023
The following Director Compensation table provides information concerning compensation earned by each non-employee director for services rendered in fiscal year 2023. Amounts reported in the following table under Fees Earned or Paid in Cash for each director depend on the various committees that each director served as a member or as chair during the fiscal year and whether the director served as the lead independent director or non-employee chair.

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	All Other Compensation ($)[3]	Total ($)
Cynthia B. Burks	$75,000	$79,930	$—	$154,930
Daniel T. Carter	$88,000	$79,930	$6,000	$173,930
Melissa Claassen[4]	$70,000	$79,930	$6,000	$155,930
Eric P. Etchart	$75,000	$79,930	$6,000	$160,930
Lara L. Lee	$75,000	$79,930	$6,000	$160,930
Edward O. Magee, Jr.	$75,000	$79,930	$6,000	$160,930
Trevor I. Mihalik	$85,000	$79,930	$6,000	$170,930
Graciela I. Monteagudo	$75,000	$79,930	$6,000	$160,930
David B. Pendarvis	$75,000	$79,930	$6,000	$160,930
Gregory A. Sandfort	$99,000	$79,930	$6,000	$184,930
Anne G. Saunders	$77,000	$79,930	$6,000	$162,930
1Mr. Magee and Mses. Burks, Lee, Monteagudo, and Saunders elected to receive their fiscal year 2023 base annual fees of $60,000 in cash. Ms. Claassen and Messrs. Carter, Etchart, Mihalik, Pendarvis and Sandfort elected to receive RSU awards in lieu of cash for their base annual fees pursuant to elections made as permitted under the Director Compensation Policy. The number of shares underlying each director’s RSU award was rounded down to the nearest whole share.
2Amounts reported under Stock Awards represent the grant date fair value for non-elective RSU awards granted pursuant to the Director Compensation Policy. On December 13, 2022, each director received a non-elective RSU award covering 480 shares of the Company’s common stock. The grant date fair value of approximately $80,000 equals the closing price of the Company’s common stock on that the grant date, which was $166.52 multiplied by the number of shares underlying the RSU award. The number of shares underlying each director’s RSU award is rounded down to the nearest whole share. Outstanding RSUs held by each director as of October 16, 2023 are reported in footnotes to Security Ownership of Certain Beneficial Owners and Management table.
3Amounts represent charitable contributions made by the Company in fiscal year 2023 as designated by non-employee directors pursuant to the Company’s Director Contributions Fund.

4Ms. Claassen resigned from the Board effective June 12, 2023.

BOARD COMMITTEES
CORPORATE GOVERNANCE COMMITTEE

Members:	Eric P. Etchart (Chair) Daniel T. Carter Trevor I. Mihalik Gregory A. Sandfort Anne G. Saunders
Primary Responsibilities:

• Provides counsel to the Board, including the size and operation of the Board and its standing committees
• Serves as the nominating function of the Board, which includes reviewing and interviewing qualified candidates to serve on the Board
• Oversees:
    - structure, composition, and rotation of the committees of the Board
    - trading guidelines for directors, officers and key employees
• Manages annual board and committee evaluations and assesses the effectiveness of the board and its committees
• Reviews and considers developments in corporate governance to ensure that best practices are being followed

Independent:	All

Meetings held last FY:	4

Nomination Policies and Procedures
The Corporate Governance Committee acts in conjunction with the Board to ensure that a regular evaluation is conducted of succession plans, performance, independence, and of the qualifications and integrity of the Board. The Corporate Governance Committee also reviews the applicable skills and characteristics required of nominees for election as directors. The objective is to balance the composition of the Board to achieve a combination of individuals of different backgrounds and experiences as described more fully below. Although the Board has not established any specific diversity criteria for the selection of nominees other than the general composition criteria noted below, the current Board composition includes four female directors (36% of the Board), one of whom chairs a Board committee, two African-Americans, one Hispanic, three non-U.S. directors (27% of the Board), and one U.S. military veteran. The Corporate Governance Committee also oversees an annual process of self-evaluation conducted by each committee of the Board and for the Board as a whole, which includes a board evaluation, individual self-evaluations and peer evaluations.
In determining whether to recommend a director for re-election, the Corporate Governance Committee considers the director’s past attendance at meetings, results of evaluations and the director’s participation in and anticipated future contributions to the Board. A director who will have reached the age of 72 prior to the date of the next annual meeting will be expected to retire from the Board. However, the Board may re-nominate any director for up to three additional years if the Board makes a specific finding that relevant circumstances warrant continued service.
The Corporate Governance Committee evaluates new Board nominees through a series of internal discussions, reviewing available information, and interviewing selected candidates. Generally, candidates for nomination to the Board have been identified and compiled in a database through director networking, professional organizations or suggestions from individual directors or employees. The Company does not currently employ a search firm or third party in connection with seeking or evaluating candidates.
The Corporate Governance Committee considers director recruitment and succession planning for the Board at each quarterly meeting. This review entails consideration of various factors that the Corporate Governance Committee believes to be relevant to ensure that the Board maintains a level of diversity and experience that is appropriate for its oversight and governance responsibilities. The Corporate Governance Committee considers the extent of each director’s experience in senior leadership roles and as directors on other public company boards, including service on committees and as committee or board chairs, in addition to age and the tenure of each director on the Board. Beyond a baseline expectation that directors and director nominees will share the Company values and have demonstrated an ability to promote and sustain a strong corporate culture, the Board endeavors to ensure that the mix of skills among existing directors is appropriate for the evolving business of the Company.

Continuing Education and Certifications

To emphasize the importance of continuing education, directors are reimbursed for expenses incurred in connection with attending continuing education programs and conferences and acquiring certain certifications to assist them in remaining abreast of developments in critical issues relating to the operation of public company boards, including environmental, social, and corporate governance. Two directors earned NACD Directorship Certification, one director earned a CERT Certificate in Cyber-Risk Oversight from Carnegie-Mellon, four directors earned certificates in ESG from Diligent or Berkeley Law Executive Education, and two directors earned Diligent certificates in Climate Change.
Skills and Diversity Matrices

The following list of specific skills are among the areas of expertise and experience that the Corporate Governance Committee believes will best serve the Company. The list is updated from time to time and each director’s expertise in these areas is graded on a scale to assess the level of competence that is available to the Board as a whole. The table below presents those areas in which the Board has determined that individual directors have a deep or knowledgeable level of expertise and does not reflect areas in which directors have general experience or familiarity. A particular director may possess other skills, experience, qualifications or attributes even though they are not indicated below. This information is used to assist the Board in ensuring a composition that is aligned with the Company’s current strategy and emerging areas of focus and will guide the Board in identifying the desired skills and characteristics of future nominees.

DIRECTOR NOMINEES
SKILLS AND EXPERIENCE	Steven A. Brass	Cynthia B. Burks	Daniel T. Carter	Eric P. Etchart	Lara L. Lee	Edward O. Magee, Jr.	Trevor I. Mihalik	Graciela I. Monteagudo	David B. Pendarvis	Gregory A. Sandfort	Anne G. Saunders
Finance			X	X			X		X	X
Legal, Regulatory, Compliance		X							X
Leadership, Human Capital, Exec. Comp	X	X	X		X	X	X		X	X	X
Industry: Consumer / Retail Markets	X		X					X		X	X
Omni-Channel Marketing; Digital	X				X			X			X
International / Global Business	X	X	X	X	X		X	X	X
Operations		X		X		X		X		X
Innovation					X	X					X
ESG				X		X	X

BOARD DIVERSITY MATRIX (as of October 16, 2023 and based on each director’s self-identification)
Total Number of Directors: 11
	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity	4	7

Part II: Demographic Background
African American or Black	1	1
Alaskan Native or Native American
Asian
Hispanic or Latinx	1
Native Hawaiian or Pacific Islander
White	2	6
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Part III: Non-U.S. Directors (Born Outside the U.S.)	1	3

The Corporate Governance Committee will consider director candidates recommended by stockholders under the same criteria as other candidates described above. Nominations may be submitted by letter addressed to: WD-40 Company Corporate Governance Committee, Attn: Corporate Secretary, 9715 Businesspark Avenue, San Diego, California 92131. Nominations by stockholders must be submitted in accordance with the requirements of the Company’s Bylaws, including submission of such nominations within the time required for submission of stockholder proposals as set forth below under the heading, Stockholder Proposals or Director Nominations for our 2024 Annual Meeting.
AUDIT COMMITTEE

Members:	Daniel T. Carter (Chair) Cynthia B. Burks Lara L. Lee Edward O. Magee, Jr. Trevor I. Mihalik Graciela I. Monteagudo David B. Pendarvis
Primary Responsibilities of Committee:

Provides oversight of the following:

•integrity of financial statements and disclosures
•integrity of audits, reviews and reporting controls
•direct management of independent auditor
•internal audit
•ethics and compliance
•risk management of financial reporting and internal controls
•appropriateness of insurable business risks
•cybersecurity risks
•management's earnings guidance

Independent (under Rule 10A-3 under the Exchange Act):	All

Meetings held last FY:	5

The Board has determined that Mr. Carter and Mr. Mihalik are each an “audit committee financial expert” as defined by SEC regulations and that each member satisfies the requirements for service on the Audit Committee under Rule 5605(c)(2) of the Nasdaq Rules.

FINANCE COMMITTEE

Members:	Trevor I. Mihalik (Chair) Daniel T. Carter Eric P. Etchart Edward O. Magee, Jr. Graciela I. Monteagudo Gregory A. Sandfort
Primary Responsibilities of Committee:

• Reviews and advises the Board with respect to:

       - Acquisitions
       - Investment policy
       - Capital and debt structure
       - Cash and liquidity, including capital expenditures
       - Dividend policy
       - Interest rates and foreign exchange
       - Tax planning

• Reviews the Company’s annual business plan and long-term financial strategies, objectives and strategic initiatives

Independent:	All

Meetings held last FY:	4

COMPENSATION COMMITTEE

Members:	Anne G. Saunders (Chair) Cynthia B. Burks Lara L. Lee David B. Pendarvis Gregory A. Sandfort
Primary Responsibilities of Committee:

• Reviews the Company’s overall compensation programs and strategies
• Establishes and administers executive compensation programs, including short-term and long-term incentive compensation and setting performance metrics and clawback provisions for such incentive compensation
• Conducts an annual review of and approves the goals and objectives relevant to CEO’s compensation, including a performance evaluation in light of such goals and objectives to determine and approve the CEO’s compensation
• Review strategies related to human capital and talent
management, including recruiting, development and retention, severance arrangements (as applicable), and management succession
• Reviews stockholder voting results on “Say on Pay” and feedback received regarding executive compensation matters

Independent (and “non-employee directors” under Rule 16b-3 of the Exchange Act):	All

Meetings held last FY:	6

Compensation Committee Interlocks and Insider Participation
During the fiscal year ended August 31, 2023, there were no compensation committee interlock relationships with respect to the Company’s executive officers, members of the Board and/or the Compensation Committee as described in Item 407(e)(4)(iii) of Regulation S-K promulgated under the Exchange Act.
ENVIRONMENTAL, SOCIAL AND GOVERNANCE REPORT
The Company believes that taking an integrated approach to environmental, social and governance (“ESG”) issues enhances the sustainability and growth of our business and protects the long-term interests of our stakeholders. Our Board has ultimate authority and has demonstrated its continued commitment to the Company’s performance relative to ESG matters.
The Company is focused on building an enduring business that can proudly be passed onto the next generation and on being a responsible corporate citizen for the benefit of our stakeholders.
In fiscal year 2018, the Company established a cross-regional, cross-functional ESG Project Team to formally address ESG topics and provide recommendations to management. In that year, the ESG Project Team completed a comprehensive analysis documenting the Company’s activities and guiding structures that fall under the umbrella of ESG.
In fiscal year 2019, the ESG Project Team completed an ESG Materiality Assessment to obtain from various stakeholders their views of which aspects of ESG were of highest importance. In connection with this assessment, the ESG Project Team engaged Sustainability Partners, led by Drs. Mary and Brian Nattrass, well-known and respected experts in sustainability programs for businesses, non-profits, and governments.
In fiscal year 2020, the ESG Project Team completed a Life Cycle Assessment screening for the Company’s flagship product, WD-40® Multi-Use Product, and prepared for the publication of its inaugural ESG report.
In fiscal year 2021, the Company published its first ESG report, which can be found at https://www.wd40company.com/our-company/corporate-responsibility/. After the publication of the ESG report, the ESG Project Team pursued the objectives and focused on four ESG pillars: 1) social impact, 2) carbon and environmental impact, 3) circular supply chain, and 4) product sustainability lens.
The results on these objectives are included in the Company’s latest ESG report published in November 2022, which can be found at https://www.wd40company.com/our-company/corporate-responsibility. The latest ESG report also details the Company’s ESG-related objectives, targets, and progress, for fiscal years 2021 and 2022 and established objectives and targets for fiscal years 2023 and 2024.

INFORMATION REGARDING OUR EXECUTIVE OFFICERS
The following table sets forth the names, ages, and current titles of the Company’s executive officers as of August 31, 2023:

Name	Age	Title
Steven A. Brass	57	President and Chief Executive Officer (“CEO”); Director
Sara K. Hyzer	45	Vice President, Finance and Chief Financial Officer (“CFO”)
Patricia Q. Olsem	56	Division President, Americas
William B. Noble	65	Group Managing Director, EIMEA & Emerging Markets
Geoffrey J. Holdsworth	61	Managing Director, Asia-Pacific
Jeffrey G. Lindeman	60	Vice President, Chief People, Culture and Capability Officer
Phenix Q. Kiamilev	44	Vice President, General Counsel and Corporate Secretary
Mr. Brass joined the Company in 1991 as International Area Manager at the Company’s U.K. subsidiary, WD-40 Company Limited, and has since held several management positions including Country Manager in Germany, Director of Continental Europe, European Sales Director, and European Commercial Director. He then served as Division President, Americas of the Company, from 2016 until 2019, when he was promoted to President and Chief Operating Officer. In March 2022, Mr. Brass was appointed to the Board and, effective September 1, 2022, Mr. Brass serves as CEO and President.
Ms. Hyzer joined the Company in August 2021 as Vice President, Global Finance Strategy. She was then named Vice President, Finance, Treasurer, and Chief Financial Officer, effective November 1, 2022. In connection with her promotion, she assumed the responsibility for global information technology strategy, and in January 2023, she relinquished the title and responsibility of Treasurer. Before joining the Company, Ms. Hyzer served over 20 years at PricewaterhouseCoopers LLP, during the last six years of which she served as an audit partner for publicly traded and privately held companies in industries, including consumer products and life sciences. Ms. Hyzer is a Certified Public Accountant in California.
Ms. Olsem joined the Company in 2005 and has held various senior management positions including, Vice President Americas Innovation Development Group, Senior Vice President Marketing and Innovation of the Americas, and Senior Vice President and General Manager of the U.S. She was promoted to her current position as Division President, Americas in 2019.
Mr. Noble joined the Company’s Australian subsidiary, WD-40 (Australia) Pty. Limited, in 1993 as International Marketing Manager for the Asia Region. He was then promoted to Managing Director, EMEA and appointed as a Director of the Company’s U.K. subsidiary, WD-40 Company Limited, in 1996. Effective November 1, 2022, Mr. Noble was promoted to Group Managing Director, EIMEA & Emerging Markets.
Mr. Holdsworth joined the Company and worked at the Company’s Australian subsidiary, WD-40 (Australia) Pty. Limited, in 1996 as General Manager and in 1997, he was promoted to Managing Director, Asia-Pacific and appointed Director of WD-40 (Australia) Pty. Limited. On August 31, 2023, Mr. Holdsworth retired from all positions that he had held with the Company and its subsidiaries.
Mr. Lindeman serves as the Company’s chief human resources officer. He joined the Company in 2016 and has held management positions within the Company’s EMEA segment, including director of human resources, information technology, supply chain and finance. In December 2020, he was named Vice President, Global Organizational Development of the Company. He was then promoted to his current position, Chief People, Culture and Capability Officer, in November 2022. Prior to joining the Company, Mr. Lindeman worked as the senior director of talent and engagement for San Diego International Airport from 2006 to 2016.
Ms. Kiamilev joined the Company in May 2021 as Vice President, Legal, and was appointed General Counsel and Corporate Secretary in December 2021. From 2019 to 2021, Ms. Kiamilev served as Vice President, Legal, and General Counsel of Kyriba Corp. and held other legal roles from 2014 to 2019. Ms. Kiamilev also served as in-house counsel for Active Network, LLC after practicing law at Luce, Forward, Hamilton & Scripps LLP (currently Dentons US LLP). Ms. Kiamilev is a licensed attorney in the State of California.
All executive officers hold office at the discretion of the Board. There are no family relationships between any executive officer and any member of the Board. There are no pending litigation or proceedings involving the Company’s officers.

COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion and Analysis (“CD&A”) addresses the philosophy, policies and programs, and the processes and decisions of the Compensation Committee (the “Committee”) with respect to compensation for the Company’s Named Executive Officers (the “NEOs”). During fiscal year 2023, the Company’s NEOs were as follows:
•Steven A. Brass, President and Chief Executive Officer (“CEO”)
•Sara K. Hyzer, Vice President, Finance, and Chief Financial Officer (“CFO”)†
•Jay W. Rembolt, Vice President, Finance, Treasurer and Chief Financial Officer (“former CFO”)†
•Phenix Q. Kiamilev, Vice President, General Counsel and Corporate Secretary
•Jeffrey G. Lindeman, Vice President, Chief People, Culture and Capability Officer
•Patricia Q. Olsem, Division President, Americas
† Ms. Hyzer was appointed CFO, effective November 1, 2022, succeeding Mr. Rembolt, who resigned, effective October 31, 2022.

Our Executive Compensation Programs Incorporate Strong Governance Features

•No Employment Agreements with Executive Officers	•Executive Officers are Subject to Stock Ownership Guidelines

•No Supplemental Executive Retirement Plans for Executive Officers	•Executive Officers are Prohibited from Hedging or Pledging Company Stock

•Long-Term Incentive Awards are Subject to Double-Trigger Vesting upon Change of Control	•No Backdating or Re-Pricing of Equity Awards

•Annual and Long-Term Incentive Programs Provide a Balanced Mix of Goals for Profitability, Growth and Total Stockholder Return Performance	•Financial Goals for Performance-Based Equity Awards Never Reset

• Incentive-based Compensation subject to Clawback Policy	•Independent Compensation Consultant Retained by the Compensation Committee of the Board
EXECUTIVE SUMMARY OF EXECUTIVE COMPENSATION DECISIONS AND RESULTS
The compensation structure for the NEOs is comprised of three elements: base salary, retention-related equity compensation, and performance-related cash and equity compensation. Through the application of these elements, a significant portion of NEO realized compensation is directly tied to Company performance measured by increased earnings and total stockholder return (“TSR”).
Performance-based compensation tied to earnings is based on earnings before interest, income taxes, depreciation (in operating departments) and amortization (“EBITDA”), not earnings per share. To measure NEO performance, the Company uses several EBITDA-based measures:
•“Adjusted EBITDA” defined as EBITDA before deduction of stock-based compensation expense for any vested performance share unit (“PSU”) awards and excludes other non-operating income and expense amounts;
•“Regional Adjusted EBITDA” defined as Adjusted EBITDA computed for each of the Company’s relevant financial reporting segments; and
•“Global Adjusted EBITDA” defined as Adjusted EBITDA computed on a consolidated basis.
Retention-related equity compensation includes restricted stock unit (“RSU”) awards that typically vest annually over a period of three years after grant, subject to earlier vesting upon the effective date of retirement under certain conditions. Retention-related equity compensation features are also reflected in our performance-based market share unit (“MSU”) awards that may be earned over a market return-based measurement period of three years. MSUs earned are subject to a three-year vesting cliff (or pro-rata vesting at the end of the applicable measurement period in the event of earlier retirement under certain conditions).
Performance-related compensation includes (i) a Growth Reward Program, which is an annual cash payment opportunity that is tied to current fiscal year financial results (“GRP” or “Incentive Compensation”); (ii) MSU awards that are tied to a measure of TSR; and (iii) PSU awards that are tied to current fiscal year financial results that exceed levels required for maximum payment of the Incentive Compensation opportunity that is tied to Global Adjusted EBITDA Post-GRP.
The foregoing compensation structure elements are described in greater detail in subsequent sections in this CD&A.
As part of the framework for overall NEO compensation and assessment of compensation for each NEO in light of individual and Company performance, the Committee considers actual and target levels of compensation, short-term and long-term performance periods, labor market data, and peer group executive compensation. The Committee seeks to align individual NEO performance incentives with short-term and long-term Company objectives. The Committee assesses the effectiveness of the established framework for NEO compensation by reviewing each principal element of NEO compensation. The Committee considers measures of Company performance over multi-year periods, specifically including regional and global measures based on the Company’s Adjusted EBITDA, and relative Company performance compared to an established peer group of companies and a comparable market index. The Committee also considers the relative achievement of longer-term strategic objectives as to which each NEO is accountable. Information regarding NEO strategic objectives is provided in the Executive Officer Compensation Decisions for Fiscal Year 2023 section below under the heading, Base Salary: Process.
THREE YEAR PERFORMANCE-BASED COMPENSATION REVIEW
For fiscal year 2023, the Company’s overall financial performance resulted in a modest level achievement of performance measure goals, which averaged 61.4% based on Global Adjusted EBITDA Pre-GRP and Regional Adjusted EBITDA for each of the three trading blocs, the Americas, EMEA, and Asia Pacific. The Company’s financial results for Regional Adjusted EBITDA to earn Incentive Compensation was varied, with the first level or Level A performance goal for the Americas and EMEA regions not being fully achieved, while the maximum first level goal for Adjusted EBITDA for the Asia Pacific region was achieved. The Company achieved approximately 60% of its first level or Level A goal for Global Adjusted EBITDA Pre-GRP and none of the second level or Level C goal for Global Adjusted EBITDA Post-GRP. Each of the NEOs identified for fiscal year 2023, except Mr. Rembolt and Ms. Olsem, earned Incentive Compensation equal to approximately 30% of their maximum Incentive Compensation opportunity because 50% of their opportunity was based on approximately 60% achievement of the first level goal for Global Adjusted EBITDA Pre-GRP. Mr. Rembolt was ineligible for Incentive Compensation based on his Retirement Date. Ms. Olsem earned approximately 38.3% of her maximum Incentive Compensation opportunity because she achieved approximately 77% of her Regional Adjusted EBITDA goal for the Americas and none of the second level goal for Global Adjusted EBITDA Post-GRP; each goal was weighted 50%.
For fiscal year 2022, the Company’s overall financial performance resulted in relatively low achievement of performance measure goals due to the inflationary environment and global supply chain disruptions in fiscal year 2022 that most severely impacted the Americas and EMEA regions. The Company’s financial results for Regional Adjusted EBITDA under the Company’s Performance Incentive Program varied depending on the region. While the first level performance goal for the Americas or EMEA region was not achieved, the maximum first level goal for Adjusted EBITDA for the Asia Pacific region was achieved. The Company achieved 26.3% of the first level goal for Global Adjusted EBITDA and none of the second level goal for Global Adjusted EBITDA. Each of the NEOs identified for fiscal year 2022, other than Ms. Olsem, earned Incentive Compensation equal to approximately 13% of their Incentive Compensation opportunity because 50% of their opportunity was based on approximately 26.3% achievement of the first level goal for Global Adjusted EBITDA. Ms. Olsem did not earn any Incentive Compensation because the Regional Adjusted EBITDA goal for the Americas and the Global Adjusted EBITDA goal were not achieved.
For fiscal year 2021, the Company’s overall financial performance resulted in a very high level of achievement of performance measure goals for Regional Adjusted EBITDA and Global Adjusted EBITDA under the Company’s Performance Incentive Program. With the exception of Regional Adjusted EBITDA for the Americas, which achieved 78% of the maximum for the first level goal for Adjusted EBITDA, the maximum first level goal for Adjusted EBITDA for the EMEA and Asia Pacific regions were achieved and the maximum first and second level goals for Global Adjusted EBITDA were achieved. As a result, for fiscal year 2021, each of the NEOs other than Ms. Olsem earned their maximum Incentive Compensation opportunity and Ms. Olsem earned approximately 89% of her maximum Incentive Compensation opportunity.

For the three fiscal years ended August 31, 2023, the TSR for the Company’s shares fell below, by an absolute percentage point difference, the return for the Russell 2000® Index (the “Index”) by 20.7%. As a result, MSUs awarded to applicable NEOs in October 2020 did not vest and were forfeited.

For the three fiscal years ended August 31, 2022, the TSR for the Company’s shares fell below, by an absolute percentage point difference, the return for the Russell 2000 by 10.9%. As a result, MSUs awarded to applicable NEOs in October 2019 did not vest and were forfeited.
For the three fiscal years ended August 31, 2021, the TSR for the Company’s shares exceeded, by an absolute percentage point difference, the return for the Index by 23.6%. As a result, NEOs who were awarded MSUs in October 2018 received vested shares of the Company’s common stock equal to 200% of their respective target number of award shares, except for Ms. Olsem, who received 150% of her target number of award shares.

For fiscal years 2023 and 2022, PSUs awarded in each such fiscal year were forfeited as of the end of the applicable fiscal year because the Company did not achieve the requisite level of Global Adjusted EBITDA for vesting. For fiscal year 2021, 100% of the PSUs awarded vested at the end of fiscal 2021 and restricted stock underlying such PSUs (net of shares withheld for taxes) were issued because Global Adjusted EBITDA exceeded the requisite level for maximum payment of the Incentive Compensation opportunity tied to Global Adjusted EBITDA Post-GRP.
FISCAL YEAR 2023 COMPENSATION DECISIONS
Compensation decisions for fiscal year 2023 were made in October 2022 based on individual and Company performance during fiscal year 2022 and a market survey conducted by the Committee’s independent compensation consultant, ClearBridge Compensation Group, LLC (“ClearBridge”).
The following is a summary of such decisions made by the Committee for NEO compensation for fiscal year 2023:
•For fiscal year 2023, base salaries were increased from fiscal year 2022 salary amounts for NEOs as follows: a 5% increase for all executive officers, except for Mr. Brass, who received an increase commensurate with his promotion to CEO on September 1, 2022 and Mr. Lindeman, who received a 10% increase in connection with his promotion to Vice President, Chief People, Culture and Capability Officer. The 5% increase for executive officers was aligned with the salary increase pool of 5% across the Company to help offset the pace of inflation.
•Annual Incentive Compensation is awarded to the NEOs under the Company’s Performance Incentive Program as described below under the heading, Performance Incentive Program. Under the Performance Incentive Program, goals for Regional Adjusted EBITDA and Global Adjusted EBITDA Pre-GRP and Global Adjusted EBITDA Post-GRP were established at the beginning of the fiscal year. The Company’s performance as measured against these goals is described in detail below.
•In October 2022, the NEOs received the following stock-based awards:
•RSU awards providing for the issuance of a total of 9,882 shares of the Company’s common stock to be earned by continued employment by the Company over a vesting period of three years, subject to earlier vesting upon the effective date of retirement under certain conditions.1 These awards serve a retention purpose together with an incentive to maximize long term stockholder value through share price appreciation.
•MSU awards subject to performance vesting covering a target number of shares of the Company’s common stock totaling 7,285 shares. If the Company’s TSR over the three-year measurement period matches the median return for the Index, the target number of shares of the Company’s common stock would vest and be issued to the NEOs. The actual number of shares to be issued to the NEOs will be from 0% to 200% of the target number of shares depending upon the Company’s TSR compared to the return for the Index.2.
•PSU awards providing an opportunity to receive up to a maximum of 7,169 restricted shares of the Company’s common stock. The PSU awards provide for vesting at the end of fiscal year 2023 if the Company achieves a level of Global Adjusted EBITDA for the fiscal year in excess of the maximum goal for Global Adjusted EBITDA established for Incentive Compensation.3 The Company’s Global Adjusted EBITDA for fiscal year 2023 fell short of the maximum goal for Global Adjusted EBITDA established for Incentive Compensation. As a result, the PSU awards did not vest and were forfeited.
1    For a more complete description of the RSU awards, refer to the Executive Officer Compensation Decisions section below under Restricted Stock Unit or RSU Awards.
2    For a more complete description of the MSU awards, refer to the Executive Officer Compensation Decisions section below under Market Share Unit or MSU Awards.
3    For a more complete description of the PSU awards, refer to the Executive Officer Compensation Decisions section below under Performance Share Unit or PSU Awards.

•Equity awards for fiscal year 2023 varied among the NEOs based on labor market compensation practices specific to the region of employment, relative achievement of individual performance measures and goals established for each NEO, as well as Company performance for fiscal year 2023 in areas over which each NEO had direct influence.
•The Committee has considered the results of advisory Say-on-Pay votes in its decision-making for executive compensation of the NEOs and has concluded that no significant changes in executive compensation decisions and policies are warranted. For additional details on Say-on-Pay results, please refer to Item No. 2 Advisory Vote to Approve Executive Compensation (“Say-on-Pay”) above.
GOVERNANCE OF EXECUTIVE OFFICER COMPENSATION PROGRAM
The primary purpose of the Committee is to establish the compensation and benefit arrangements for our CEO and other NEOs and executive officers of the Company, on behalf of the Board. The Committee is responsible for developing and reviewing the Company’s overall executive compensation strategy, with support from management and consultants. For fiscal year 2023 executive compensation decisions, the Committee engaged an independent compensation consulting firm, ClearBridge. The Committee also has the authority to administer the Company’s equity compensation plans.
The Committee operates pursuant to a charter that outlines its responsibilities, including evaluating the performance and approving annual compensation and benefits for the Company’s executive officers. A copy of the Compensation Committee Charter (“Compensation Charter”), which is reviewed annually, can be found on the Company’s website at http://investor.wd40company.com in the “Corporate Governance” section.
PROCESS FOR EVALUATING EXECUTIVE OFFICER PERFORMANCE AND COMPENSATION
In setting compensation for NEOs, the Committee receives input from the CEO concerning each of the NEOs other than himself and a report of the Company’s financial results for the past fiscal year relative to the Company’s performance measures. The CEO makes recommendations regarding salary and incentive compensation for each NEO other than himself. The Committee considers the input, results, recommendations and other factors in making its final determination as to each NEO’s compensation.

The Committee also works with the Company’s Human Resources function in carrying out its responsibilities, and the Vice President, Chief People, Culture and Capability Officer serves as management’s primary liaison with the Committee. From time to time, the Committee will also direct management to work with ClearBridge in providing proposals, program design, and compensation recommendations. ClearBridge generally provides advice and information relating to executive compensation and benefits each year. For fiscal year 2023, ClearBridge assisted the Committee in the evaluation of executive base salary, cash incentives, equity incentive design and award levels, and the specific pay recommendation for our CEO. ClearBridge reports directly to the Committee and provides no services to management. The Committee assessed the independence of ClearBridge in light of, among other factors, the SEC rules and the independence factors established by the NASDAQ. As a result of its assessment, the Committee concluded that ClearBridge’s work raised no conflict of interest currently or during the fiscal year ended August 31, 2023.

EXECUTIVE COMPENSATION PHILOSOPHY AND FRAMEWORK
COMPENSATION OBJECTIVES
The Company’s compensation program for executive officers is designed to achieve five primary objectives:
1.Attract, motivate, reward and retain high performing executives;
2.Align the interests and compensation of executives with the value created for stockholders;
3.Create a sense of motivation among executives to achieve both short- and long-term Company objectives;
4.Create a direct, meaningful link between business and team performance and individual accomplishment and rewards; and
5.Ensure our compensation programs are appropriately competitive in the relevant labor markets.
TARGET PAY POSITION / MIX OF PAY
The Company’s compensation program consists primarily of base salary, annual cash incentives, and long-term oriented equity awards. The Committee considers multiple factors when establishing target total compensation opportunities for executive officers (including base salary, target incentive compensation, and RSU, PSU and MSU equity awards).

Specifically, compensation is determined considering internal factors (including, but not limited to, individual performance, complexity of job function, length of time within the position and anticipated contribution) as well as external market data. When using external market data, the Committee does not target a specific pay positioning. Instead, the Committee reviews the full range of market data, with a specific focus on market 50th percentile of total compensation as a reference point. The Committee then assesses internal factors for each executive officer, which results in final total target pay levels above or below the market 50th percentile, depending on the Committee’s individual assessment. Based on recent market analysis, executive officer target pay levels generally fall between the 25th and the 50th percentiles on average, with variability by individual. Actual compensation will vary from target based on the Company’s incentive compensation plan designs, which consider the Company’s performance. This approach is consistent with the Committee’s historic approach to assessing market data and setting target pay levels (i.e., considering a holistic assessment of relevant internal and external considerations, on an individual case-by-case basis).
The mix of pay for executive officers is intended to provide significant incentives to drive overall Company performance and increased stockholder value. This mix consists of Salary and All Other Compensation amounts as reported in the Summary Compensation Table under Executive Compensation below, maximum possible values for RSUs, MSUs and PSUs (collectively, “Stock Awards”) as reported in the table in footnote 1 to the Summary Compensation Table, maximum possible non-equity incentive plan compensation amounts as reported in the Grants of Plan-Based Awards table under Executive Compensation below, and when applicable, bonus. The total of these maximum possible compensation amounts for NEOs is referred to as “Total Compensation Opportunity.” In the charts below, the Total Compensation Opportunity for the CEO, and for all other NEOs in the aggregate, has been divided among elements of compensation that are considered at risk (MSUs, tied to longer term relative stockholder return, and PSUs and Incentive Compensation, tied to current fiscal year financial performance), and those elements that are not performance-based and not considered at risk (Salary, All Other Compensation and RSUs). Approximately 72% of the CEO’s Total Compensation Opportunity for fiscal year 2023 was at risk while approximately 54% of the Total Compensation Opportunity for fiscal year 2023 for the other NEOs was at risk.

CEO Compensation

Other NEO Compensation (Aggregate)

COMPENSATION BENCHMARKING
Before making fiscal year 2023 compensation decisions in October 2022, the Committee examined the executive compensation practices of a peer group of 14 publicly traded companies to assess the competitiveness of the Company’s executive compensation. Peer group companies were selected from a list of U.S. headquartered companies having revenues, earnings, and market capitalization reasonably comparable to the Company and doing business in the specialty chemical industry or within specific consumer products categories. Compared to the prior year peer group, the list for fiscal year 2023 included an additional company, XPEL, Inc., which is a global provider of protective films and coatings that more closely meets the peer group criteria. In addition to peer group data, the Committee considered general industry company survey data provided by Korn Ferry Hay Group, a global management consulting firm. The Committee applied these data sources to establish the market median level of compensation for each executive officer position. The peer group companies used in the analysis for fiscal year 2023 compensation decisions were as follows:

•American Vanguard Corporation	•Livent Corporation
•Balchem Corporation	•Prestige Consumer Healthcare, Inc.
•Chase Corporation	•Quaker Chemical Corporation
•Dorman Products, Inc.	•Sensient Technologies Corporation
•Hawkins, Inc.	•Stoneridge Inc.
•Ingevity Corporation	•USANA Health Sciences, Inc.
•Innospec Inc.	•XPEL, Inc.
EXECUTIVE OFFICER COMPENSATION DECISIONS FOR FISCAL YEAR 2023
BASE SALARY: PROCESS
Base salaries for executive officers, including NEOs, are approved by the Committee effective for the beginning of each fiscal year. In setting base salaries, the Committee normally considers the salary range prepared by its independent compensation consultant based on each NEO’s job responsibilities and the market data. Salary adjustments, if any, are based on factors such as individual performance, position, current pay relative to the market, future anticipated contribution and the Company’s merit increase budget. Assessment of individual performance follows a rigorous evaluation process, including self-evaluation and the establishment of annual goals for each executive officer and an assessment of the achievement thereof. Individual performance elements considered in this process included individual and Company performance goals and achievements in such areas as growth, leadership, ESG (with an emphasis on sustainability), earnings and governance for Mr. Brass; governance and cybersecurity risk, financial compliance, forecasting and financial reporting for Ms. Hyzer; business unit performance, teamwork, execution and growth for Ms. Olsem; global brand protection, corporate governance, legal services, risk management, and global compliance for Ms. Kiamilev; and global human resources including fostering diversity, equity, inclusion and belonging, and coordination of strategy for global supply chain and quality for Mr. Lindeman.

BASE SALARY: FISCAL YEAR 2023
In October 2022, base salary increases for executive officers for fiscal year 2023 were approved as follows: a 5% increase from fiscal year 2022 for all executive officers, except for Mr. Brass, who received a 31% increase commensurate with his promotion to CEO, effective September 1, 2022, and Messrs. Lindeman and Noble, who each received a 10% increase in connection with their promotions, effective November 1, 2022. Mr. Rembolt’s base salary was not increased because he retired as CFO effective October 31, 2022.
PERFORMANCE INCENTIVE PROGRAM
The Company uses its Performance Incentive Program to tie executive officer compensation to the Company’s financial performance. For NEOs, Incentive Compensation opportunities for fiscal year 2023 were based on goals for three corporate performance measures: (i)  Regional Adjusted EBITDA; (ii)  Global Adjusted EBITDA Pre-GRP; and/or (iii) Global Adjusted EBITDA Post-GRP.
In computing the financial results to be measured against the goals established for Regional Adjusted EBITDA, Global Adjusted EBITDA Pre-GRP, and Global Adjusted EBITDA Post-GRP performance measures, the Company may exclude certain expenditures as approved by the Committee. For fiscal year 2023, no such exclusions were applicable.
The Company’s Incentive Compensation program is designed to fund the Incentive Compensation payout to employees, including NEOs, from earnings growth over the prior fiscal year. Even if the Company does not achieve growth in Global Adjusted EBITDA Post-GRP over the prior fiscal year, it is possible that Ms. Olsem will earn Incentive Compensation because 50% of her Incentive Compensation opportunity is based on Regional Adjusted EBITDA.
Depending upon performance, the Incentive Compensation opportunities for fiscal year 2023 could reach up to 200% of base salary for Mr. Brass, up to 110% of base salary for Ms. Hyzer and Ms. Olsem, up to 100% of base salary for Mr. Lindeman, and up to 90% of base salary for Ms. Kiamilev. Mr. Rembolt was ineligible for an Incentive Compensation opportunity for fiscal year 2023 because he was not employed by the Company on June 30, 2023, which is the program’s eligibility cutoff date.
The Performance Incentive Program provides two performance measure levels applicable to NEOs: Levels A and C. These two performance measure levels or goals are applied for NEOs to calculate earned Incentive Compensation and to provide enhanced incentives to achieve maximum Global Adjusted EBITDA results for the benefit of stockholders. For NEOs, each level represented 50% of the maximum Incentive Compensation potential (“Annual Opportunity”). The maximum Incentive Compensation payout for Ms. Olsem required achievement of specified goals for Regional Adjusted EBITDA (Level A) and Company performance that equaled the maximum goal amount for Global Adjusted EBITDA Post-GRP (Level C) each described below. For Mr. Brass, Ms. Hyzer, Mr. Lindeman, and Ms. Kiamilev (each of whom has global rather than regional responsibilities), the maximum Incentive Compensation payouts required achievement of specified goals for Global Adjusted EBITDA for each of Levels A (Pre-GRP) and C (Post-GRP).
Target and maximum payouts for NEOs for the fiscal year 2023 Performance Incentive Program are disclosed below in the table under the heading, Grants of Plan-Based Awards - Fiscal Year 2023.
The following table sets forth the fiscal year 2023 Incentive Compensation payout weightings and the minimum and maximum goals for the performance measures applicable to each of the NEOs, except for Mr. Rembolt, who was ineligible based on his retirement date. The minimum and maximum Level A goals for Regional Adjusted EBITDA and Global Adjusted EBITDA were based on earnings before deduction of Incentive Compensation (or Global Adjusted EBITDA Pre-GRP). The minimum and maximum Level C goals for Global Adjusted EBITDA were based on earnings after deduction of an estimate of the maximum possible Incentive Compensation for Levels A and B, but before deduction of Incentive Compensation for Level C (or Global Adjusted EBITDA Post-GRP).

		Steven A. Brass
		Sara K. Hyzer		Minimum Goal	Maximum Goal
		Phenix Q. Kiamilev		FY 2023	FY 2023
Level	Performance Measure	Jeffrey G. Lindeman	Patricia Q. Olsem	($ thousands)	($ thousands)
A	Regional EBITDA (Americas)	N/A	50%	$57,504	$70,506
A	Global EBITDA Pre-GRP	50%	N/A	$93,134	$109,041
C	Global EBITDA Post-GRP	50%	50%	$97,791	$100,585

The following table sets forth the fiscal year 2023 performance and percentage achievement for each performance measure under the Performance Incentive Program formulas applicable to NEOs (excluding Mr. Rembolt).

Level	Performance Measure	Actual FY 2023 ($ thousands)	% Achievement
A	Regional EBITDA (Americas)	$67,850	76.6%
A	Global EBITDA Pre-GRP	$102,680	60.0%
C	Global EBITDA Post-GRP	$94,734	0.0%
Achievement of the maximum goals for Regional Adjusted EBITDA and Levels A and C of Global Adjusted EBITDA is intended to be attainable through the concerted efforts of management teams working in their own regions and areas of responsibility and for the Company as a whole.
Based on the Company’s fiscal year 2023 performance and the Committee’s certification of the relative attainment of each performance measure under the Performance Incentive Program, the payouts for our NEOs were calculated. On October 5, 2023, the Committee approved payment of the following Incentive Compensation to NEOs for fiscal year 2023 performance:

Named Executive Officer	Title	FY 2023 Annual Opportunity (As % of Base Salary)	FY 2023 Incentive Compensation Paid ($)	FY 2023 Actual Incentive Compensation (As % of Opportunity)
Steven A. Brass	CEO	200%	$355,809	30%
Sara K. Hyzer	CFO	110%	$103,212	30%
Jay W. Rembolt[1]	former CFO	90%	$—	0%
Phenix Q. Kiamilev	Vice President, General Counsel and Corporate Secretary	90%	$76,840	30%
Jeffrey G. Lindeman	Vice President, Chief People, Culture and Capability Officer	100%	$89,595	30%
Patricia Q. Olsem	Division President, Americas	110%	$145,870	38%
1     Mr. Rembolt retired from his role as CFO effective October 31, 2022 (and from the Company as an employee effective January 6, 2023). Consequently, he was not eligible for any Incentive Compensation.

To illustrate how the Performance Incentive Program with Levels A and C works, Ms. Kiamilev’s Incentive Compensation of $76,840 for fiscal year 2023 was generally computed as follows:
•Incentive Compensation Annual Opportunity = 90% x Base Salary ($285,206) = $256,686
•Level A (Global Adjusted EBITDA Pre-GRP) = 50% of Annual Opportunity = $128,343
— Level A Incentive Compensation = Level A Achievement (≈60%) x Level A Annual Opportunity = $76,840
•Level C (Global Adjusted EBITDA Post-GRP) = 50% of Annual Opportunity = $128,343
— Level C Incentive Compensation = Level C Achievement (0%) x Level C Annual Opportunity = $0
•Level A Incentive Compensation + Level C Incentive Compensation = $76,840 + $0 = $76,840
EQUITY COMPENSATION
Equity compensation is a critical component of the Company’s efforts to attract and retain executives and key employees, encourage employee ownership in the Company, link pay with performance and align the interests of executive officers with those of stockholders. To provide appropriately directed incentives to our executive officers, the Company grants awards of RSUs, MSUs and PSUs. Equity awards for fiscal year 2023 were granted to NEOs pursuant to the Company’s 2016 Stock Incentive Plan.
In October 2022, RSU and MSU awards for fiscal year 2023 were granted. Except for Mr. Rembolt whose equity award was entirely RSUs to ensure a successful transition of the CFO role in light of his pending retirement from the Company on January 6, 2023, the awards for other NEOs were divided equally between the two types of awards, RSUs and MSUs.

MSU awards provide for vesting after a three-year measurement period, as described in more detail below. In addition to the RSU and MSU awards, the NEOs, except for Mr. Rembolt, were also granted PSU awards in October 2022. Compared to the retention and long-term performance-based attributes of the RSU and MSU awards, the PSU awards provide a near-term incentive. If the applicable performance measures are achieved, PSU awards vest at the end of the fiscal year for which they are granted. RSU, MSU and PSU awards are subject to terms and conditions set forth in an applicable award agreement (the “Award Agreement”).
The principal attributes and benefits of equity awards for executive officers are as follows:
•RSU awards provide for annual vesting in relatively equal portions over three years from the grant date, subject to earlier vesting upon the effective date of retirement under certain conditions.
•MSU awards provide for performance-based vesting tied to the Company’s TSR over a performance measurement period of three fiscal years beginning with the fiscal year in which the awards are granted and ending on August 31st of the third year. The change in the value of the Company’s common stock assumes the reinvestment of dividends and compares the Company’s TSR against the Index.
•PSU awards provide for performance-based vesting tied to the Company’s Global Adjusted EBITDA achievement for the fiscal year in which the awards are granted in excess of the maximum goal for Global Adjusted EBITDA under Level C of the Company’s Performance Incentive Program.
•RSU and MSU awards provide for the issuance of shares of the Company’s common stock upon vesting.
•PSU awards provide for the issuance of restricted shares of the Company’s common stock upon vesting. These issued shares are restricted to the extent that they may not be sold before termination of employment.
•A mix of equity awards is more balanced compared to RSU awards alone or other equity awards, such as stock options, because: (i) annual MSU awards provide a more direct performance-based incentive aligned directly with longer term stockholder interests; (ii) RSU awards have a higher perceived value to recipients than stock options; (iii) PSU awards offer a reward for exceeding the highest goal for near-term financial results for the Company; (iv) equity awards have a less dilutive impact on total outstanding shares than stock options; and (v) holding shares of the Company’s common stock (and earning dividends) encourages long-term stock ownership, promotes retention and supports compliance with the Company’s stock ownership guidelines (described below in the Other Compensation Policies section, under the heading, Executive Officer Stock Ownership Guidelines).
The Board recognizes the potentially dilutive impact of equity awards. Accordingly, the Company’s equity award practices are designed to balance the impact of dilution and the Company’s need to remain competitive by recruiting, retaining, and providing incentives for high-performing employees.
Restricted Stock Unit Awards
RSU awards provide for the issuance of shares of the Company’s common stock upon vesting provided that the employee remains employed with the Company on the applicable vesting date (except for termination of employment due to death or disability or vesting upon retirement as noted below). Except as otherwise noted, RSU awards vest annually over three years from the grant date, with 34% vesting on the 1st vesting date and 33% vesting on 2nd and 3rd vesting date. The vesting date each year is the third business day following the Company’s public release of its annual earnings for the fiscal year, but not later than November 15.
Award Agreements provide that for employees who retire from the Company after reaching age 65, or employees who retire from the Company after reaching age 55 and have been employed by the Company for at least 10 years, all RSUs will vest upon the effective date of retirement. The Committee believes that this vesting approach is (i) consistent with market practices, (ii) easy to administer, and (iii) preserves the benefit of acceleration, which occurs only upon actual retirement.
Payment of required withholding taxes due to the vesting of the RSU awards are covered through withholding of shares by the Company. The Company issues a net number of RSU shares after withholding shares having a value as of the vesting date, or as of the date of issuance in the case of death, disability or retirement, equal to the required tax withholding obligation.
Market Share Unit or MSU Awards
MSU awards provide for vesting over a performance measurement period of three fiscal years commencing with the fiscal year in which the MSU awards are granted (the “MSU Measurement Period”). Except as noted below with respect to vesting upon death, disability or retirement, employees must remain employed with the Company until the date on which the Committee certifies achievement of the requisite performance provided for in the MSU Award Agreement. Shares of the Company’s common stock equal to an “Applicable Percentage” of the “Target Number” of shares covered by the MSU awards to NEOs will be issued on the Settlement Date (defined below). The Applicable Percentage is determined by the performance provisions of the MSU Award Agreements described below. The Settlement Date for an MSU award is the third business day following the Company’s public release of its annual earnings for the third fiscal year of the MSU Measurement Period.
Award Agreements provide for monthly pro-rata vesting of MSUs as of the end of the MSU Measurement Period in the event of the earlier termination of employment due to death, disability, or retirement after reaching age 65, or retirement after reaching age 55 with at least 10 years of employment with the Company. To calculate the number of MSUs vested and the corresponding number of shares to be issued on the Settlement Date, the Target Number of shares covered by the MSU awards will be adjusted according to the pro-rata portion of the Measurement Period that has elapsed as of the effective date of termination of employment. The Committee may also exercise its discretion to provide for monthly pro-rata vesting of MSUs awarded to an employee who resigns or is terminated by the Company for reasons other than good cause.
Payment of required withholding taxes due to the settlement of an MSU award, if any, will be covered through withholding of shares by the Company. The Company will issue a net number of MSU shares after withholding shares having a value on the Settlement Date equal to the required tax withholding obligation.
The performance provisions of MSU awards are based on relative TSR for the Company over the MSU Measurement Period compared to the total return (“Return”) for the Index reported for total return (with dividends reinvested), as published by Russell Investments. To compute the relative TSR for the Company compared to the Return for the Index, dividends paid will be treated as reinvested as of the ex-dividend date for each declared dividend.
The Applicable Percentage of the Target Number of shares will be determined for NEOs based on the absolute percentage point difference between the TSR for the Company compared to the Return for the Index (the “Relative TSR”) as set forth in the table below:

Relative TSR (absolute percentage point difference)	Applicable Percentage
≥ 20%	200%
15%	175%
10%	150%
5%	125%
Equal	100%
-5%	75%
-10%	50%
>-10%	0%
The Applicable Percentage will be determined on a straight-line sliding scale from the minimum 50% Applicable Percentage achievement level to the maximum 200% Applicable Percentage achievement level. To determine the TSR for the Company and the Return for the Index, the beginning and ending values for each measure will be determined by taking the average closing price on all market trading days within the 90 calendar days prior to the beginning of the fiscal year for the beginning of the MSU Measurement Period and all market trading days within the 90 calendar days prior to the end of the third fiscal year of the MSU Measurement Period.
In the event of a Change in Control (as defined in the 2016 Stock Incentive Plan), the MSU Measurement Period will end as of the effective date of the Change in Control and the ending values for calculating the TSR for the Company and the Return for the Index will be determined based on the closing price of the Company’s common stock and the value of the Index, respectively, immediately prior to the effective date of the Change in Control. The Applicable Percentage will be applied to a proportionate amount of the Target Number of MSUs based on the portion of the Measurement Period elapsed as of the effective date of the Change in Control. The NEO will receive RSUs for the portion of the Target Number of MSUs to which the Applicable Percentage is not applied. Those RSUs will time vest, subject to rights under the NEO’s Change of Control Severance Agreement, as of the Settlement Date.

Performance Share Unit or PSU Awards
PSU awards provide for vesting over a performance measurement period of the fiscal year in which the PSU awards are granted (the “PSU Measurement Year”). The PSU awards provide for vesting of PSUs equal to an “Applicable Percentage” of the “Maximum Number” of PSUs awarded to the NEOs as of the conclusion of the PSU Measurement Year. The Applicable Percentage is determined by reference to the vesting provisions of the PSU Award Agreement as described below. Restricted shares of the Company’s common stock equal to the number of vested PSUs will be issued as of the “Settlement Date.” The restricted shares issued upon vesting of the PSUs will be subject to a restrictive endorsement and may not be sold before termination of employment. The Settlement Date for vested PSU awards is the third business day following the Company’s public release of its annual earnings for the PSU Measurement Year.
Award Agreements provide for monthly pro-rata vesting of PSUs as of the end of the PSU Measurement Year in the event of the earlier termination of employment due to death, disability, or retirement after reaching age 65, or retirement after reaching age 55 with at least 10 years of employment with the Company. To calculate the number of shares to be issued upon vesting of the PSUs, the Maximum Number of shares covered by the PSU awards will be adjusted according to the pro-rata portion of the PSU Measurement Year that has elapsed as of the effective date of termination of employment.
Payment of required withholding taxes due with respect to the settlement of any vested PSU award is covered through withholding of shares by the Company. The Company issues a net number of PSU shares after withholding shares having a value as of the Settlement Date equal to the required tax withholding obligation.
The vesting provisions of the PSUs are based on relative achievement within an established performance measure range of the Company’s Global Adjusted EBITDA for the PSU Measurement Year.
For fiscal year 2023, the established performance targets for PSUs to vest are set forth in the table below:

Global Adjusted EBITDA	Applicable Percentage
≥ $106,299,000	100%
$100,871,000	5%
< $100,871,000	0%
If Global Adjusted EBITDA exceeds the performance target set at 5%, then the Applicable Percentage is determined on a straight-line basis from the implied zero percentage achievement level of $100,585,000 to the 100% Applicable Percentage achievement level, but the Applicable Percentage shall not exceed 100%.
EQUITY AWARDS – FISCAL YEAR 2023
For fiscal year 2023, equity awards to our executive officers were generally granted to satisfy goals for executive officer retention, to provide incentives for current and future performance, and to meet objectives for overall levels of compensation and pay mix. Equity awards granted to NEOs by the Committee in October 2022 are set forth below in the table under the heading, Grants of Plan-Based Awards - Fiscal Year 2023. In establishing award levels in October 2022 for the NEOs who would remain with the Company throughout fiscal year 2023, the Committee placed emphasis on long-term retention goals and desired incentives for current and future contributions. The RSU and MSU awards in October 2022 to our CEO were, consistent with past practice, larger than the awards to the other NEOs in recognition of his higher level of responsibility for overall Company performance and based upon market data that supports a higher level of equity compensation for our CEO. RSU awards and Target Number of shares covered by MSU awards were determined for each NEO based on an assessment of the NEO’s achievement of individual performance goals as well as Company performance for fiscal year 2022 in areas over which the NEO had particular influence. The PSU awards were established by reference to each NEO’s Incentive Compensation opportunity based on fiscal year 2022 base salary and fiscal year 2023 maximum Incentive Compensation opportunity; the share equivalent value of the PSUs awarded to NEOs as of the date of grant equals 50% of the NEO’s maximum Incentive Compensation opportunity.
Market Share Unit or MSU Award Vesting for Three Fiscal Year Performance Achievement
On October 5, 2023, the Committee reviewed the performance measure applicable to MSU awards granted to the NEOs in October 2020. The Committee assessed the Company’s relative TSR compared to the Return for the Index for the performance Measurement Period ended August 31, 2023 to calculate the number of shares of the Company’s common stock for those MSU awards vesting, if any. The relative TSR compared to the Return for the Index (as an absolute percentage point difference) over the three fiscal year Measurement Period ending August 31, 2023 was 20.7% lower. As a result, based on the table above in the description of the MSU awards, the Committee certified that the Applicable Percentage of the Target Number of shares underlying the MSU awards granted in October 2020 was 0% for each of the NEOs.
The following table sets forth the Target Number of shares underlying the MSU awards granted to each NEO in October 2020, none of which vested and were forfeited:

Named Executive Officer	Target Number	Vested Shares
Steven A. Brass	1,998	-
Sara K. Hyzer	-	-
Jay W. Rembolt	749	-
Phenix Q. Kiamilev	-	-
Jeffrey G. Lindeman	154	-
Patricia Q. Olsem	874	-
Performance Share Unit or PSU Award Vesting for Fiscal Year 2023 Performance Achievement
PSU awards granted to the NEOs in October 2022 as shown in the Grants of Plan-Based Awards – Fiscal Year 2023 table below in the Executive Compensation section did not vest and were forfeited without any value to the NEOs. The Company’s Global Adjusted EBITDA (as described above in the description of PSU awards) was not attained as required for vesting; the Company achieved $94,876,000 for fiscal year 2023.
BENEFITS AND PERQUISITES
The NEOs are provided with standard health and welfare benefits and the opportunity to participate in the Company’s 401(k) Plan, similar to those generally offered to other Company employees. U.S.-based executive officers and other employees have the right to invest the Company’s contributions to the 401(k) Plan in shares of the Company’s common stock as an alternative to other investment choices available under the Plan.
The Company also provides leased vehicles or a vehicle allowance to its executive officers. The costs associated with the perquisites and other personal benefits provided to the NEOs are included in the Summary Compensation Table below and separately identified for fiscal year 2023 in the footnote disclosure of such perquisites and other personal benefits.
The Committee considers the cost of the foregoing health and welfare benefits and perquisites in connection with its approval of the total compensation package for our NEOs. All such costs are considered appropriate in support of the Committee’s objective of attracting and retaining high quality executive officers because they are common forms of benefits and perquisites offered to executives, who expect and compare them to competing compensation packages.
POST-EMPLOYMENT OBLIGATIONS
The Company has change of control severance agreements with each of the NEOs. The specific terms of the agreements are described below under the heading, Change of Control Severance Agreements. In establishing the terms and conditions of these agreements, consideration was given to including severance compensation in the event of termination of employment without cause (or for good reason) without regard to a change of control of the Company. No such provisions were included, and severance compensation is payable only following a “double-trigger”: termination of employment without “cause” or for “good reason” within two years following a “change of control” of the Company (as defined in these agreements).
The Committee believes that the change of control severance agreements help ensure the best interests of stockholders by fostering continuous employment of key management personnel. As is the case in many public companies, the possibility of an unsolicited change of control exists. The uncertainty among management that can arise from a possible change of control can result in the untimely departure or distraction of key executive officers. Reasonable change of control severance agreements reinforce continued attention and dedication of executive officers to their assigned duties and support the Committee’s objective of retaining high quality executives.

OTHER COMPENSATION POLICIES
EXCHANGE ACT RULE 10b5-1 TRADING PLANS AND INSIDER TRADING GUIDELINES
A description of the Company’s insider trading policies applicable to our executive officers is included above in this Proxy Statement under Insider Trading Policy – Prohibited Hedging Transactions.
EXECUTIVE OFFICER STOCK OWNERSHIP GUIDELINES
The Board believes that the stock ownership guidelines serve to improve alignment of the interests of our executive officers and the Company’s stockholders. In 2016, the Board approved guidelines for executive officer ownership of the Company’s common stock. The 2016 guidelines specify that each executive officer will be expected to attain, within a period of five years from the date of appointment of the executive officer, and to maintain thereafter, equity ownership in the Company at the following levels or higher:

Position	Multiple of Current Base Salary
CEO	5x
CFO	2x
Other executive officers	1x
Compliance is determined using the higher of cost or current fair market value for shares of the Company’s common stock held outright and, if applicable, shares underlying vested equity awards held by the executive officers. As of October 16, 2023, all NEOs comply with the established guidelines of stock ownership.

CLAWBACK POLICY

On June 19, 2023, the Board, in accordance with the recommendation of the Compensation Committee, adopted a clawback policy, which became effective October 2, 2023. The clawback policy applies to current and former executive officers of the Company as defined in Rule 10D‑1(d) under the Exchange Act and will be administered by the Compensation Committee.

In the event that the Company is required to prepare an accounting restatement to correct the Company’s material noncompliance with any financial reporting requirement under securities laws, including restatements that correct an error in previously issued financial statements (a) that is material to the previously issued financial statements or (b) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (each a “restatement”), the Company shall recover erroneously awarded incentive-based compensation from its officers. The recovery of such compensation applies regardless of (i) whether an officer engaged in misconduct or otherwise caused or contributed to the requirement for a restatement, and (ii) whether or when the Company files restated financial statements.

TAX CONSIDERATIONS
Section 162(m) of the Code limits the deductibility of compensation payable in any tax year to certain covered executive officers. Section 162(m) generally provides that a company covered by the statute cannot deduct compensation paid to its most highly paid executive officers to the extent that such compensation exceeds $1 million per officer per taxable year.
While the Committee will always seek to maximize the deductibility of compensation paid to the Company’s executive officers, the Committee provides total compensation to the executive officers in line with competitive practice, the Company’s compensation philosophy, and the interests of stockholders. Therefore, the Company presently pays some compensation to its executive officers that may not be deductible under Section 162(m) and it is anticipated that the Company will continue to do so.
ACCOUNTING CONSIDERATIONS
We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for share-based payment awards made to employees and directors, including restricted stock awards and performance-based awards, based on the grant date fair value of these awards. Depending upon the type of performance conditions applicable to performance-based awards, ASC Topic 718 may require the recording of compensation expense over the service period for the award (usually, the vesting period) based on the grant date value (such as for our MSUs) or compensation expense may be recorded based on the expected probability of vesting over the vesting period, subject to adjustment as such probability may vary from period to period (such as for our PSUs). This calculation is performed for accounting purposes and amounts reported in the compensation tables below are based on the compensation expense expected to be recorded over the vesting periods for the awards, determined as of the grant date for the awards. In the case of our MSUs, the grant date values fix the compensation expense to be recorded over the vesting period. These amounts are reported even though our executive officers may realize more or less value from their MSU awards depending upon the actual level of achievement of the applicable performance measure. In the case of our PSUs, no value is included in the Summary Compensation Table or in the table under Grants of Plan-Based Awards – Fiscal Year 2023 because ASC Topic 718 requires that we assess the probability of vesting of the PSUs as of the grant date. As of the grant date, we did not consider it probable that the PSUs would become vested even though it was possible that our executive officers would receive shares upon vesting of the PSUs following the end of the fiscal year upon achievement of the applicable performance measure.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of WD-40 Company’s Board of Directors (the “Board”) has reviewed and discussed with management of the Company the Compensation Discussion and Analysis included in this Proxy Statement and the Company’s annual report on Form 10-K for the fiscal year ended August 31, 2023, and, based upon that review and discussion, recommended to the Board that it be so included.
Compensation Committee
Anne G. Saunders (Chair)
Cynthia B. Burks
Lara L. Lee
David B. Pendarvis
Gregory A. Sandfort

EXECUTIVE COMPENSATION
As August 31, 2023, none of our executive officers has an employment agreement or other arrangement, whether written or unwritten, providing for a term of employment or compensation for services rendered other than under specific arrangements, plans or programs described herein.
For fiscal year 2023, our executive officers received compensation benefits for services rendered in fiscal year 2023 as more fully described and reported in the CD&A section of this Proxy Statement and in the compensation tables below. Total cash compensation for fiscal year 2023, comprised of annual salary and earned Incentive Compensation, was 39% of total compensation for our CEO and 48% to 50% of total compensation for the other NEOs (excluding Mr. Rembolt, who was an NEO for only two months of fiscal 2023).
SUMMARY COMPENSATION TABLE
The following table shows information for the three fiscal years ended August 31, 2023, August 31, 2022, August 31, 2021 concerning the compensation of our CEO, our CFO, former CFO, and the three most highly compensated executive officers other than the CEO, CFO and former CFO as of the end of fiscal year 2023 (collectively, “NEOs”):

Name and Principal Position(s)	Year	Salary	Stock Awards[1]	Non-Equity Incentive Plan Compensation[2]	All Other Compensation[3]	Total
Steven A. Brass	2023	$600,000	$1,394,168	$355,809	$108,676	$2,458,653
CEO	2022	$457,583	$825,029	$96,091	$101,180	$1,479,882
	2021	$446,422	$787,292	$714,275	$97,156	$2,045,145
Sara K. Hyzer[4]	2023	$315,000	$321,417	$103,212	$96,672	$836,301
CFO

Jay W. Rembolt[5]	2023	$135,364	$434,452	$—	$143,103	$712,919
former CFO	2022	$335,186	$360,772	$43,992	$108,469	$848,419
	2021	$327,011	$295,136	$327,011	$106,787	$1,055,945
Phenix Q. Kiamilev[6]	2023	$285,206	$294,663	$76,840	$95,591	$752,300
VP, General Counsel	2022	$271,625	$262,984	$32,001	$90,355	$656,965
and Corporate Secretary
Jeffrey G. Lindeman[7]	2023	$300,000	$294,663	$89,595	$95,048	$779,306
VP, Chief People, Culture
and Capability Officer
Patricia Q. Olsem	2023	$346,934	$402,050	$145,870	$109,852	$1,004,706
Division President, Americas	2022	$330,413	$360,772	$-	$101,075	$792,260
	2021	$300,375	$344,391	$294,072	$95,166	$1,034,004
1Stock Awards other than PSUs for fiscal years 2023, 2022, and 2021 are reported at their grant date fair values. Grant date fair value assumptions and related information is set forth in Note 2, Basis of Presentation and Summary of Significant Accounting Policies under the subsection “Stock-based Compensation” and Note 14, Stock-based Compensation, to the Company’s financial statements included in the Company’s Annual Report on Form 10-K filed on October 23, 2023. Stock Awards consisting of MSUs awarded in fiscal years 2023, 2022, and 2021 are included based on the value of 100% of the target number of shares of the Company’s common stock to be issued upon achievement of the applicable performance measure. Stock Awards consisting of PSUs awarded for fiscal years 2023, 2022, and 2021 are reported as having no value under applicable disclosure rules and ASC Topic 718 due to the lack of any expected probability of vesting of the PSUs as of their respective grant dates, as discussed above in the CD&A section under the heading, Accounting Considerations. For achievement of the highest level of the applicable performance measure for the MSUs granted in fiscal year 2020, the NEOs other than Ms. Olsem would have received 200% of the target number of shares, and Ms. Olsem would have received 150% of the target number of shares. Since neither level of the applicable performance measures for the PSUs granted in fiscal year 2023 was achieved, NEOs did not earn these PSUs and they were forfeited.
The following table sets forth the amounts that would have been included in Stock Awards for fiscal years 2023, 2022, and 2021 for each of the NEOs based on the grant date fair values and the maximum number of shares targeted to be received under MSU and PSU award agreements.

Named Executive Officer	Year	RSUs	MSUs (Maximum)	PSUs/DPUs (Maximum)	Total Stock Awards
Steven A. Brass	2023	$627,672	$1,532,992	$589,264	$2,749,928
	2022	$390,025	$870,008	$352,449	$1,612,482
	2021	$389,330	$795,923	$352,160	$1,537,413
Sara K. Hyzer	2023	$144,706	$353,422	$170,160	$668,288
Jay W. Rembolt	2023	$434,452	$—	$—	434,452
	2022	$170,552	$380,441	$161,340	$712,333
	2021	$145,950	$298,372	$161,168	$605,490
Phenix Q. Kiamilev	2023	$132,661	$324,004	$125,918	$582,583
	2022	$124,323	$277,321	$117,710	$519,354
Jeffrey G. Lindeman	2023	$132,661	$324,004	$147,188	$603,853
Patricia Q. Olsem	2023	$181,008	$442,084	$187,346	$810,438
	2022	$170,552	$380,441	$162,931	$713,924
	2021	$170,308	$348,167	$162,946	$681,421
2Amounts reported as Non-Equity Incentive Plan Compensation represent Incentive Compensation payouts under the Company’s Performance Incentive Program as described in the narrative preceding the Summary Compensation Table and in the CD&A section of this Proxy Statement. Threshold, target and maximum payouts for each of the NEOs for fiscal year 2023 are set forth below in the table under the heading, Grants of Plan-Based Awards - Fiscal Year 2023.
3All Other Compensation for each of the NEOs includes the following items: (i) employer profit sharing and matching contributions to the Company’s 401(k) Plan (“Retirement Benefits”); (ii) dividend equivalent amounts paid to Mr. Brass and Ms. Olsem for vested DPUs that will not be settled in shares until termination of employment (“Dividend Equivalents”); (iii) perquisites and benefits which include group life, medical, dental, vision, wellness and other insurance benefits (“Welfare Benefits”); and (iv) vehicle allowance costs which include lease or depreciation expense, fuel, maintenance and insurance costs (“Vehicle Allowance”).
The following table specifies the amounts included in All Other Compensation for fiscal year 2023 for each of the NEOs:

Named Executive Officer	Retirement Benefits	Dividend Equivalents	Death Benefits	Welfare Benefits	Vehicle Allowance	Total All Other Compensation
Steven A. Brass	$53,611	$353	$-	$40,235	$14,477	$108,676
Sara K. Hyzer	$53,611	$-	$-	$25,061	$18,000	$96,672
Jay W. Rembolt	$53,611	$756	$3,394	$12,798	$72,544	$143,103
Phenix Q. Kiamilev	$53,611	$-	$-	$23,980	$18,000	$95,591
Jeffrey G. Lindeman	$53,611	$-	$-	$27,340	$14,097	$95,048
Patricia Q. Olsem	$53,611	$-	$-	$39,117	$17,124	$109,852
4Ms. Hyzer was appointed CFO effective November 1, 2022. Accordingly, only her compensation for the fiscal year ended August 31, 2023 is presented..

5    Mr. Rembolt retired as CFO effective October 31, 2022. His vehicle allowance includes a “grossed up” amount to cover the cost of buying out his vehicle lease as part of his Transition Arrangements discussed in further detail under “Summary of Retirement Arrangements with Jay W. Rembolt”.

6    Ms. Kiamilev was not an NEO for the fiscal year 2021. Accordingly, only her compensation for the fiscal years ended August 31, 2023 and August 31, 2022 is presented..
7     Mr. Lindeman was not an NEO for the fiscal years 2022 or 2021. Accordingly, only his compensation for the fiscal year ended August 31, 2023 is presented.

PAY VERSUS PERFORMANCE TABLE

The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended August 31, 2023, 2022 and 2021, and our financial performance for each such fiscal year. The tabular and narrative disclosures provided are intended to be calculated in a manner consistent with applicable SEC rules and may reflect reasonable estimates and assumptions where appropriate.

Fiscal Year	Summary Compensation Table Total PEO(1)	Compensation Actually Paid to PEO(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs (1)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (in 000s)(4)	Global Adjusted EBITDA Pre-GRP (in 000s)(5)	Global Adjusted EBITDA Post-GRP (in 000s)(5)
					Total Shareholder Return (3)	Peer Group Total Shareholder Return (3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(i)
2023	$2,458,653	$3,144,715	$817,106	$856,616	$109.96	$121.63	$65,993	$102,680	$94,734
2022	$3,632,413	$3,455,230	$945,276	$723,035	$95.05	$118.07	$67,329	$96,299	$93,258
2021	$3,729,888	$4,241,228	$1,267,213	$1,490,577	$118.59	$145.58	$70,229	$117,362	$105,932
1

Fiscal Year	Principal Executive Officer (“PEO”)	Non-PEO NEOs
2023	Steven A. Brass	Jay W. Rembolt, Sara K. Hyzer, Phenix Q. Kiamilev, Jeffrey G. Lindeman, and Patricia Q. Olsem
2022	Garry O. Ridge	Steven A. Brass, Jay W. Rembolt, Phenix Q. Kiamilev, and Patricia Q. Olsem
2021	Garry O. Ridge	Steven A. Brass, Jay W. Rembolt, William B. Noble, and Patricia Q. Olsem

2    In calculating the “compensation actually paid” amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations were computed in accordance with FASB ASC Topic 718. Time-vested RSU grant date fair values are calculated using the stock price as of date of grant. In accordance with the relevant rules, the fair values were remeasured as of the end of each fiscal year and as of each vesting date, during the years displayed in the table, using the stock price as of fiscal year end and as of each vesting date, respectively. Performance-based market share unit (“MSU”) fair values are calculated based on the Monte-Carlo valuation model as of the date of grant. Adjustments have been made using performance-based market share unit fair values as of each measurement date using the stock price as of the measurement date and updated Monte-Carlo assumptions. Performance-vested restricted stock (“PSU”) fair values are valued at zero at each respective measurement date, given all outstanding PSUs were accrued at and estimated to be earned below threshold (i.e., all shares forfeited) as of each respective measurement date. We provide information regarding the assumptions used to calculate the valuation of the awards in Notes 13 to the consolidated financial statements included in the Annual Report on Form 10-K filed on October 23, 2023.
In the calculation of “Compensation Actually Paid” and presented in the table, the following amounts were deducted and added:

Fiscal Year	Named Executive Officer	Summary Compensation Table	Grant Date Fair Value of Awards Granted in Fiscal Year	Year End Fair Value of Unvested Awards Granted in Fiscal Year	Change in Fair Value of Unvested Prior Year Awards	Change in Fair Value of Vested Prior Year Awards	Fair Value of Prior Year Awards Canceled as of Prior FYE	Total Equity Adjustments	Compensation Actually Paid
		(1)	(2)	(3)	(4)	(5)	(6)	(7)=(3)+(4)+(5)+(6)	(8) = (1)-(2)+(7)
2023	PEO	$2,458,653	$1,394,168	$1,828,439	$325,414	$(73,622)	$—	$2,080,231	$3,144,715
	Non-PEO NEOs	$817,106	$349,449	$339,752	$65,858	$81,798	$(98,449)	$388,959	$856,616
2022	PEO	$3,632,413	$2,621,233	$2,339,006	$(1,549,806)	$1,654,850	$—	$2,444,050	$3,455,230
	Non-PEO NEOs	$945,276	$452,389	$369,658	$(310,655)	$171,144	$—	$230,147	$723,035
2021	PEO	$3,729,888	$1,574,584	$1,767,540	$(1,376,274)	$1,694,658	$—	$2,085,924	$4,241,228
	Non-PEO NEOs	$1,267,213	$397,784	$446,715	$(199,676)	$374,109	$—	$621,148	$1,490,577

3    The Company Total Shareholder Return (“TSR”) and the Company’s Peer Group TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation S-K. The peer group used to determine the Company’s Peer Group TSR for each applicable fiscal year is the following published industry index, as disclosed in our Annual Report on Form 10-K for the year ended August 31, 2023 pursuant to Item 201(e) of Regulation S-K: Russell 2000® Index (“Russell 2000”). The Russell 2000 was chosen because we do not believe we can reasonably identify any other industry index or specific peer issuer that would offer a meaningful comparison.
4    Represents the amount of net income, reflected in the Company’s audited financial statements for the year indicated.

5    We have selected Global Adjusted EBITDA Pre-GRP and Global Adjusted EBITDA Post-GRP as our most important financial measures (that are not otherwise required to be disclosed in the table) used to link “compensation actually paid” to our NEOs to Company performance for fiscal year 2023. Given our Compensation Committee determines the incentive compensation and the PSUs for the NEOs for 2023 based on achievement of this measure (Global Adjusted EBITDA), and the similarity between the measures, we deemed both the Pre-GRP and Post-GRP Global Adjusted EBITDA as relevant. See additional information in the Compensation Discussion and Analysis section of our Proxy Statement.
Pay-versus-Performance Comparative Disclosure

The following tables reflect the relationships between compensation actually paid (“CAP” in the graphics below) to our PEO, and the average of compensation actually paid to our non-PEO NEOs, to (i) our net income, (ii) our Global Adjusted EBITDA (both Pre-GRP and Post-GRP) for the fiscal years 2021, 2022 and 2023, and (iii) the Company’s cumulative TSR and our peer group TSR for the same period.

Net Income vs. Compensation Actually Paid
$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
Compensation Actually Paid ($M)
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
Net Income (in thousands)
$70,229
$67,329
$65,993
$4.24
$1.49
$3.46
$0.72
$3.14
$0.86
8/31/2021
8/31/2022
8/31/2023
PEO 1 (Ridge) CAP ($M)
PEO 2 (Brass) CAP ($M)
Average NEO CAP ($M)
Net Income (in thousands)

Global Adjusted EBITDA vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Global Adjusted EBITDA (in thousands)
$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$0
$117,362
$105,932
$96,299
$93,258
$102,680
$94,734
$4.24
$1.49
$3.46
$0.72
$3.14
$0.86
8/31/2021
8/31/2022
8/31/2023
PEO 1 (Ridge) CAP ($M)
PEO 2 (Brass) CAP ($M)
Average NEO CAP ($M)
Global Adjusted EBITDA Pre-GRP (in thousands)
Global Adjusted EBITDA Post-GRP (in thousands)

WDFC & Peer TSR vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Value of $100 Invetment From 8/31/2020
$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$160
$140
$120
$100
$80
$60
$40
$20
$0
$145.58
$118.59
$118.07
$95.05
$121.63
$109.96
$4.24
$1.49
$3.46
$0.72
$3.14
$0.86
8/31/2021
8/31/2022
8/31/2023
PEO 1 (Ridge) CAP ($M)
PEO 2 (Brass) CAP ($M)
Average NEO CAP ($M)
WDFC TSR
Russell 2000 TSR

Pay-versus-Performance Tabular List

We believe the following list reflects the most important financial performance measures used by us to link compensation actually paid to our NEOs to company performance for the fiscal year ended August 31, 2023:

•Global Adjusted EBITDA Pre-GRP;
•Global Adjusted EBITDA Post-GRP;
•Regional Adjusted EBITDA; and
•Relative Total Shareholder Return

GRANTS OF PLAN-BASED AWARDS - FISCAL YEAR 2023
In addition to base salary and Performance Incentive Compensation for fiscal year 2023, NEOs were granted RSU, MSU and PSU awards under the Company’s 2016 Stock Incentive Plan as shown in the table below. Descriptions of the RSU, MSU and PSU awards are provided above in the CD&A section under the heading, Equity Compensation.
The table also contains information with respect to Performance Incentive Program opportunity awards for fiscal year 2023 as described above in the CD&A section under the heading, Performance Incentive Program. The table provides threshold, target and maximum payout information relating to the Company’s fiscal year 2023 Performance Incentive Program.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units[3] (#)	Grant Date Fair Value of Stock and Options Awards[4] ($)
Steven A. Brass	10/10/2022	$1	$600,000	$1,200,000
	10/10/2022 (MSU)				1,876	3,752	7,504		$766,496
	10/10/2022 (RSU)							3,752	$627,672
	10/10/2022 (PSU)				173		3,463		$-
Sara K. Hyzer	10/10/2022	$1	$173,250	$346,500
	10/10/2022 (MSU)				432	865	1,730		$176,711
	10/10/2022 (RSU)							865	$144,706
	10/10/2022 (PSU)				50		1,000		-
Jay W. Rembolt	10/10/2022	$1	$60,914	$121,828
	10/10/2022 (MSU)				-	-	-		$-
	10/10/2022 (RSU)							2,597	$434,452
	10/10/2022 (PSU)				-		-		$-
Phenix Q. Kiamilev	10/10/2022	$1	$128,343	$256,685
	10/10/2022 (MSU)				396	793	1,586		$162,002
	10/10/2022 (RSU)							793	$132,661
	10/10/2022 (PSU)				37		740		-
Jeffrey G. Lindeman	10/10/2022	$1	$150,000	$300,000
	10/10/2022 (MSU)				396	793	1,586		$162,002
	10/10/2022 (RSU)							793	$132,661
	10/10/2022 (PSU)				43		865		-
Patricia Q. Olsem	10/10/2022	$1	$190,814	$381,627
	10/10/2022 (MSU)				541	1,082	2,164		221,042
	10/10/2022 (RSU)							1,082	181,008
	10/10/2022 (PSU)				55		1,101		-

1The Estimated Future Payouts Under Non-Equity Incentive Plan Awards represent Threshold, Target and Maximum payouts under the Company Performance Incentive Program for Incentive Compensation payable for fiscal year 2023 performance. The Target amount represents 50% of the Maximum payout for each NEO. The Maximum amount represents the Incentive Compensation opportunity for each NEO that assumes full achievement of the performance measures for Level A of the Performance Incentive Program (as more fully discussed above in the CD&A section under the heading, Performance Incentive Program) and attainment by the Company of a level of Global Adjusted EBITDA sufficient to maximize such payouts under Level C of the Performance Incentive Program.
2The Estimated Future Payouts Under Equity Incentive Plan Awards represent the Threshold, Target and Maximum number of shares to be issued upon performance vesting of MSU and PSU awards as described in the CD&A section under the heading, Equity Compensation. There is no applicable Target number of shares for PSU awards to be earned by the NEOs.
3All Other Stock Awards represent RSUs described in the CD&A section under the heading, Equity Compensation.
4Information relating to the amounts disclosed as the Grant Date Fair Value of Stock Awards is included in footnote 1 to the Summary Compensation Table above.
OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR END
The following table provides detailed information concerning the RSU and MSU awards that were not vested as of the end of the last fiscal year for each of the NEOs:

	Stock Awards
Named Executive Officer	Number of Shares or Units of Stock That Have Not Vested (#)[1]	Market Value of Shares or Units of Stock That Have Not Vested ($)[2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[2]
Steven A. Brass	5,557	$1,194,033	14,976	$3,217,893
Sara K. Hyzer	1,237	$265,794	2,858	$614,098
Jay W. Rembolt[4]	—	$—	1,924	$413,410
Phenix Q. Kiamilev	1,157	$248,605	2,694	$578,860
Jeffrey G. Lindeman	1,057	$227,118	2,305	$495,275
Patricia Q. Olsem	1,870	$401,807	5,432	$1,167,174
1Represents RSU awards to the NEOs that were not vested as of the fiscal year end.
2The Market Value of the shares or units that were not vested as of the fiscal year end is based on $214.87 per share or unit, which was the closing price of the Company’s common stock on August 31, 2023.
3Represents the maximum number of shares to be issued with respect to MSU awards granted to the NEOs that were not vested as of the fiscal year end. The maximum number of shares to be issued with respect to MSU awards equals the number of shares to be issued with respect to the MSU awards upon achievement of the highest level of achievement for such MSU awards as described above in the CD&A section under the heading, Equity Compensation. MSU awards from October 2020 that would have vested in October 2023 had the performance targets been attained are included because certification of results did not occur until after the fiscal year 2023 ended.

4 Mr. Rembolt retired from the Company before the end of fiscal 2023.

STOCK VESTED – FISCAL YEAR 2023
The following table sets forth the number of shares of the Company’s common stock acquired upon the vesting of RSU awards in the Company’s last fiscal year and the aggregate dollar value realized with respect to such vested RSU awards. No shares of stock were issued with respect to MSU and PSU awards that would have vested on August 31, 2023 had performance targets been attained.

	Stock Awards
Named Executive Officer	Number of Shares Acquired on Vesting[1] (#)	Value Realized on Vesting[2] ($)
Steven A. Brass	1,826	$270,942
Sara K. Hyzer	192	$28,489
Jay W. Rembolt	4,376	$800,879
Phenix Q. Kiamilev	190	$28,192
Jeffrey G. Lindeman	215	$31,902
Patricia Q. Olsem	778	$115,440
1The Number of Shares Acquired on Vesting includes shares of the Company’s common stock issued on October 24, 2022 upon vesting of RSU awards.
2The Value Realized on Vesting for the RSUs on October 24, 2022 is calculated based on the number of vested RSU awards multiplied by the closing price of $148.38 for the Company’s common stock on such date.
NONQUALIFIED DEFERRED COMPENSATION – FISCAL YEAR 2023
The following table provides information concerning compensation received by the NEOs that is subject to deferral under applicable RSU and DPU award agreements:

Named Executive Officer	Aggregate Earnings in Last FY1 ($)	Aggregate Balance at Last FYE[2] ($)
Steven A. Brass	$2,777	$23,206
Sara K. Hyzer	$—	$—
Jay W. Rembolt[3]	$—	$—
Phenix Q. Kiamilev	$—	$—
Jeffrey G. Lindeman	$—	$—
Patricia Q. Olsem	$2,288	$19,123
1The Aggregate Earnings in Last FY represents the increase in value from August 31, 2022 to August 31, 2023 of the shares underlying deferred settlement of RSUs and vested DPUs held by each NEO that will be settled in shares of the Company’s common stock following termination of employment as disclosed in footnotes to the table under the heading, Security Ownership of Certain Beneficial Owners and Management. The number of such deferred settlement of RSUs and vested DPUs for each NEO was multiplied by the difference in the closing price of the Company’s common stock on August 31, 2023 of $214.87 and on August 31, 2022 of $189.16, an increase in value of $25.71 per share. Amounts shown are not included as compensation in the Summary Compensation Table for fiscal year 2023.
2The Aggregate Balance at Last FYE represents the value as of August 31, 2023 of the deferred settlement of RSUs and any vested DPUs held by each NEO as noted in these footnotes. The value for each deferred settlement of RSU and each vested DPU is based on the closing price of the Company’s common stock on August 31, 2023, which was $214.87 per share. The underlying deferred settlement of RSUs and vested DPUs were included in prior disclosures for the NEOs to the extent that the NEOs were included in Summary Compensation Table disclosures for the years in which such awards were first granted to the NEOs.

3Mr. Rembolt retired from the Company before the end of fiscal 2023.

CHANGE OF CONTROL SEVERANCE AGREEMENTS

The Company entered into Change of Control Severance Agreements (“CoC Agreements”) with each of the NEOs. The CoC Agreements provide that each executive officer will receive certain severance benefits if his or her employment is terminated without “Cause” or if he or she resigns for “Good Reason,” as those terms are defined in the CoC Agreements, within two years after a “Change of Control” as defined in the CoC Agreements and summarized below. If the executive officer’s employment is terminated during the aforementioned two-year period by the Company without “Cause” or by the executive officer for “Good Reason”, the executive officer will be entitled to a lump sum payment (subject to limits provided by (a) reference to Section 280G of the Code which limits the deductibility of certain payments to executives upon a change in control or (b) alternative reduction order if such method would result in a greater economic benefit to the executive on an after-tax basis) of twice the executive officer’s salary, calculated based on the greater of the executive officer’s then current annual salary or a five-year average (or, if less, the number of full fiscal years during which the executive has been employed by the Company prior to the date of termination), plus twice the executive officer’s earned Incentive Compensation, calculated based on the greater of the most recent annual earned Incentive Compensation or a five-year average (or, if less, the number of full fiscal years during which the executive has been employed by the Company prior to the date of termination). Further, any of the executive officer’s outstanding equity incentive awards that are not then fully vested (with the exception of PSU awards), will be accelerated and vested in full following such termination of employment within such two-year period and the executive officer will be entitled to continuation of health and welfare benefits under the Company’s then existing benefit plans or equivalent benefits for a period of up to two years from the date of termination of employment. No employment rights or benefits other than the change of control severance benefits described in this paragraph are provided by the CoC Agreements.
For purposes of the CoC Agreements and subject to the express provisions and limitations contained therein, a “Change of Control” means a transaction or series of transactions by which a person or persons acting together acquire more than 30% of the Company’s outstanding shares; a change in a majority of the incumbent members of the Company’s Board as specified in the CoC Agreements, a reorganization, merger or consolidation as specified in the CoC Agreements or a sale of substantially all of the assets or complete liquidation of the Company. As specified more particularly in the CoC Agreements, a “Change of Control” does not include a reorganization, merger or consolidation or a sale or liquidation where a majority of the incumbent members of the Company’s Board continue in office and more than 60% of the successor company’s shares are owned by the Company’s pre-transaction stockholders.
The CoC Agreements have a term of two years, subject to automatic renewal for successive two-year periods unless notice of non-renewal is provided by the Company’s Board not less than six months prior to the end of the current term. The term of the CoC Agreements will be automatically extended for a term of two years following any “Change of Control.”
The following table sets forth the estimated amounts payable to each of the NEOs, except for Mr. Rembolt, pursuant to their respective CoC Agreements on the assumption that the employment of each NEO was terminated without “Cause” or otherwise for “Good Reason” effective as of the end of fiscal year 2023 following a “Change of Control” as provided for in the CoC Agreements. Mr. Rembolt’s CoC Agreement terminated upon his retirement as CFO effective October 31, 2022. The table also includes the value, as of the end of the fiscal year, of all unvested RSU and MSU awards as of the end of fiscal year 2023.

Named Executive Officer	Severance Pay[1]	Welfare Benefits[2]	Accelerated Vesting of RSUs and MSUs[3]	Total Change of Control Severance Benefits
Steven A. Brass	$1,712,356	$74,414	$2,802,980	$4,589,750
Sara K. Hyzer	$705,806	$46,586	$572,843	$1,325,235
Phenix Q. Kiamilev	$634,414	$44,688	$538,035	$1,217,137
Jeffrey G. Lindeman	$743,162	$51,282	$500,433	$1,294,877
Patricia Q. Olsem	$885,382	$74,414	$985,394	$1,945,190
1Severance Pay includes two times the Salary reported in the Summary Compensation Table for fiscal year 2023 plus two times Non-Equity Incentive Plan Compensation received for fiscal year 2021.
2Welfare Benefits includes an estimate of the Company’s cost to provide two years of continuation coverage under the Company’s welfare benefit plans, which does not include life insurance or long-term disability insurance. The estimate is based on the Company’s cost of such coverage for fiscal year 2023.

3Acceleration of vesting of RSU and MSU awards is governed by applicable provisions of the CoC Agreements and the RSU and MSU Award Agreements. The value included for accelerated vesting of RSU and MSU awards is based on $214.87, the closing price of the Company’s common stock on August 31, 2023. Except for MSUs awards from October 12, 2020 that did not vest because attainment was not achieved and therefore lapsed, MSUs awarded are valued for this purpose based upon the Target Number of shares of the Company’s common stock to be issued with respect to the MSUs as described above in the CD&A section under the heading, Equity Compensation.
SUMMARY OF RETIREMENT ARRANGEMENTS WITH JAY W. REMBOLT
In connection with Mr. Rembolt’s retirement as Vice President, Finance, Treasurer and CFO, effective October 31, 2022, the Company and Mr. Rembolt entered into the following transition arrangements to assist with leadership transition and global strategy: (i) until January 6, 2023 (“Retirement Date”), Mr. Rembolt would remain an employee, but in a non-executive officer capacity serving as a strategic advisor, and would (a) continue to receive his then base salary of $27,932 per month and benefits, including vehicle lease payments, and (b) continue to vest in any outstanding unvested equity awards; (ii) receive an award of 2,597 RSUs under the 2016 Stock Incentive Plan, (iii) for up to three months after his Retirement Date, Mr. Rembolt would provide consulting services to the Company on an as-needed basis at a rate of $250 per hour; and (iv) the Company would pay approximately $38,000 to buy out the vehicle lease and transfer title to Mr. Rembolt (“Transition Arrangements”).
The grant of 2,597 RSUs in October 2022 is reflected in the applicable tables disclosing Mr. Rembolt’s stock awards.
The Transition Arrangements were disclosed in the Company’s Current Report on Form 8-K/A filed with the SEC on October 14, 2022.
CEO PAY RATIO
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the SEC, the pay ratio of the total annual compensation of our CEO, Mr. Brass, to that of the Company’s “median employee” for fiscal year 2023 was approximately 26:1. To determine the CEO pay ratio, the total annual compensation for the median employee for fiscal year 2023 was calculated to be $94,475, which included the same elements of compensation required to be in the Summary Compensation Table, and was calculated in the same manner as the CEO’s total annual compensation, which was $2,458,653 for fiscal year 2023.
SEC rules allow the Company to identify its median employee once every three years unless there has been a change in its employee population or employee compensation arrangements that it reasonably believes would result in a significant change in its pay ratio disclosure. The Company used the same median employee for fiscal year 2023 as fiscal year 2021, after considering the changes to employee population and compensation programs during 2023, as well as the 2023 compensation of the median employee.
We identified the Company’s median employee from all 557 employees of the Company (excluding the CEO) as of August 31, 2021. We included employees, including full-time, part-time and temporary employees, located in 17 countries at such time. To identify the Company’s median employee in fiscal year 2021, we calculated total compensation for fiscal year 2021 for each employee other than the CEO by including salary or regular hourly wages paid in the fiscal year, Incentive Compensation paid during the fiscal year under the Company’s Performance Incentive Program, and the grant date value of RSUs and MSUs granted to employees in the fiscal year. Compensation paid to employees who were hired after the beginning of fiscal year 2021 or who terminated prior to the end of the fiscal year 2021 was not annualized. For employees who received compensation denominated in a foreign currency, such amounts were converted to U.S. dollars using average annual exchange rates as of August 31, 2021.
As of August 31, 2023, the Company employed 635 employees located in 15 countries. The Company’s median employee is located in the U.S.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain equity compensation plan information as of August 31, 2023:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders [1]	137,829[2]	N/A	172,878
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	137,829	N/A	172,878
1The 2016 Stock Incentive Plan, which authorizes the grant of 1,000,000 shares of common stock, was approved by our stockholders at our 2016 annual meeting.
2Represents shares of common stock subject to unvested 79,816 RSUs, vested 2,916 DPUs, and 33,949 MSU and 21,128 PSU awards assuming the issuance of shares based on target performance.
AUDIT-RELATED MATTERS
Fees Paid to Independent Registered Public Accounting Firm
The following table presents fees for professional services rendered by PricewaterhouseCoopers LLC (“PwC”) for fiscal years 2023 and 2022:

	2023	2022
Audit fees[1]	$1,676,812	$1,642,950
Audit-related fees[2]	$25,000	$—
Tax fees[3]	$254,000	$189,025
All other fees[4]	$900	$900
Total fees	$1,956,712	$1,832,875
1Professional services rendered for the audit of the Company’s consolidated annual financial statements, the review of the interim consolidated financial statements included in quarterly reports, and services normally provided by PwC in connection with statutory and regulatory filings or engagements.
2Assurance and related services reasonably related to the audit and/or review of the Company’s consolidated financial statements that are not reported under “Audit Fees”
3Tax return preparation, tax compliance, tax advice and/or tax planning services
4Access provided by PwC to its online research reference and disclosure checklist materials
The possible effect on the independence of the auditor is considered by the Audit Committee. There is no direct or indirect understanding or agreement that places a limit on current or future years’ audit fees or permissible non-audit products and services.
Pre-approval Policies and Procedures
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit products and services provided by the auditor. These products and services may include audit services, audit-related services, tax services, software and other products or services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. All services described above received pre-approval pursuant to the aforementioned policies and procedures that were established to comply with SEC rules that require pre-approval of audit and non-audit services.
Related Party Transactions Review and Oversight
The Audit Committee has responsibility for review and oversight of related party transactions for potential conflicts of interest. Related party transactions include any independent business dealings between the Company and related parties who consist of, or are related to, the Company’s executive officers, directors, director nominees and holders of more than 5% of the Company’s shares. Such transactions include business dealings with parties in which any related party has a material direct or indirect interest. The Audit Committee has adopted a written policy to provide for its review and oversight of related party transactions. Executive officers and directors are required to notify the Corporate Secretary of the Company of any proposed or existing related party transactions in which they have an interest. The Corporate Secretary and the Audit Committee also rely upon the Company’s disclosure controls and procedures adopted pursuant to Exchange Act rules for the purpose of assuring that matters requiring disclosure, including transactions that may involve a related party or may otherwise involve the potential for conflicts of interests, are brought to the attention of management and the Audit Committee on a timely basis. Certain related party transactions do not require Audit Committee review and approval. Such transactions are considered pre-approved. Pre-approved transactions include:
•compensation arrangements approved by the Compensation Committee or the Board and expense reimbursements consistent with the Company’s expense reimbursement policy;
•transactions in which the related party’s interest is derived solely from the fact that he or she serves as a director of another corporation that is a party to the transaction;
•transactions in which the related party’s interest is derived solely from his or her ownership (combined with the ownership interests of all other related parties) of not more than a 5% beneficial interest (but excluding any interest as a general partner of a partnership) in an entity that is a party to the transaction; and
•transactions available to all employees of the Company generally.
If a related party transaction is proposed or if an existing transaction is identified, the Audit Committee has authority to disapprove, approve or ratify the transaction and to impose such restrictions or other limitations on the transaction as the Committee may consider necessary to best assure that the interests of the Company are protected and that the related party involved is not in a position to receive an improper benefit. In making such determination, the Audit Committee considers such factors as it deems appropriate, including without limitation (i) the benefits to the Company of the transaction; (ii) the commercial reasonableness of the terms of the transaction; (iii) the dollar value of the transaction and its materiality to the Company and to the related party; (iv) the nature and extent of the related party’s interest in the transaction; (v) if applicable, the impact of the transaction on a non-employee director’s independence; and (vi) the actual or apparent conflict of interest of the related party participating in the transaction.
During the fiscal year ended August 31, 2023, there were no transactions required to be reported pursuant to the requirements of Item 404(a) of Regulation S-K under the Exchange Act.

AUDIT COMMITTEE REPORT
In accordance with its charter, the Audit Committee provides assistance to the Company’s Board of Directors (“Board”) in fulfilling its oversight responsibilities relating to the quality and integrity of the accounting, auditing, and reporting practices of the Company, including assessment of the effectiveness of internal controls over financial reporting. Each member of the Audit Committee meets the independence criteria prescribed by applicable regulations and rules of the Securities and Exchange Commission (“SEC”) for audit committee membership and is an “independent director” within the meaning of applicable NASDAQ listing standards.
Management is responsible for preparing the Company’s financial statements in accordance with generally accepted accounting principles in the U.S. (“GAAP”) and for establishing and maintaining internal control over financial reporting. The Company’s independent registered public accounting firm (“auditor”) is responsible for performing an integrated audit of the Company’s financial statements and internal control over financial reporting and expressing opinions as to whether the financial statements have been prepared in accordance with GAAP and as to management’s assessment of the effectiveness of internal control over financial reporting.
The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended August 31, 2023. The Audit Committee discussed and reviewed with management the audited financial statements and management’s assessment of the effectiveness of its internal controls over financial reporting. The Audit Committee discussed and reviewed with the Company’s auditor the audited financial statements and the auditor’s attestation report regarding effectiveness of management’s internal controls over financial reporting. The Audit Committee also discussed with the auditor those matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees, which provides that certain matters related to the conduct of the financial statement audit are to be communicated to the Audit Committee and under the applicable requirements of the SEC. In fulfilling its oversight responsibilities, the Audit Committee met separately with management and separately with the Company’s auditor to discuss results of audit examinations and evaluations of internal controls.
The Audit Committee is responsible for the appointment, retention, compensation, and oversight of the Company’s auditor. In this regard, the Audit Committee discussed with the auditor its independence from management and the Company, including matters in written documents and a letter received from the auditor as required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence. In evaluating the auditor’s independence, the Audit Committee also considered whether the auditor’s provision of any non-audit services impaired or compromised its independence.
The Audit Committee considered several factors in selecting PricewaterhouseCoopers LLP (“PwC”) as the Company’s auditor, including its independence and internal quality controls, the overall depth of talent, and its familiarity with the Company’s businesses and internal controls over financial reporting. Further, in conjunction with the mandated rotation of an auditor’s lead, concurring and/or relationship partner (each an “audit partner”), the Audit Committee and its chair oversee and are directly involved in the selection process for any change in audit partners.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its annual report on Form 10-K for its fiscal year ended August 31, 2023, and that PwC serve as the Company’s auditor for the fiscal year ending August 31, 2024.
Audit Committee
Daniel T. Carter, Chair
Cynthia B. Burks
Lara L. Lee
Edward O. Magee, Jr.
Trevor I. Mihalik
Graciela I. Monteagudo
David B. Pendarvis

STOCKHOLDER PROPOSALS OR DIRECTOR NOMINATIONS
FOR OUR 2024 ANNUAL MEETING
For a stockholder proposal otherwise satisfying the eligibility requirements of SEC Rule 14a-8 to be considered for inclusion in our Proxy Statement for our 2024 annual meeting, it must be received by us at our principal office, 9715 Businesspark Avenue, San Diego, CA 92131 on or before July 5, 2024.
For an eligible stockholder or group of stockholders to nominate a director nominee for election at our 2024 annual meeting pursuant to the proxy access provision of our Bylaws, such eligible stockholder or group of stockholders must comply with the then current advance notice requirements in our Bylaws and deliver the proposal to our Corporate Secretary (i) no earlier than June 5, 2024 and and (ii) no later than 5:00 p.m., Pacific Time, on July 5, 2024 in order for such proposal to be considered timely. In addition, our Bylaws require the eligible stockholder or group of stockholders to update and supplement such information as of specified dates.
In addition, if a stockholder desires to bring business (including director nominations) before our 2024 annual meeting that is not the subject of a proposal timely submitted for inclusion in our 2024 Proxy Statement, written notice of such business, as currently prescribed in our Bylaws, must be received by our Corporate Secretary between June 5, 2024 and 5:00 p.m., Pacific Time, on July 5, 2024.

For additional requirements, a stockholder may refer to our current Bylaws, Article II, Section 2.14, “Notice of Stockholder Proposals,” Article II, Section 2.15, “Nomination of Directors,” and Article II, Section 2.17, “Proxy Access,” a copy of which may be obtained from our Corporate Secretary upon request and without charge or may be obtained by accessing our filings on the SEC’s website at www.sec.gov. See “Communications with the Board” for contact information. If we do not receive timely notice pursuant to our Bylaws, the proposal will be excluded from consideration at the annual meeting.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees for the 2024 annual meeting other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 13, 2024, which is 60 days prior to the anniversary date of the annual meeting.
FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. When used in this Proxy Statement, the words “estimated,” “anticipated,” “expect,” “believe,” “project,” “intend” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include discussions of strategy, plans or intentions of management. Forward-looking statements are subject to risks, uncertainties, and assumptions about the Company, and future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Proxy Statement. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this Proxy Statement or to reflect the occurrence of unanticipated events.
INCORPORATION BY REFERENCE
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Exchange Act, which might incorporate future filings made by us under those statutes, the preceding Compensation Committee Report and Audit Committee Report will not be incorporated by reference into any of those prior filings, nor will any such reports be incorporated by reference into any future filings made by the Company under those statutes. In addition, information on our website, other than our Proxy Statement, Notice of 2023 Annual Meeting of Stockholders and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

By Order of the Board of Directors,
Phenix Q. Kiamilev
Vice President, General Counsel and Corporate Secretary

Dated: November 2, 2023

WD-40 COMPANY
2016 STOCK INCENTIVE PLAN

(As Amended and Restated Effective [December 12], 2023)

1.    Establishment, Objectives and Duration.

(a)    Amendment and Restatement of the Plan. This amended and restated WD-40 Company 2016 Stock Incentive Plan (the “Plan”) permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Dividend Equivalents and Other Stock-Based Awards. This Plan constitutes an amendment and restatement of the WD-40 Company 2016 Stock Incentive Plan, which became effective on December 13, 2016 (the “Original Plan). This amended and restated Plan will be effective on the Restatement Effective Date. In the event stockholders of WD-40 Company (the “Company”) do not approve this amended and restated Plan, the Original Plan will continue in full force and effect on its existing terms and conditions.

(b)    Definitions. Definitions of capitalized terms used in the Plan are contained in the attached Glossary, which is incorporated as part of the Plan.

(c)    Objectives of the Plan. The objectives of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Participants and to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make or are expected to make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

(d)    Duration of the Plan. The Plan shall be in effect until terminated under Article 20; provided, however, that no Incentive Stock Option may be granted after the tenth (10th) anniversary of the date on which this amended and restated Plan is approved by the Board.

2.    Administration of the Plan.

(a)    The Committee. The Plan shall be administered by the Committee.

(b)    Authority of the Committee. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Committee hereunder), and except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to:

(i)    select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder;

(ii)    determine whether and to what extent Awards are granted hereunder;

(iii)    determine the size and types of Awards granted hereunder;

(iv)    approve forms of Award Agreement for use under the Plan;

(v)    determine the terms and conditions of any Award granted hereunder;

(vi)    establish performance goals for any performance period and determine whether such goals were satisfied;

(vii)    subject to Section 20(d), amend the terms of any outstanding Award granted under the Plan at any time, including following a Participant’s termination of Continuous Service or in the event of a Change in Control, and provided further, that any amendment that would adversely affect the Participant’s rights under an outstanding Award shall not be made without the Participant’s written consent;

(viii)    construe and interpret the terms of the Plan and any Award Agreement entered into under the Plan, and to decide all questions of fact arising in its application; and

(ix)    take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate.

i

Notwithstanding the foregoing, except as Applicable Laws may require the grant of an Award to be authorized only by the Committee, the Board shall have full authority to administer the Plan and act as the “Committee” hereunder.

(c)    Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 2; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, amend awards held by, or take administrative actions with respect to Awards held by, the following individuals: (i) individuals who are subject to Section 16 of the Exchange Act, or (ii) officers of the Company (or Directors) to whom authority to grant, amend or administer Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board or the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 2(c) shall serve in such capacity at the pleasure of the Board and the Committee.

(d)    Effect of Committee’s Decisions. All decisions, determinations and interpretations of the Committee shall be final, binding and conclusive on all persons, including the Company, its Subsidiaries, its stockholders, Employees, Directors, Consultants and their estates and beneficiaries.

3.    Shares Subject to the Plan; Effect of Grants; Individual Limits.

(a)    Number of Shares Available for Grants. Subject to adjustment as provided in Section 18 hereof, the maximum number of Shares that may be issued pursuant to Awards under the Plan shall be 2,000,000 Shares. If any Award lapses, expires, terminates or is canceled or settled in cash (in whole or in part), the Shares subject to such Award shall, to the extent of such lapsing, expiration, termination, cancellation or cash settlement, not be treated as having been issued under the Plan and shall again be available for issuance of Awards under the Plan in accordance with Section 3(b) below. Any Shares subject to a Full-Value Award that are forfeited by a Participant or repurchased by the Company at the same price paid by the Participant so that such Shares are returned to the Company shall not be treated as having been issued under the Plan and shall again be available for issuance of Awards under the Plan in accordance with Section 3(b) below. Notwithstanding anything to the contrary contained herein, the following Shares shall be treated as having been issued under the Plan for purposes of Section 3(b) and shall not again be available for issuance of Awards under the Plan: (i) Shares tendered by the Participant or withheld by the Company in payment of the Exercise Price of an Option, or to satisfy any tax withholding obligation with respect to an Award, including Shares retained by the Company from the Award being exercised or purchased and/or creating the tax obligation; (ii) Shares subject to a SAR that are not issued in connection with its stock settlement on exercise thereof; or (iii) Shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options. For the avoidance of doubt, the following items shall not be counted against the total number of Shares available for issuance under the Plan: (x) the payment in cash of dividends or dividend equivalents; and (y) any Award that is settled in cash rather than by issuance of Shares. The Shares to be issued pursuant to Awards may be authorized but unissued Shares or treasury Shares.

(b)    Award Type Share Counting. Each Share subject to a Full-Value Award shall be counted as three (3) Shares for purposes of computing the number of Shares authorized for issuance under the Plan pursuant to Section 3(a). Each Share subject to an Option or a SAR shall be counted as one Share for purposes of computing the number of Shares authorized for issuance under the Plan pursuant to Section 3(a). Any Shares subject to an Award that again become available for issuance under the Plan pursuant to Section 3(a) shall be added back to the Shares authorized for issuance under the Plan as (i) one Share for every one Share subject to Options or SARs granted under the Plan, and (ii) as three (3) Shares for every one Share subject to Full-Value Awards granted under the Plan.

(c)    Individual Award Limits. Subject to adjustment as provided in Section 18 hereof, the following limitations shall apply with respect to Awards under the Plan:

(i)    Options and SARs – Individual Limits: The maximum aggregate number of Shares with respect to which Options and SARs may be granted in any calendar year to any one Participant shall be 75,000 Shares, provided that such limit shall be increased to 150,000 Shares during the calendar year in which an Employee’s date of hire occurs for an Employee who has not previously been in Continuous Service with the Company or a Subsidiary for a period of at least one year.

(ii)    Full-Value Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Dividend Equivalents and Other Stock-Based Awards – Individual Limits: The maximum aggregate number of Shares of Restricted Stock and Shares with respect to which Restricted Stock Units, Performance Shares, Performance Units, Dividend Equivalents and Other Stock-Based Awards may be granted in any calendar year to any one Participant shall be 60,000 Shares, provided that such limit shall be increased to 120,000 Shares during the calendar year in which an Employee’s date of hire occurs for an Employee who has not previously been in Continuous Service with the Company or a Subsidiary for a period of at least one year.

(iii)    Performance Units Having a Cash Value – Individual Limits: The maximum aggregate cash compensation that can be paid pursuant to Performance Units providing for a cash value award rather than a share-based award in any one fiscal year to any one Participant shall be $2,500,000.

(iv)    Awards to Non-Employee Directors – Individual Limits: The aggregate grant date fair value of Awards that may be granted under the Plan during any fiscal year of the Company to any Director for his or her service as a Director shall not exceed $300,000; provided, however, that (i) the limit set forth in this sentence shall be multiplied by two in the calendar year in which a Director commences service on the Board; and (ii) the limit set forth in this sentence shall not apply to Awards made pursuant to an election to receive the Award in lieu of all or a portion of cash compensation received for service on the Board or any committee of the Board. The Board may make exceptions to this limit for individual non-employee Directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the Director receiving such additional compensation may not participate in the decision to award such compensation.

    (d)    ISO Limit. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be 2,000,000 Shares, subject to adjustment as provided in Section 18.

4.    Eligibility and Participation.

(a)    Eligibility. Persons eligible to participate in the Plan include all Employees, Directors and Consultants.

(b)    Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award. The Committee may establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan.

(c)    Termination of Service. Unless otherwise determined by the Committee, an eligible Employee, Director or Consultant to whom an Award is granted under the Plan shall be eligible for such Award so long as he or she remains in Continuous Service with the Company or a Subsidiary and thereafter only on such terms and conditions as may be specified in the applicable Award Agreement.

5.    Types of Awards.

(a)    Type of Awards. Awards under the Plan may be in the form of Options (both Nonqualified Stock Options and/or Incentive Stock Options), SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Dividend Equivalents and Other Stock-Based Awards.

(b)    Designation of Award. Each Award shall be designated in the Award Agreement.

6.    Options.

(a)    Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Incentive Stock Options may only be granted to any Employee of the Company or any of its future or present parent corporations or Subsidiaries, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code.

(b)    Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine including, but not limited to, the Option vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, and payment contingencies. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. Options that are intended to be Incentive Stock Options shall be subject to the limitations set forth in Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Nonqualified Stock Option.

(c)    Exercise Price. Except for Options adjusted pursuant to Section 18 herein, and replacement Options granted in connection with a merger, acquisition, reorganization or similar transaction, the Exercise Price for each grant of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the

Option is granted, owns (within the meaning of Section 424(d) of the Code) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code), the Exercise Price for each grant of an Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted.

(d)    Term of Options. The term of an Option granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years from the date the Option is granted. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns (within the meaning of Section 424(d) of the Code) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code), the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(e)    Exercise of Options. Options granted under this Section 6 shall be exercisable at such times and be subject to such restrictions and conditions as set forth in the Award Agreement and as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant; provided, however, that except for Options granted to a Director or a Consultant, or as otherwise provided in a Participant’s Award Agreement upon a termination of employment or service as a Director or Consultant or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, no Option may be exercisable prior to one (1) year from the date of grant.

(f)    Payments. Options granted under this Section 6 shall be exercised by the delivery of a written or electronic notice to the Company, setting forth the number of Shares with respect to which the Option is to be exercised and specifying the method of payment of the Exercise Price. The Exercise Price of an Option shall be payable to the Company: (i) in cash or its equivalent, (ii) with the consent of the Committee, by tendering (either actually or constructively by attestation) Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price (including Shares issuable upon exercise of the Option), (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (1) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the Exercise Price, or (2) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the Exercise Price; provided that such amount is paid to the Company at such time as may be required by the Committee, (iv) in any other manner then permitted by the Committee, or (v) by a combination of any of the permitted methods of payment. The Committee may limit any method of payment, other than that specified under (i), for administrative convenience, to comply with Applicable Laws or otherwise.

(g)    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Section 6 as it may deem advisable, including, without limitation, restrictions under Applicable Laws.

(h)    Termination of Employment or Service. Each Participant’s Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options, and may reflect distinctions based on the reasons for termination of employment or service.

7.    Stock Appreciation Rights.

(a)    Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b)    Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

(c)    Grant Price. The grant price of a SAR shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the SAR; provided, however, that these limitations shall not apply to Awards that are adjusted pursuant to Section 18 herein.

(d)    Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years from the date of grant of the SAR.

(e)    Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them and sets forth in the Award Agreement; provided, however, that except as otherwise provided in a Participant’s Award Agreement upon a termination of employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries, or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, no SARs may be exercisable prior to one (1) year from the date of grant.

(f)    Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

i)    the difference between the Fair Market Value of a Share on the date of exercise over the grant price; times

ii)    the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value or in some combination thereof as specified in the SAR Award Agreement.

(g)    Termination of Employment or Service. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs, and may reflect distinctions based on the reasons for termination of employment or service.

8.    Restricted Stock.

(a)    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Restricted Stock may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b)    Award Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, the nature of applicable vesting conditions and/or restrictions on transferability, and such other provisions as the Committee shall determine.

(c)    Period of Restriction and Other Restrictions. Except as otherwise provided in a Participant’s Award Agreement upon a termination of employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries, or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, an Award of Restricted Stock shall have a minimum Period of Restriction of one (1) year, which period may, at the discretion of the Committee, lapse in stages over such period on a pro-rated, graded, or cliff basis (as specified in an Award Agreement.) The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, a requirement that the issuance of Shares of Restricted Stock be delayed, restrictions based upon the achievement of specific performance goals, additional time-based restrictions, and/or restrictions under Applicable Laws, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. The Company may retain in its custody any certificate evidencing the Shares of Restricted Stock and place thereon a legend and institute stop-transfer orders on such Shares, and the Participant shall be obligated to sign any stock power requested by the Company relating to the Shares to give effect to the forfeiture provisions of the Restricted Stock.

(d)    Removal of Restrictions. Subject to Applicable Laws, Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto. Once Restricted Stock is released from the restrictions, the Participant shall be entitled to receive a certificate evidencing the Shares free of all restrictions.

(e)    Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Laws, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares during the Period of Restriction.

(f)    Dividends and Other Distributions. Any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the Shares subject to the Award to which they relate. Notwithstanding any other provision of the Plan to the contrary, dividends with respect to Restricted Stock that are subject to vesting based on dividends paid prior to the vesting of such award shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the award vests.

(g)    Termination of Employment or Service. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Stock following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards of Restricted Stock, and may reflect distinctions based on the reasons for termination of employment or service.

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9.    Restricted Stock Units.

(a)    Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, Restricted Stock Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b)    Award Agreement. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the applicable Period of Restriction, the number of Restricted Stock Units granted, the nature of applicable vesting conditions and/or restrictions on transferability, and such other provisions as the Committee shall determine.

(c)    Value of Restricted Stock Units. The initial value of a Restricted Stock Unit shall equal the Fair Market Value of a Share on the date of grant; provided, however, that this restriction shall not apply to Awards that are adjusted pursuant to Section 18 herein.

(d)    Period of Restriction. Except as otherwise provided in a Participant’s Award Agreement upon a termination of employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries, or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, an Award of Restricted Stock Units shall have a minimum Period of Restriction of one (1) year, which period may, at the discretion of the Committee, lapse in stages over such period on a pro-rated, graded, or cliff basis (as specified in an Award Agreement.)

(e)    Form and Timing of Payment. Except as otherwise provided in Section 19 herein or a Participant’s Award Agreement, payment of Restricted Stock Units shall be made at a specified settlement date that shall not be earlier than the last day of the Period of Restriction. The Committee, in its sole discretion, may pay earned Restricted Stock Units by delivery of Shares, by payment in cash of an amount equal to the Fair Market Value of such Shares or in some combination thereof as specified in the Restricted Stock Unit Award Agreement. The Committee may provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant.

(f)    Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

(g)    Termination of Employment or Service. Each Restricted Stock Unit Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout with respect to an Award of Restricted Stock Units following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Restricted Stock Units, and may reflect distinctions based on the reasons for termination of employment or service.

10.    Performance Shares.

(a)    Grant of Performance Shares. Subject to the terms and provisions of the Plan, Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b)    Award Agreement. Each grant of Performance Shares shall be evidenced by an Award Agreement that shall specify the applicable performance period(s) and Performance Measure(s), the number of Performance Shares granted, and such other provisions as the Committee shall determine; provided, however, that except as otherwise provided in a Participant’s Award Agreement upon a termination of employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries, or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, in no case shall a performance period be for a period of less than one (1) year.

(c)    Value of Performance Shares. Unless otherwise determined by the Committee, the initial value of a Performance Share shall equal the Fair Market Value of a Share on the date of grant; provided, however, that this restriction shall not apply to Awards that are adjusted pursuant to Section 18 herein.

(d)    Form and Timing of Payment. Subject to Applicable Laws and except as otherwise provided in Section 19 herein or a Participant’s Award Agreement, payment of Performance Shares shall be made after final determination by the Committee as to the number of such Performance Shares that have vested upon attainment of the applicable Performance Measure(s) at a specified settlement date that shall not be earlier than the last day of the performance period. The Committee, in its sole discretion, may pay earned Performance Shares by delivery of Shares, by payment in cash of an amount equal to the Fair Market Value of such Shares or in some combination thereof. The Committee may provide that settlement of Performance Shares shall be deferred, on a mandatory basis or at the election of the Participant.

(e)    Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Laws, as determined by the Committee, Participants holding a Performance Share granted hereunder may exercise full voting rights with respect to those Shares during any vesting period.

(f)    Dividends and Other Distributions. Any dividends paid on Performance Shares will be subject to the same vesting and forfeiture restrictions as apply to the Shares subject to the Award to which they relate. Notwithstanding any other provision of the Plan to the contrary, dividends with respect to Performance Shares that are subject to vesting based on dividends paid prior to the vesting of such award shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the award vests.

(g)    Termination of Employment or Service. Each Performance Share Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout respecting an Award of Performance Shares following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Participants, and may reflect distinctions based on the reasons for termination of employment or service.

11.    Performance Units.

(a)    Grant of Performance Units. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b)    Award Agreement. Each grant of Performance Units shall be evidenced by an Award Agreement that shall specify the number of Performance Units granted, the performance period(s) and Performance Measure(s) and such other provisions as the Committee shall determine; provided, however, that except as otherwise provided in a Participant’s Award Agreement upon a termination of employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries, or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, in no case shall a performance period be for a period of less than one (1) year.

(c)    Value of Performance Units. The Committee shall set Performance Measure(s) in its discretion that, depending on the extent to which they are met, will determine the number and/or value of Performance Units that will be paid out to the Participant.

(d)    Form and Timing of Payment. Except as otherwise provided in Section 19 herein or a Participant’s Award Agreement, payment of earned Performance Units shall be made after final determination by the Committee as to the number of such Performance Units that have vested upon attainment of the applicable Performance Measure(s) at a specified settlement date that shall not be earlier than the last day of the performance period. The Committee, in its sole discretion, may pay earned Performance Units in cash, in Shares that have an aggregate Fair Market Value equal to the value of the earned Performance Units or in some combination thereof as specified in the Performance Unit Award Agreement. The Committee may provide that settlement of Performance Units shall be deferred, on a mandatory basis or at the election of the Participant.

(e)    Voting Rights. A Participant shall have no voting rights with respect to any Performance Units granted hereunder.

(f)    Termination of Employment or Service. Each Performance Unit Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout respecting an Award of Performance Units following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Performance Units and may reflect distinctions based on reasons for termination of employment or service.

12.    Other Stock-Based Awards.

(a)    Grant. The Committee shall have the right to grant other Awards that may include, without limitation, the grant of Shares based on attainment of Performance Measure(s) established by the Committee, the payment of Shares as a bonus in lieu of cash based on attainment of Performance Measure(s) established by the Committee, and the payment of Shares in lieu of cash under any Company incentive, bonus or other compensation program.

(b)    Award Agreement. Other Stock-Based Awards may be evidenced by an Award Agreement that specifies Period(s) of Restriction, if any, the number of Shares to be awarded, applicable performance period(s) and Performance Measure(s), if any, the nature of other applicable vesting conditions and/or restrictions on transferability, and such other provisions as the Committee shall determine.

(c)    Period of Restriction. Except as otherwise provided hereinafter, or in a Participant’s Award Agreement upon a termination of employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries, or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, Awards granted pursuant to this Section 12 shall have a minimum Period of Restriction of one (1) year, which period may, at the discretion of the Committee, lapse in stages over such period on a pro-rated, graded, or cliff basis (as specified in an Award Agreement.) Notwithstanding the above, an Award of payment of Shares in lieu of cash under a Company incentive, bonus or other compensation program shall not be subject to the minimum Period of Restriction limitations described above.

(d)    Payment of Other Stock-Based Awards. Subject to Section 12(c) hereof, payment under or settlement of any such Other Stock-Based Award shall be made in such manner and at such times as the Committee may specify in the Award Agreement for such Other Stock-Based Award. The Committee may provide that settlement of Other Stock-Based Awards shall be deferred, on a mandatory basis or at the election of the Participant

(e)    Termination of Employment or Service. The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination of employment or service.

13.    Dividend Equivalents.

(a)    Dividend Equivalents. Dividend Equivalents may be granted by the Committee based on dividends declared on the common stock of the Company, to be credited as of dividend payment dates during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed or expires, as determined by the Committee. Such Dividend Equivalents shall be settled in cash or Shares at such time and subject to such restrictions and limitations as may be determined by the Committee. In addition, Dividend Equivalents with respect to an Award subject to vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the Award vests.

(b)    No Dividend Equivalents on Options or SARs. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

14.    Conditions Applicable to Performance-Based Awards.

(a)    Performance Measures. The Committee may specify that the attainment of one or more Performance Measures set forth in this Section 14 shall determine the degree of granting, vesting and/or payout with respect to any Awards. The performance goals to be used for such Awards may be, but are not required to be, chosen from among the following performance measures (the “Performance Measures”): total shareholder return, stock price, net customer sales, volume, gross profit, gross margin, operating profit, operating margin, management profit, earnings from continuing operations (including derivatives thereof before interest, taxes, depreciation and/or amortization), earnings per share from continuing operations, net operating profit after tax, net earnings, net earnings per share, brand contribution to earnings, return on assets, return on investment, return on equity, return on invested capital, cost of capital, average capital employed, cash value added, economic value added, cash flow, cash flow from operations, working capital, working capital as a percentage of net customer sales, asset growth, asset turnover, market share, customer satisfaction, and employee satisfaction. The targeted level or levels of performance with respect to such Performance Measures may be established at such levels and on such terms as the Committee may determine, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments or functions, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

(b)    Excluded Financial Items. Measurement of performance goals with respect to the Performance Measures above may, in the discretion of the Committee, exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, as well as the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other filings with the SEC or as otherwise determined by the Committee.

(c)    Alternative Performance Measures. Performance Measures may differ for Awards granted to any one Participant or to different Participants.

(d)    Adjustment of Awards. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established Performance Measure(s).

15.    Transferability of Awards. Incentive Stock Options may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant. Other Awards shall be transferable to the extent provided in the Award Agreement or as permitted by the Committee, except that no Award may be transferred for consideration.
16.    Taxes. Each Participant must pay the Company, or make provision satisfactory to the Committee for payment of, any taxes required by Applicable Law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. In the absence of a contrary determination by the Company (or, with respect to withholding pursuant to clause (b) below with respect to Awards held by individuals subject to Section 16 of the Exchange Act, a contrary determination by the Committee), all tax withholding obligations will be calculated based on the minimum applicable statutory withholding rates. Subject to any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (a) to the extent permitted by the Committee, in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (b) to the extent permitted by the Committee, in whole or in part by delivery of Shares, including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their fair market value on the date of delivery, (c) to the extent permitted by the Committee, if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (i) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Committee, or (d) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Committee. Notwithstanding any other provision of the Plan, the number of Shares which may be so delivered or retained pursuant to clause (b) of the immediately preceding sentence shall be limited to the number of Shares which have a fair market value on the date of delivery or retention no greater than the aggregate amount of such liabilities based on the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable Award under generally accepted accounting principles in the United States of America); provided, however, to the extent such Shares were acquired by Participant from the Company as compensation, the Shares must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes; provided, further, that, any such Shares delivered or retained shall be rounded up to the nearest whole Share to the extent rounding up to the nearest whole Share does not result in the liability classification of the applicable Award under generally accepted accounting principles in the United States of America. If any tax withholding obligation will be satisfied under clause (b) above by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

17.    Conditions Upon Issuance of Shares.

(a)    Compliance with Applicable Laws. Shares shall not be issued pursuant to the exercise or payment of an Award unless the exercise of such Award and/or the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)    Required Investment Intent. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

18.    Adjustments Upon Changes in Capitalization. In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange, extraordinary dividend, or any change in the corporate structure affecting the Shares, such adjustment shall be made in the number and kind of Shares that may be delivered under the Plan, in the limits set forth in
Sections 3(c) and 3(d), and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the Exercise Price, grant price or other price of Shares subject to outstanding Awards, any performance conditions relating to Shares, the market price of Shares, or per Share results, and other terms and conditions of outstanding Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number. Adjustments made by the Committee pursuant to this Section 18 shall be final, binding, and conclusive.

19.    Change in Control, Cash-Out and Termination of Underwater Options/SARs, and Subsidiary Disposition.

(a)    Change in Control. Except as otherwise provided in a Participant’s Award Agreement or pursuant to Section 19(b) hereof, immediately prior to the occurrence of a Change in Control, but conditioned upon the consummation of such Change of Control, unless otherwise specifically prohibited under Applicable Laws:

(i)    any and all outstanding Options and SARs granted hereunder shall become immediately exercisable unless such Awards are assumed, converted or replaced by the continuing entity; provided, however, that in the event of a Participant’s termination of employment without Cause within twenty-four (24) months following consummation of a Change in Control, any assumed, converted or replaced Awards will become immediately exercisable;

(ii)    any Period of Restriction or other restriction imposed on Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards shall lapse unless such Awards are assumed, converted or replaced by the continuing entity; provided, however, that in the event of a Participant’s termination of employment without Cause within twenty-four (24) months following consummation of a Change in Control, the Period of Restriction on any assumed, converted or replaced Awards shall lapse; and

(iii)    any and all Performance Shares, Performance Units and other Awards (if performance-based) shall vest on a pro rata monthly basis, including full credit for partial months elapsed, and will be paid based on (A) the level of performance achieved as of the date of the Change in Control, if determinable, or (B) at the target level, if not determinable. The amount of the vested Award may be computed under the following formula: total Award number of Shares times (number of full months elapsed in shortest possible vesting period divided by number of full months in shortest possible vesting period) times percent performance level achieved immediately prior to the specified effective date of the Change in Control.

With respect to paragraphs (i) and (ii) of Section 19(a) above, the Award Agreement may provide that any assumed, converted or replaced awards will become immediately exercisable or any Period of Restriction shall lapse in the event of a termination of employment by the Participant for “good reason” as such term is defined in any employment agreement or severance agreement or policy applicable to such Participant.

(b)    Cash-Out and Termination of Underwater Options/SARs. The Committee may, in its sole discretion, provide that (i) all outstanding Options and SARs shall be terminated upon the occurrence of a Change in Control and that each Participant shall receive, with respect to each Share subject to such Options or SARs, an amount in cash equal to the excess of the Fair Market Value of a Share immediately prior to the occurrence of the Change in Control over the Option Exercise Price or the SAR grant price; and (ii) Options and SARs outstanding as of the date of the Change in Control may be cancelled and terminated without payment therefore if the Fair Market Value of a Share as of the date of the Change in Control is less than the Option Exercise Price or the SAR grant price.

(c)    Subsidiary Disposition. The Committee shall have the authority, exercisable either in advance of any actual or anticipated Subsidiary Disposition or at the time of an actual Subsidiary Disposition and either at the time of the grant of an Award or at any time while an Award remains outstanding, to provide for the automatic full vesting and exercisability of one or more outstanding unvested Awards under the Plan and the termination of restrictions on transfer and repurchase or forfeiture rights on such Awards, in connection with a Subsidiary Disposition, but only with respect to those Participants who are at the time engaged primarily in Continuous Service with the Subsidiary involved in such Subsidiary Disposition. The Committee also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the affected Participant’s Continuous Service with that Subsidiary within a specified period following the effective date of the Subsidiary Disposition. The Committee may provide that any Awards so vested or released from such limitations in connection with a Subsidiary Disposition shall remain fully exercisable until the expiration or sooner termination of the Award.

20.    Amendment, Suspension or Termination of the Plan.

(a)    Amendment, Modification and Termination. Subject to Section 20(d), the Board or the Committee may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that, to the extent required by Applicable Law, stockholder approval shall be obtained for any amendment to the Plan.

(b)    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 18 hereof) affecting the Company or the financial statements of the Company or of changes in Applicable Laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
x

(c)    Awards Previously Granted. No termination, amendment or modification of the Plan or of any Award shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the participant holding such Award, unless such termination, modification or amendment is required by Applicable Laws and except as otherwise provided herein.

(d)    No Repricing. Except for adjustments made pursuant to Section 18, without the approval of the stockholders of the Company, no amendment to an Option or SAR shall reduce the Exercise Price of an outstanding Option or the grant price of an outstanding SAR, nor may any outstanding Options or outstanding SARs be cancelled or surrendered to the Company in exchange for cash or another Award when the Option or SAR Exercise Price or grant price per Share exceeds the Fair Market Value of the underlying Shares without the approval of the stockholders of the Company.

21.    Reservation of Shares.

(a)    Maintenance of Authorized Shares. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)    Inability to Obtain Regulatory Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.    Rights and Obligations of Participants.

(a)    Continued Service. The Plan shall not confer upon any Participant any right with respect to continuation of employment, service as a director or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment, service as a director or consulting relationship at any time, with or without cause.

(b)    Participant. No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

(c)    Clawback Policy Obligations. All Awards (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) granted to a Participant are subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy that has been, or will be, adopted by the Company, including any such policy that may be adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the SEC or any applicable securities exchange thereunder or any other Applicable Law, or to the extent that such forfeiture or repayment may be required by any other Applicable Law.

23.    Successors. All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award agreements shall be deemed to refer to such successors.

24.    Restatement Effective Date; Approval of Plan by Stockholders. This amended and restated Plan will become effective on the Restatement Effective Date. This amended and restated Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date on which the Board first adopts this amended and restated Plan. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws. If this amended and restated Plan is not approved by the Company’s stockholders, this amended and restated Plan will not become effective, no Awards will be granted under this amended and restated Plan and the Original Plan will continue in full force and effect in accordance with its terms.

25.    Legal Construction.

(a)    Gender, Number and References. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural. Any reference in the Plan to a Section of the Plan either in the Plan or any Award agreement or to an act or code or to any section thereof or rule or regulation thereunder shall be deemed to refer to such Section of the Plan, act, code, section, rule or regulation, as may be amended from time to time, or to any successor Section of the Plan, act, code, section, rule or regulation.

(b)    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(c)    Requirements of Law. The granting of Awards and the issuance of Shares or cash under the Plan shall be subject to all Applicable Laws and to such approvals by any governmental agencies or national securities exchanges as may be required.

(d)    Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

(e)    Non-Exclusive Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

(f)    Code Section 409A Compliance. To the extent applicable, it is intended that this Plan and any Awards granted hereunder be exempt from or comply with the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (“Section 409A”). Any provision that would cause the Plan or any Award granted hereunder to fail to satisfy Section 409A or to be exempt therefrom shall have no force or effect until amended to comply with Section 409A or to secure any such exemption, which amendment may be retroactive to the extent permitted by Section 409A. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Continuous Service will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Continuous Service. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.” Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Committee determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

WD-40 COMPANY
2016 STOCK INCENTIVE PLAN GLOSSARY
As used in the Plan, the following definitions shall apply:

1)    “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, and the rules of any applicable stock exchange or national market system.

2)    “Award” means, individually or collectively, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Dividend Equivalents and Other Stock-Based Awards granted under the Plan.

3)    “Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award.

4)    “Board” means the Board of Directors of the Company.

5)    “Cause” means (i) the Participant’s commission of acts subject to prosecution as a felony involving moral turpitude; (ii) the Participant’s material breach of fiduciary duty as an executive officer or director of the Company which has resulted, or is likely to result, in material economic damage to the Company; or (iii) the Participant’s willful gross misconduct or willful gross neglect of duties (other than any such neglect resulting from the Participant's incapacity due to physical or mental illness); provided that no act or failure to act by the Participant will constitute “Cause” under clause (ii) if the Executive believed in good faith that such act or failure to act was in the best interest of the Company. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer of the Company or a member of the Committee or another authorized officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done or omitted to be done by the Participant in good faith and in the best interests of the Company. The cessation of employment of the Participant shall not be deemed to be for Cause unless and until the Chief Executive Officer, the Vice President, Chief People, Culture and Capability Officer, and the Vice President, General Counsel unanimously agree that, in their good faith opinion, the Participant is guilty of the conduct described in subsections (i), (ii) or (iii) above, and so notify the Participant specifying the particulars thereof in detail.

6)    “Change in Control” means:

a)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act ) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection, the following acquisitions shall not constitute a Change in Control: 1) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), 2) any acquisition by the Company, including any acquisition which, by reducing the number of shares outstanding, is the sole cause for increasing the percentage of shares beneficially owned by any such Person to more than the applicable percentage set forth above, 3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or 4) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

b)    Individuals who, as of the Restatement Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

c)    A reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i) more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) is represented by Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Outstanding Company Common Stock and Outstanding Company Voting Securities were converted pursuant to such Business Combination) and such ownership of common stock and voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

d)    A complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, as to any Participant that is party to a severance agreement with the Company having provisions for payment of severance compensation in the event of a change of control, the definition of Change of Control for purposes of the Plan shall be interpreted in a manner consistent with the definition of a change of control under such severance agreement, provided that Change of Control is assumed to mean, for purposes of Section 19 of the Plan, a consummated Change of Control as otherwise so defined.

        Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

7)    “Code” means the Internal Revenue Code of 1986, as amended.

8)    “Committee” means the entity that conducts the general administration of the Plan as provided in Article 2 hereof. Unless otherwise determined by the Board, the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder shall serve as the “Committee” and, unless otherwise determined by the Board, shall consist of no fewer than two Directors, each of whom is: (a) a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act; and (b) an “independent director” for purpose of the rules of the applicable Securities Exchange on which the Shares are traded, to the extent required by such rules. All references in the Plan to the “Committee” shall be, as applicable, to the Board or the Committee or, to the extent the Board’s or the Committee’s powers or authority under the Plan have been delegated to one or more persons pursuant to Section 2(c), to such person(s) unless and until such delegation has been revoked.

9)    “Company” means WD-40 Company and any successor thereto as provided in Section 23 of the Plan.

10)    “Consultant” means any consultant or advisor engaged to provide services to the Company or any Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

11)    “Continuous Service” means that the provision of services to the Company or any Subsidiary in any capacity of Employee, Director or Consultant is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company.

12)    “Director” means any individual who is a member of the Board of Directors of the Company or a Subsidiary who is not an Employee.

13)    “Dividend” means the dividends declared and paid on Shares subject to an Award.

14)    “Dividend Equivalent” means, with respect to Shares subject to an Award, a right to be paid an amount equal to the Dividends declared and paid on an equal number of outstanding Shares.

15)    “Employee” means any employee of the Company or a Subsidiary.

16)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

17)    “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

18)    “Fair Market Value” means, as of any date, the value of a Share determined as follows:

a)    Where there exists a public market for the Share, the Fair Market Value shall be (A) the closing sales price for a Share on the date of the determination (or, if no sales were reported on that date, on the last trading date on which such sales were reported) on the New York Stock Exchange, the NASDAQ National Market or the principal securities exchange on which the Share is listed for trading, whichever is applicable, or (B) if the Share is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the NASDAQ Small Cap Market, in each case, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

b)    In the absence of an established market of the type described above, for the Share, the Fair Market Value thereof shall be determined by the Committee in good faith, and such determination shall be conclusive and binding on all persons.

19)    “Full-Value Award” means Awards other than Options, SARs, or other Awards for which the Participant pays, upon exercise, the grant date intrinsic value directly or by forgoing a right to receive a cash payment from the Company.

20)    “Incentive Stock Option” or “ISO” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

21)    “Nonqualified Stock Option” means an Option that is not intended to meet the requirement of Section 422 of the Code.

22)    “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan, as described in Section 6 of the Plan.

23)    “Original Plan” has the meaning set forth in Section 1(a).

24)    “Other Stock-Based Award” means a Share-based or Share-related Award granted pursuant to Section 12 of the Plan.

25)    “Participant” means a current or former Employee, Director or Consultant who has rights relating to an outstanding Award.

26)    “Performance Measures” shall have the meaning set forth in Section 14(a) of the
Plan.

27)    “Performance Share” means an Award granted to a Participant, as described in Section 10 of the Plan.

28)    “Performance Unit” means an Award granted to a Participant, as described in Section 11 of the Plan.

29)    “Period of Restriction” means the period Restricted Stock, Restricted Stock Units or Other Stock-Based Awards are subject to a substantial risk of forfeiture and/or are not transferable, as provided in Sections 8, 9 and 12 of the Plan.

30)    “Plan” means this amended and restated WD-40 Company 2016 Stock Incentive Plan.

31)    “Restatement Effective Date” means the date on which the Company’s stockholders approve this amended and restated Plan.

32)    “Restricted Stock” means an Award granted to a Participant, as described in Section 8 of the Plan.

33)    “Restricted Stock Units” means an Award granted to a Participant, as described in Section 9 of the Plan.

34)    “SEC” means the United States Securities and Exchange Commission.

35)    “Share” means a share of common stock of the Company, par value $.001 per share, subject to adjustment pursuant to Section 18 herein.

36)    “Stock Appreciation Right” or “SAR” means an Award granted to a Participant, as described in Section 7 of the Plan.

37)    “Subsidiary” means any corporation in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least fifty percent (50%) of the combined equity thereof. Notwithstanding the foregoing, for purposes of determining whether any individual may be a Participant for purposes of any grant of Incentive Stock Options, the term “Subsidiary” shall have the meaning ascribed to such term in Code Section 424(f).

38)    “Subsidiary Disposition” means the disposition by the Company of its equity holdings in any Subsidiary effected by a merger or consolidation involving that Subsidiary, the sale of all or substantially all of the assets of that Subsidiary or the Company’s sale or distribution of substantially all of the outstanding capital stock of such Subsidiary.

WD-40 COMPANY

VOTE

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Go to **www.envisionreports.com/WDFC** or scan the QR code — login details are located in the shaded bar below.

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Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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2023 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, MARK, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors of WD-40 Company ("Company") recommends a vote FOR the listed nominees and FOR Proposals 2, 4, 5 and 1 YEAR on Proposal 3.

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - Steven A. Brass	☐	☐	☐	02 - Cynthia B. Burks	☐	☐	☐	03 - Daniel T. Carter	☐	☐	☐
04 - Eric P. Etchart	☐	☐	☐	05 - Lara L. Lee	☐	☐	☐	06 - Edward O. Magee, Jr.	☐	☐	☐
07 - Trevor I. Mihalik	☐	☐	☐	08 - Graciela I. Monteagudo	☐	☐	☐	09 - David B. Pendarvis	☐	☐	☐
10 - Gregory A. Sandfort	☐	☐	☐	11 - Anne G. Saunders	☐	☐	☐				

3. To hold an advisory vote on the frequency of future advisory votes on executive compensation; 1 Year ☐ 2 Years ☐ 3 Years ☐ Abstain ☐

1 U P X

03VQ8D

The 2023 Annual Meeting of Stockholders of WD-40 Company will be held on December 12, 2023 at 10:00 a.m. PST, virtually via the Internet at www.meetnow.global/MNZ962Q.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Notice of Internet Availability of Proxy Materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/WDFC

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▼ **IF VOTING BY MAIL, MARK, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — WD-40 Company

This Proxy Is Solicited On Behalf of the Board of Directors ("Board")

The undersigned, revoking previous proxies for WD-40 Company common stock, hereby appoints Steven A. Brass and Phenix Q. Kiamilev, and each of them, proxies of the undersigned, with power of substitution to each, to vote all common stock of WD-40 Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held virtually, December 12, 2023 at 10:00 a.m. PST and at any adjournments thereof.

If the undersigned is a participant in WD-40 Company's Profit Sharing/401(k) Plan, the undersigned directs Empower Trust Company, LLC ("Empower"), as trustee under the plan, to vote all shares of WD-40 Company's common stock allocated to the undersigned under the plan at the 2023 Annual Meeting in accordance with the instructions on the reverse side. Please submit your vote prior to December 8, 2023, 2:00 p.m. PST. (If you fail to give voting instructions to Empower, the plan has directed Empower to vote shares allocated to you in accordance with the Board's recommendations.)

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the listed nominees and FOR Proposals 2, 4, 5 and 1 YEAR on Proposal 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

If you vote by telephone, Internet, or in person, please DO NOT mail back this proxy card.

(Items to be voted appear on reverse side)

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C Non-Voting Items

Change of Address — Please print new address below.